                                                                     Exhibit 4.4

                           REVOLVING CREDIT AGREEMENT

                                   dated as of

                                December 10, 2002

                                      among

                           LYONDELL-CITGO REFINING LP,
                         a Delaware Limited Partnership,

                            The Lenders from time to
                              time parties hereto,

                           CREDIT SUISSE FIRST BOSTON,
                          as Administrative Agent, and

              CREDIT SUISSE FIRST BOSTON and BANK OF AMERICA, N.A.,
                                   as Issuers

                                   $70,000,000

                                 as arranged by

         CREDIT SUISSE FIRST BOSTON and BANC OF AMERICA SECURITIES LLC, as Lead Arrangers and as Joint Book Runners

                                       and

              CREDIT SUISSE FIRST BOSTON and BANK OF AMERICA, N.A.,
                              as Syndication Agents

                                       and

                  WESTLB AG, NEW YORK BRANCH and SUNTRUST BANK,
                           as Co-Documentation Agents

                                TABLE OF CONTENTS

                                                                                      Page
ARTICLE I    DEFINITIONS .........................................................      1

     Section 1.01   Certain Defined Terms ........................................      1

     Section 1.02   Other Definitional Provisions ................................     24

     Section 1.03   Captions .....................................................     24

ARTICLE II   CREDIT FACILITY .....................................................     25

     Section 2.01   The Facility .................................................     25

     Section 2.02   Making the Loans .............................................     25

     Section 2.03   Letters of Credit ............................................     26

     Section 2.04   Reduction or Termination of Commitments ......................     30

     Section 2.05   Fees .........................................................     31

     Section 2.06   Interest; Determination and Protection; Illegality ...........     31

     Section 2.07   Voluntary Interest Period Conversion .........................     34

ARTICLE III  PAYMENTS, PREPAYMENTS, INCREASED COSTS AND TAXES ....................     34

     Section 3.01   Payments and Computations ....................................     34

     Section 3.02   Mandatory Prepayments ........................................     35

     Section 3.03   Voluntary Prepayments ........................................     36

     Section 3.04   Funding Losses Relating to Eurodollar Rate Loans .............     36

     Section 3.05   Increased Costs; Capital Adequacy ............................     37

     Section 3.06   Taxes ........................................................     38

     Section 3.07   Substitution of Lender .......................................     40

ARTICLE IV   CONDITIONS PRECEDENT ................................................     41

     Section 4.01   Initial Conditions to Loans and Letters of Credit ............     41

     Section 4.02   Conditions to Each Borrowing .................................     44

     Section 4.03   Conditions to Each Letter of Credit ..........................     45

     Section 4.04   Conditions to Conversions ....................................     45

     Section 4.05   Deemed Fulfilled Conditions ..................................     46

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF THE BORROWER ......................     46

     Section 5.01   Organization; Power; Qualification ...........................     46

     Section 5.02   Authorization; Enforceability; Absence of Conflicts; Required
                    Consents .....................................................     47

     Section 5.03   Compliance With Laws; Environmental Matters ..................     47

     Section 5.04   No Defaults ..................................................     48

     Section 5.05   Litigation ...................................................     48

     Section 5.06   Financial Statements; Disclosure .............................     48

     Section 5.07   Taxes ........................................................     49

     Section 5.08   Investment Company Act; PUHCA ................................     50

     Section 5.09   Employee Benefit Plans .......................................     50

     Section 5.10   Title to Property; Leases ....................................     50

     Section 5.11   Labor Matters ................................................     51

     Section 5.12   Intellectual Property ........................................     51

     Section 5.13   Use of Proceeds ..............................................     51

     Section 5.14   Location of Real Estate ......................................     51

     Section 5.15   Creation of Liens on Collateral ..............................     51

     Section 5.16   Perfection of Collateral .....................................     52

     Section 5.17   Priority of Liens on Collateral ..............................     52

     Section 5.18   Subsidiaries .................................................     52

     Section 5.19   Excluded Property ............................................     52

ARTICLE VI   FINANCIAL STATEMENTS AND INFORMATION ................................     52

     Section 6.01   Reporting Requirements .......................................     53

     Section 6.02   Books and Records ............................................     55

     Section 6.03   Visits, Inspections and Discussions ..........................     55

ARTICLE VII  CERTAIN COVENANTS ...................................................     56

     Section 7.01   Maintenance of Existence, Properties, and Permits ............     56

     Section 7.02   Compliance With Governmental Requirements ....................     57

     Section 7.03   Payment of Taxes and Claims ..................................     57

     Section 7.04   Insurance; Casualty ..........................................     57

     Section 7.05   Further Assurances Regarding Collateral ......................     59

     Section 7.06   Liens ........................................................     59

     Section 7.07   Restricted Payments ..........................................     59

     Section 7.08   Limitations on Mergers, Etc ..................................     60

     Section 7.09   Disposition of Assets ........................................     60

     Section 7.10   Indebtedness .................................................     60

     Section 7.11   Transactions With Affiliates .................................     61

     Section 7.12   Limitation on Restrictive Covenants ..........................     61

     Section 7.13   Issuance or Disposition of Capital Securities ................     62

     Section 7.14   Investments; Acquisitions ....................................     62

     Section 7.15   Business .....................................................     62

     Section 7.16   Fiscal Year ..................................................     62

     Section 7.17   Financial Covenants ..........................................     62

     Section 7.18   Certain Material Agreements ..................................     63

     Section 7.19   Use of Proceeds ..............................................     64

     Section 7.20   New Subsidiaries .............................................     64

     Section 7.21   New Property .................................................     64

ARTICLE VIII DEFAULT .............................................................     65

     Section 8.01   Events of Default ............................................     65

     Section 8.02   Remedies .....................................................     70

     Section 8.03   Application of Proceeds ......................................     70

     Section 8.04   Cash Collateral ..............................................     71

     Section 8.05   Set-Off; Suspension of Payment and Performance ...............     72

     Section 8.06   Sharing of Recoveries ........................................     72

ARTICLE IX   THE AGENT ...........................................................     72

     Section 9.01   Appointment and Powers .......................................     72

     Section 9.02   Limitation on Agent's Liability ..............................     73

     Section 9.03   Defaults .....................................................     73

     Section 9.04   Rights as a Lender ...........................................     73

     Section 9.05   Indemnification ..............................................     74

     Section 9.06   Non-Reliance on Agent and Other Lenders ......................     74

     Section 9.07   Resignation of the Agent .....................................     74

     Section 9.08   CERTAIN INTENTIONS ...........................................     75

     Section 9.09   Execution of Security Documents ..............................     75

     Section 9.10   Releases of Collateral .......................................     75

ARTICLE X    MISCELLANEOUS .......................................................     75

     Section 10.01  Notices and Deliveries .......................................     75

     Section 10.02  Expenses; Indemnification ....................................     77

     Section 10.03  Rights Cumulative ............................................     79

     Section 10.04  Confidentiality. .............................................     79

     Section 10.05  Amendments; Waivers ..........................................     81

     Section 10.06  Assignments and Participations ...............................      81

     Section 10.07  GOVERNING LAW ................................................      84

     Section 10.08  JUDICIAL PROCEEDINGS; WAIVER OF JURY TRIAL ...................      84

     Section 10.09  Severability of Provisions ...................................      85

     Section 10.10  Counterparts; Integration; Binding Effect ....................      85

     Section 10.11  Entire Agreement .............................................      86

     Section 10.12  Successors and Assigns .......................................      86

ANNEXES, EXHIBITS AND SCHEDULES

Annex A              -   Lender Information

Exhibit A            -   Form of Note
Exhibit B            -   Form of Security Agreement
Exhibit C            -   Form of Mortgage
Exhibit 1.01-A       -   Form of Qualified Subordinated Debt
Exhibit 2.02         -   Form of Notice of Borrowing
Exhibit 2.03(c)-1    -   Form of Commercial Letter of Credit Reimbursement Agreement
Exhibit 2.03(c)-2    -   Form of Standby Letter of Credit Reimbursement Agreement
Exhibit 2.03(d)      -   Form of Letter of Credit Request
Exhibit 2.07         -   Form of Notice of Conversion
Exhibit 4.01(c)      -   Form of Secretary's Certificate
Exhibit 4.01(g)-1    -   Form of Opinion of New York and Texas Counsel to Borrower
Exhibit 4.01(g)-2    -   Form of Opinion of Texas Corporate Counsel to Borrower
Exhibit 4.01(h)      -   Form of Officer's Certificate
Exhibit 6.01(a)      -   Form of Quarterly Compliance Certificate
Exhibit 6.01(b)      -   Form of Annual Compliance Certificate
Exhibit 10.04(c)-1   -   Form of Assignee Confidentiality Agreement
Exhibit 10.04(c)-2   -   Form of Participant Confidentiality Agreement
Exhibit 10.04(c)-3   -   Form of Outside Representative Confidentiality Agreement
Exhibit 10.06(a)     -   Form of Assignment Agreement

Schedule A           -   ERISA Assumptions
Schedule B           -   Legal Descriptions of Excluded Property Consisting of Real Property
Schedule C           -   Legal Description of the Refinery
Schedule 5.15        -   UCC Financing Statements

                           REVOLVING CREDIT AGREEMENT
                          dated as of December 10, 2002

       LYONDELL-CITGO REFINING LP, a Delaware limited partnership, the LENDERS listed on the signature pages hereof and any Lender hereafter becoming a party hereto in accordance with the provisions hereof, and CREDIT SUISSE FIRST BOSTON, as Administrative Agent, agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

       Section 1.01 Certain Defined Terms. As used in this Revolving Credit Agreement, the following terms have the meanings assigned to them below:

       "Acceptable Security Interest" in any Property means a Lien which (a) exists in favor of the Collateral Agent for the benefit of the Secured Parties;
(b) is a first priority Lien superior to all other Liens (other than Permitted Liens); (c) secures the Obligations; (d) is perfected (to the extent it can be perfected by filing a financing statement or recording a mortgage or deed of trust) and enforceable against all Persons in preference to any rights of any such Person therein (other than Permitted Liens); and (e) is in full force and effect.

       "Accumulated Funding Deficiency" has the meaning specified in Section 302 of ERISA.

       "Adjusted Base Rate" means, at any time, the sum of the Base Rate plus the Applicable Margin for Base Rate Loans, in each case, as in effect at such time.

       "Adjusted Eurodollar Rate" means, for any day in an Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the sum of (a) the quotient, expressed as a percentage, resulting from the division of (i) the Eurodollar Rate for such Interest Period by (ii) the percentage equal to 100% minus the Eurodollar Rate Reserve Percentage in effect on such day, plus (b) the Applicable Margin in effect on such day.

       "Affiliate" means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with, such Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or limited liability company, partnership or other ownership interests, by contract or otherwise). For purposes of this Agreement, each of the Partners is an Affiliate of the Borrower.

       "Affiliate Indebtedness" means, as to any Person, Indebtedness of such Person which is owed to any Affiliate of such Person.

       "Agent" means Credit Suisse First Boston, in its capacity as administrative agent for the Lenders pursuant to this Agreement, and any successor Agent appointed pursuant to Section 9.07.

       "Agent's Office" means the address of the Agent specified in or determined in accordance with the provisions of Section 10.01.

       "Agreement" means this Revolving Credit Agreement, including all attached Schedules, Annexes and Exhibits, each as amended, modified and supplemented from time to time.

       "Applicable Letter of Credit Fee Percentage" means, at any time, the per annum percentage equal to the Applicable Margin (with respect to any Eurodollar Rate Loan) at such time.

       "Applicable Margin" means:

       (a) with respect to any Eurodollar Rate Loan the margin calculated as set out below:

              (i) for the period from and including the Closing Date to but excluding the first anniversary thereof, the Applicable Margin shall be 3.00%; and

              (ii) for the period from and including the first anniversary of the Closing Date and at all times thereafter, the Applicable Margin shall be 3.50%; and

       (b) with respect to any Base Rate Loan, the margin calculated as set out below:

              (i) for the period from and including the Closing Date to but excluding the first anniversary thereof, the Applicable Margin shall be 1.00%; and

              (ii) for the period from and including the first anniversary of the Closing Date and at all times thereafter, the Applicable Margin shall be 1.50%.

       "Applicable UCC" means, with respect to any Collateral that is personal property or otherwise governed by such Applicable UCC, the Uniform Commercial Code in effect in any state the law of which governs the perfection of the Lien of the Agent in such Collateral.

       "Assignment Agreement" means any agreement substantially in the form of
Exhibit 10.06(a) with respect to an assignment in accordance with Section 10.06.

       "Available Credit" means, at the time of any determination, an amount equal to (a) the Total Revolving Commitment, minus (b) the aggregate outstanding principal amount of Loans, minus (c) the Letter of Credit Obligations.

       "Available Net Proceeds" means (a) Net Proceeds minus (b) Net Proceeds used to prepay Term Loans and Term Obligations in accordance with the Term Credit Agreement.

       "Average Consolidated Indebtedness" means, as of the date of any determination, without duplication of amounts, the average of the aggregate amounts outstanding at the end of each month during the Borrower's four most recently ended fiscal quarters of all obligations (other than obligations in respect of Interest Rate Protection Agreements) of the Borrower and the Subsidiaries in respect of the principal amount of all Indebtedness, including, without limitation, the Loans, the Letter of Credit Obligations, the Term Loans, all Qualified Subordinated Debt, all Permitted Replacement Debt and all Distribution Debt.

       "Average Debt to EBITDA Ratio" means, as of the date of any determination, the ratio of (a) Average Consolidated Indebtedness over the Borrower's four most recently ended fiscal quarters (excluding from the computation thereof obligations of the Borrower and its Subsidiaries in respect of the principal amount of all Qualified Subordinated Debt that is Affiliate Indebtedness) to (b) Consolidated EBITDA for such fiscal quarters.

       "Ballpark" means all of the Borrower's right, title, and interest in that certain tract of land, together with all improvements situated thereon, located in Harris County, Texas, referred to as "Tract 11: Ballpark" and being more particularly described by metes and bounds on Schedule B to this Agreement, and any additional right, title, or interest in such parcel of land acquired by the Borrower after the Closing Date.

       "Bankruptcy Law" means Title 11 of the United States Code or any other federal or state law, or any foreign law, relating to bankruptcy, insolvency, reorganization, relief or protection of debtors.

       "Base Rate" means, for any day, a rate per annum equal to the higher of
(a) the Prime Rate in effect on such day and (b) the sum of 0.5%, plus the Federal Funds Rate in effect on such day.

       "Base Rate Loan" means any Loan made pursuant to Section 2.01 that bears interest computed on the basis of the Adjusted Base Rate.

       "Benefit Plan" means, with respect to any Person at any time, any "employee pension benefit plan" as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code (excluding any Multiemployer Benefit
Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within six years preceding the time in question were, in whole or in part, the responsibility of such Person or with respect to which such Person or an ERISA Affiliate of such Person was a "contributing sponsor" or an "employer" as defined in Section 4001 and Section 3(5), respectively, of ERISA.

       "Birmingport Facility" means the tract or tracts of land, together with all improvements situated thereon, located in Birmingport, Alabama, and referred to as the "Birmingport Facility" and being more particularly described by metes and bounds on Schedule B to this Agreement.

       "Borrower" means LYONDELL-CITGO Refining LP, a Delaware limited partnership.

       "Borrowing" means one or more borrowings by the Borrower on the same day under and pursuant to this Agreement, each of which consists of Loans of the same Type by the Lenders.

       "Business Day" means a day of the year on which banks are not authorized or required to be closed in New York City and, if the applicable Business Day relates to any Eurodollar Rate Loans, on which dealings are carried on between prime banks in the London interbank market.

       "Capital Lease" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement, and, for purposes of this Agreement, the amount of any Capital Lease obligation at any date shall be the capitalized amount thereof at such date as determined in accordance with GAAP as in effect on the date of this Agreement.

       "Capital Security" means (a) any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of a corporate equity security or other equity interest in a Person and (b) any debt security or other evidence of Indebtedness which is convertible into or exchangeable for, or any option, warrant or other right to acquire, any Capital Security of any type referred to in clause (a) of this definition.

       "Change of Control" means the failure of CITGO or Lyondell, individually or collectively, to own, legally and beneficially, directly or indirectly, at least 35% of the outstanding ownership and voting interests in the Borrower.

       "Charter Documents" means, with respect to (a) the Borrower, (i) its Certificate of Limited Partnership, (ii) the Partnership Agreement and (iii) its Certificate of Conversion, and (b) with respect to any other Person, (i) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of such Person, (ii) the bylaws, limited liability company agreement or regulations (or the equivalent governing documents) of such Person and (iii) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of such Person's Capital Securities or of any rights in respect of such Person's Capital Securities.

       "CITGO" means CITGO Petroleum Corporation, a Delaware corporation.

       "CITGO GP" means CITGO Gulf Coast Refining Inc., a Delaware corporation that is a Wholly Owned Subsidiary of CITGO and a general partner in the Borrower.

       "Closing Date" means the earlier of: (a) the date as of which the initial Loans are made to the Borrower pursuant to this Agreement, and (b) the date as of which all the conditions set out in Section 4.01 are satisfied or waived by the Lenders.

       "Code" means the Internal Revenue Code of 1986.

       "Collateral" means all Property of the Borrower and its Subsidiaries (whether now owned or hereafter acquired) other than Excluded Property.

       "Collateral Agent" means Credit Suisse First Boston, in its capacity as collateral agent for the Secured Parties, and any successor Collateral Agent appointed pursuant to Section 9.07.

       "Commitment" means, with respect to each Lender, the amount set forth opposite such Lender's name under the heading "Commitment" on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount set forth in the applicable Assignment Agreement, in either case as the same may be reduced from time to time pursuant to Sections 2.04 and 3.02(a) or increased or reduced from time to time pursuant to assignments in accordance with Section 10.06.

       "Company Pipelines" shall have the meaning given such term in the Contribution Agreement, as in effect on the date hereof.

       "Confidential Information" has the meaning specified in Section 10.04.

       "Consolidated EBIT" means, for any period, without duplication of amounts, the sum of (a) Net Income for such period, plus (b)(i) such amount of Consolidated Interest Expense for such period as was deducted in determining such Net Income and (ii) the amount classified as income tax expense and deducted in determining such Net Income.

       "Consolidated EBITDA" means, for any period, without duplication of amounts, the sum of (a) Consolidated EBIT for such period, plus (b) the amount classified as depreciation and amortization expense and deducted in determining Net Income for such period.

       "Consolidated Indebtedness" means, as of the date of any determination, without duplication of amounts, the aggregate amount of all obligations (other than obligations in respect of Interest Rate Protection Agreements) of the Borrower and the Subsidiaries in respect of the principal amount of all Indebtedness, including, without limitation, the Loans, the Letter of Credit Obligations, the Term Loans, all Qualified Subordinated Debt, all Permitted Replacement Debt and all Distribution Debt as of such date.

       "Consolidated Interest Expense" means, for any period, without duplication of amounts, the sum of (a) the amount classified as interest costs and deducted in determining Net Income for such period, plus (b) the interest costs of the Borrower and the Subsidiaries on a consolidated basis and capitalized in accordance with GAAP for such period and not deducted in determining Net Income for such period.

       "Consolidated Net Worth" means, as of the date of any determination, without duplication of amounts, (a) the aggregate amount of total assets of the Borrower and the Subsidiaries, minus (b) the aggregate amount of the total liabilities of the Borrower and the Subsidiaries, in each case as of the end of the Borrower's most recently ended fiscal quarter and determined on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement and as applied on a basis consistent with the basis on which GAAP was applied in the preparation of the Initial Financial Statements; provided, however, that solely for the purpose of calculating the Borrower's compliance with the Consolidated Net Worth covenant set out in Section 7.17(c), 50% of the principal amount (excluding any capitalized interest) of all Qualified Subordinated Debt that is Affiliate Indebtedness shall be excluded from the calculation of the aggregate amount of the total liabilities of the Borrower. Without limiting the generality of the foregoing, the liabilities of the Borrower at any time shall include the amount of all Distribution Debt and accrued, unpaid interest thereon at such time.

       "Contract Rights" shall have the meaning given such term in the Security Agreement.

       "Contribution Agreement" means the Contribution Agreement, dated July 1, 1993, between Lyondell and the Borrower, as amended, modified and supplemented from time to time to the extent permitted by Section 7.18, unless the context otherwise requires.

       "Convert", "Conversion" or "Converted" each refers to a conversion of Loans of one Type into Loans of another Type and includes the continuation of Eurodollar Rate Loans as Eurodollar Rate Loans having a new Interest Period.

       "Coverage Ratio" means, as of the date of any determination, the ratio of
(a) Consolidated EBIT for the Borrower's four most recently ended fiscal quarters to (b) Consolidated Interest Expense (excluding from the computation thereof interest costs of the Borrower and its Subsidiaries in respect of the principal amount of all Qualified Subordinated Debt that is Affiliate Indebtedness) for such fiscal quarters.

       "CRIC" means CITGO Refining Investment Company, an Oklahoma corporation.

       "Crude Supply Agreement" means the Crude Supply Agreement, dated as of May 5, 1993, between the Borrower and Lagoven, S.A., a corporation organized under the laws of the Bolivarian Republic of Venezuela (and subsequently assigned to PDVSA Petroleo, S.A.), as amended, modified and supplemented from time to time, unless the context otherwise requires.

       "Current Date" means any day during the 20-day period ending on the Closing Date.

       "Custodian" means any custodian, receiver, sequestrator, trustee or similar official (a) under any Bankruptcy Law, (b) under any business corporation statute in the case of Property of any corporation or (c) under or pursuant to any limited liability company or limited partnership statute in the case of Property of any limited liability company or limited partnership.

       "Debt to Total Capitalization Ratio" means, as of the end of any fiscal quarter of the Borrower, the ratio of (a) Consolidated Indebtedness (excluding from such computation obligations of the Borrower and its Subsidiaries in respect of the principal amount of all Qualified Subordinated Debt that is Affiliate Indebtedness) to (b) the sum of (i) Consolidated Net Worth, plus (ii) Consolidated Indebtedness, in each case as of such time.

       "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would become an Event of Default.

       "Default Rate" means (a) the rate otherwise applicable under Section 2.06(a)(i) or (ii), in each case plus 2.0%, or (b) if there is no such applicable rate in respect of the circumstances for which the Default Rate is used, the Base Rate, plus 2.0%.

       "Distribution Debt" means obligations of the Borrower created under
Section 7.3(C) of the Partnership Agreement in respect of distributions required to be made pursuant to Section 7.4 of the Partnership Agreement.

       "Dollars" and the sign "$" each means lawful money of the United States of America.

       "Domestic Lending Office" means, with respect to each Lender, (a) the branch or office of such Lender set forth below such Lender's name under the heading "Domestic Lending Office" on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment, the branch or office of such Lender set forth under the heading "Domestic Lending Office" in the Assignment Agreement giving effect to such assignment, or (b) such other branch or office of such Lender designated by such Lender to the Agent and the Borrower from time to time as the branch or office at which its Base Rate Loans are to be made or maintained.

       "DRULPA" means the Delaware Revised Uniform Limited Partnership Act.

       "Easements" shall have the meaning given such term in the Contribution Agreement, as in effect on the date hereof.

       "Eligible Assignee" means at any time any Lender, bank, finance company, insurance company, savings and loan association, savings bank, other financial institution or fund that uses as its source of funds to make and maintain any Loan, a source satisfying the "ERISA Assumptions" set out on Schedule A and (a) is regularly engaged in making or purchasing loans or (b) if not regularly engaged in making commercial loans, is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 144A and Regulation D, respectively, under the Securities Act of 1933).

       "Environmental Event" means any emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or noxious noise or odor with respect to which any report or filing to any Governmental Authority is required to be made pursuant to any Environmental Law.

       "Environmental Laws" means any and all Governmental Requirements relating to the environment, including, without limitation, ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including, without limitation, petroleum, petroleum distillates, asbestos or asbestos-containing material or polychlorinated biphenyls).

       "ERISA" means the Employee Retirement Income Security Act of 1974.

       "ERISA Affiliate" means, with respect to any Person, any other Person, including an Affiliate of such first Person, that is a member or at any time within six years of the time in question has been a member of any group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code of which such first Person is or was a member.

       "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System.

       "Eurodollar Lending Office" means, with respect to each Lender, (a) the branch or office of such Lender set forth below such Lender's name under the heading "Eurodollar Lending Office" on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment, the branch or office of such Lender set forth under the heading "Eurodollar Lending Office" in the Assignment Agreement giving effect to such assignment, or (b) such other branch or office of such Lender designated by such Lender to the Agent and the Borrower from time to time as the branch or office at which its Eurodollar Rate Loans are to be made or maintained.

       "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan comprising part of the same Borrowing, for any Interest Period, the rate per annum determined by the Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Rate" shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period, for loans in amounts substantially equal to the Eurodollar Rate Loans for which the Eurodollar Rate is being determined. Each determination by the Agent pursuant to this definition shall be conclusive absent manifest error.

       "Eurodollar Rate Loan" means any Loan made pursuant to Section 2.01 that bears interest computed on the basis of the Adjusted Eurodollar Rate.

       "Eurodollar Rate Reserve Percentage" means, for any day in an Interest Period for any Eurodollar Rate Loan, the reserve percentage applicable on that day under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Agent with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

       "Event of Default" has the meaning specified in Section 8.01.

       "Excluded Property" means all right, title, and interest of the Borrower in and to each of the following, including any Contract Rights in and to the following, which shall not be subject to any Lien in favor of the Agent for the benefit of the Secured Parties:

       (a)    the Crude Supply Agreement;

       (b)    the Supplemental Supply Agreement;

       (c)    the Birmingport Facility;

       (d)    the Ballpark; and

       (e)    the Non-Material Property.

       "Existing Primary Issuer Letters of Credit" means (a) Irrevocable Standby Letter of Credit No. TS-07001921 with a face amount of $885,000 issued by Credit Suisse First Boston for the benefit of Zurich American Insurance Company, for the account of the Borrower and outstanding on the date of this Agreement, (b) Irrevocable Standby Letter of Credit No. TS-07001961 with a face amount of $1,171,425 issued by Credit Suisse First Boston for the benefit of Liberty Mutual Insurance Company, for the account of the Borrower and outstanding on the date of this Agreement, and (c) Irrevocable Standby Letter of Credit No. TS-07001963 with a face amount of $934,572 issued by Credit Suisse First Boston for the benefit of Pacific Employers American Insurance Company, for the account of the Borrower and outstanding on the date of this Agreement.

       "Existing Secondary Issuer Letter of Credit" means the Irrevocable Standby Letter of Credit No. 129066 with a face amount of $9,296,820 issued by Bank of America, N.A. for the benefit of the Texas Natural Resources Conservation Commission, for the account of the Borrower and outstanding on the date of this Agreement.

       "Existing Revolving Credit Agreement" means the $70,000,000 Revolving Credit Agreement dated as of July 20, 2001 among the Borrower, the lenders party thereto and Credit Suisse First Boston, as administrative agent.

       "Existing Term Credit Agreement" means the $450,000,000 Credit Agreement, dated as of July 20, 2001, among the Borrower, the lenders party thereto and Credit Suisse First Boston, as administrative agent.

       "Federal Funds Rate" means, for each day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day received by the Agent from three federal funds brokers of recognized standing selected by it.

       "Fee Letters" means (a) that certain letter from the Agent, Credit Suisse First Boston, Bank of America, N.A., and Banc of America Securities, LLC to the Borrower, dated October 23, 2002, respecting certain fees payable by the Borrower to the Agent, Credit Suisse First Boston, Bank of America, N.A., and Banc of America Securities, LLC, and the Lenders, (b) that certain letter from Credit Suisse First Boston to the Borrower, dated December 6, 2002, respecting certain fees in connection with the issuance of Letters of Credit payable by the Borrower to Credit Suisse First Boston, as Primary Issuer, and (c) that certain letter from Bank of America, N.A., to the Borrower, dated December 6, 2002, respecting certain fees in connection with the deemed Letter of Credit issuance described in the last sentence of Section 2.03(c) payable by the Borrower to Bank of America, N.A., as Secondary Issuer.

       "Financial Statements" means the Initial Financial Statements and the financial statements of the Borrower and the Subsidiaries required to be delivered to the Agent by Sections 6.01(a) and (b).

       "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time and concurred in by the independent certified public accountants certifying the Financial Statements required by Section 6.01(b), applied on a basis consistent (except for changes concurred in by such independent certified public accountants) with the most recent audited Financial Statements delivered to the Agent, except as otherwise specifically provided herein.

       "General Partners" means LRC and CITGO GP.

       "Governmental Approval" means any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority.

       "Governmental Authority" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government or
(b) any school district having the authority to assess and collect Taxes.

       "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority or any obligation included in any certificate, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including, without limitation, any requirement under common law.

       "Granting Lender" has the meaning specified in Section 10.06(h).

       "Gross Proceeds" means, with respect to any Permitted Replacement Debt,
(a) if such Permitted Replacement Debt is incurred by the Borrower in a commercial or other loan transaction or to an Affiliate of the Borrower, the aggregate unpaid principal amount of such Permitted Replacement Debt when it is so incurred, or (b) if such Permitted Replacement Debt is evidenced by "securities" (as defined in the Securities Act of 1933) issued and sold by the Borrower to one or more underwriters for resale or one or more investors for investment, the aggregate gross proceeds received by the Borrower from such sale before the deduction of any expenses related to such sale, provided, that in the case of any sale to an underwriter for resale, if such underwriter's underwriting or similar discount or commission is not reflected as a reduction in the purchase price paid by such underwriter to the Borrower for such Permitted Replacement Debt from the price at which such underwriter initially offers such Permitted Replacement Debt for resale, it shall be deducted, without duplication of amounts, in determining the Gross Proceeds received by the Borrower from such Permitted Replacement Debt.

       "Guaranty" means, for any Person, without duplication, any liability, contingent or otherwise, of such Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any liability of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such obligation, (b) to purchase Property, securities or services for the purpose of assuring the owner of such obligation of the payment of such obligation or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

       "Indebtedness" of any Person means, without duplication, (a) any liability of such Person (i) for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of Property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments,
(iii) in respect of Capital Leases or (iv) in respect of Interest Rate Protection Agreements, (b) any liability secured by any Lien upon any Property of such Person (or upon any revenues, income or profits of such Person therefrom), whether or not such Person has assumed such liability or otherwise become liable for the payment thereof, (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which such Person has incurred, assumed or acquired a liability by means of a Guaranty or (d) with respect to the Borrower, Distribution Debt.

       "Indemnified Person" means, at any time, any Person that is, or at such time was, the Agent, the Collateral Agent, an Issuer, a Lender, an Affiliate of the Agent, the Collateral Agent, an Issuer or a Lender or a director, officer, employee or agent of any such Person.

       "Information" means written information, including, without limitation, data, certificates, reports, statements (excluding Financial Statements) and documents.

       "Initial Financial Statements" means the audited balance sheet of the Borrower as at December 31, 2000 and the related statements of income and cash flows for the Borrower's fiscal year ended on such date, copies of which have been made available to each Lender identified on the signature pages hereof prior to the date of this Agreement.

       "Insurance Proceeds" means any proceeds received from insurance maintained by or on behalf of the Borrower or any of its Subsidiaries and relating to claims with respect to losses of the Borrower or such Subsidiaries, whether such proceeds are payable to any of the Limited Partners or their Affiliates, the Borrower or such Subsidiary, or to the Agent.

       "Intellectual Property" means (a) patents and patent rights, (b) trademarks, trademark rights, trade names, trade name rights, corporate names, business names, trade styles, service marks and logos and (c) copyrights, in each case whether registered, unregistered or under pending registration under the laws of the United States or any other country.

       "Interest Payment Date" means (a) as to Base Rate Loans and as to fees payable under Section 2.05, the last Business Day of March, June, September and December of each year and (b) as to Eurodollar Rate Loans, as set forth in
Section 2.06(a)(ii).

       "Interest Period" means, for each Eurodollar Rate Loan, the period (a) commencing (i) for each such Loan comprising part of the same Borrowing, on the date such Loan is made, and (ii) for each such Loan into which any Loan has been Converted, the date of that Conversion, and (b) ending on the last day of the period selected by the Borrower pursuant to the provisions below. In the case of all Eurodollar Rate Loans, the duration of each Interest Period shall be seven days or one, two, three or six months, in each case as the Borrower may, upon notice received by the Agent not later than 12:00 Noon (New York City time) on the third Business day prior to the first day of such Interest Period, select; provided, however, that: (a) Interest Periods commencing on the same date for Eurodollar Rate Loans comprising part of the same Borrowing shall be of the same duration; (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and (c) no more than eight Interest Periods may be outstanding at any time.

       "Interest Rate Protection Agreement" means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest risks of such Person either generally or under specific contingencies between such Person and any other Person.

       "Issuance Expenses" means, with respect to any Permitted Replacement Debt, without duplication of amounts, the expenses incurred by the Borrower in connection with its issuance or sale of such Permitted Replacement Debt which would be capitalized and classified as debt issuance costs on a balance sheet of the Borrower prepared in accordance with GAAP as in effect on the date of this Agreement; provided, however, that "Issuance Expenses" do not include (a) any amount paid or payable by the Borrower to any Affiliate of the Borrower (other than, if the Affiliate retains a law firm as its counsel in connection with such issuance or sale, the reasonable fees and disbursements of such firm in that connection), (b) any underwriting or other similar discount or commission or (c) any unamortized debt discount.

       "Issuer" means (a) for purposes of the Letter of Credit into which the Existing Secondary Issuer Letter of Credit is deemed to become as of the Closing Date pursuant to Section 2.03(a), the Secondary Issuer, and (b) for purposes of all other Letters of Credit, the Primary Issuer.

       "Issuer's Office" means the address of the appropriate Issuer specified in or determined in accordance with Section 10.01.

       "Lender" means at any time any Person then having any or all of the rights or obligations of a Lender and which (a) is identified as a Lender on the signature pages hereof or (b) has been assigned such rights or obligations pursuant to an Assignment Agreement.

       "Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans or such Lender's Eurodollar Lending Office in the case of Eurodollar Rate Loans.

       "Letter of Credit" means a standby letter of credit or commercial letter of credit issued by any Issuer for the account of the Borrower pursuant to
Section 2.03.

       "Letter of Credit Obligations" means, at the time of any determination, the sum of (a) the Reimbursement Obligations, plus (b) the Letter of Credit Undrawn Amount.

       "Letter of Credit Reimbursement Agreements" means (a) the Standby Agreement for Commercial Letters of Credit in the form of Exhibit 2.03(c)-1 and
(b) the Standby Agreement for Standby Letters of Credit in the form of Exhibit 2.03(c)-2.

       "Letter of Credit Request" has the meaning specified in Section 2.03(d).

       "Letter of Credit Undrawn Amount" means, at the time of any determination, the aggregate amount available for drawing under all outstanding Letters of Credit.

       "Lien" means, with respect to any Property of any Person (or any revenues, income or profits of such Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof, (b) any adverse claim, burden or title defect (including any easement, right of way or other encumbrance on title to real property) in respect of a Person's Property, or (c) any other arrangement under which a Person's Property or any interest therein is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of such Person. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such Property.

       "Limited Partners" means Lyondell LP and CRIC.

       "Litigation" means any case, proceeding, claim, grievance, lawsuit or investigation conducted by or pending before any Governmental Authority or any arbitration proceeding.

       "Loan" means a loan by a Lender to the Borrower pursuant to Section 2.01.

       "Loan Document Claim" means any claim in connection with, arising out of or relating to any Loan Document or any transaction with any Lender, an Issuer or the Agent contemplated thereby, whether direct or indirect, whether based on any federal, state or local law or regulation, securities or commercial law or regulation, under common law or in equity, or on contract, tort or otherwise, regardless of whether the transactions contemplated hereby are ever consummated and regardless of when any such claim arises.

       "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letter of Credit Reimbursement Agreements, the Fee Letters and all other agreements between the Borrower or any Subsidiary and any one or more of the Lenders, the Issuers and the Agent respecting fees payable in connection with this Agreement or any other Loan Document and all other written agreements, documents, instruments and certificates now or hereafter executed or delivered by the Borrower or any Subsidiary to or for the benefit of the Agent, any Issuer or any Lender pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions, increases, restatements, rearrangements or substitutions from time to time of all or any part of the foregoing.

       "LRC" means Lyondell Refining Company, a Delaware corporation.

       "Lyondell" means Lyondell Chemical Company, a Delaware corporation formerly known as Lyondell Petrochemical Company.

       "Lyondell LP" means Lyondell Refining LP, LLC, a Delaware limited liability company that is a Wholly-Owned Subsidiary of Lyondell and a limited partner in the Borrower.

       "Lyondell Obligations" means the obligations of Lyondell to the Borrower on the date of this Agreement under Section 5.2(A) of the Contribution Agreement with respect to "Pre-Closing Environmental Liabilities and Costs" that are included in "Retained Liabilities" as provided in Section 2.3(D) of the Contribution Agreement and not excluded from "Retained Liabilities" by Schedule 2.3(D) to the Contribution Agreement. As used in this definition, "Contribution Agreement" means the Contribution Agreement as in effect on the date of this Agreement, and the quoted terms in this definition have the meanings ascribed to them in the Contribution Agreement as in effect on the date of this Agreement.

       "Material" means material to the business, operations, Property, liabilities, financial condition or results of operations of the Borrower and the Subsidiaries considered as a whole.

       "Material Adverse Effect" means, relative to the occurrence or non-occurrence of any event and after taking into account existing or reasonably anticipated insurance coverage and indemnification rights with respect to such occurrence or non-occurrence, (a) a material adverse effect on the business, operations, Property, liabilities, condition (financial or otherwise) or results of operations of the Borrower and the Subsidiaries considered as a whole or (b) a material adverse effect on the ability of the Borrower to perform its payment or other obligations under the Loan Documents.

       "Material Agreement" means any contract or agreement to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound or to which any Property of the Borrower or any Subsidiary is subject and which is Material. Without limiting the generality of the foregoing, for purposes of this Agreement, the Supply or Purchase Contracts and the Contribution Agreement constitute Material Agreements.

       "Moody's" means Moody's Investors Service, Inc.

       "Mortgages" means each deed of trust, mortgage or other similar agreement executed by the Borrower or any of its Subsidiaries to create or maintain a Lien covering any Collateral that is real property to secure the Secured Obligations, each of which shall be in substantially the form of Exhibit C, with such modifications as the Collateral Agent and the Borrower may agree are necessary to comply with applicable state or local law.

       "Multiemployer Benefit Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing or has made or accrued an obligation to make contributions within six years of the time in question.

       "Multiple Employer Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA, other than a Multiemployer Benefit Plan, that is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate of the Borrower and an employer other than the Borrower or any ERISA Affiliate of the Borrower contribute or have an obligation to contribute.

       "Net Income" means, for any period, the aggregate net income (or net loss) of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP as in effect on the date of this Agreement and as applied on a basis consistent with the basis on which GAAP was applied in the preparation of the Initial Financial Statements.

       "Net Proceeds" means, with respect to any Permitted Replacement Debt, (a) the Gross Proceeds of such Permitted Replacement Debt, minus (b) the Issuance Expenses paid or payable by the Borrower in connection with the issuance or sale of such Permitted Replacement Debt.

       "Non-Material Property" means those parcels of land, together with all improvements situated thereon, located in Harris County, Texas, referred to as Parcels 2, 3, 12-17 and the Western Waste Tract, and being more particularly described by metes and bounds on Schedule B to this Agreement, and any additional right, title or interest in any such parcel of land acquired by the Borrower after the Closing Date which, when combined with the Borrower's existing right, title, and interest in such parcel, is not Material.

       "Note" means a promissory note of the Borrower in the form of Exhibit A.

       "Notice of Borrowing" has the meaning specified in Section 2.02(a).

       "Notice of Conversion" has the meaning specified in Section 2.07.

       "Obligations" means all obligations or liabilities of any form or nature, whether matured or unmatured, fixed or contingent, of the Borrower to the Agent, the Collateral Agent, any Issuer or any Lender in connection with, arising under or related to any Loan Document or any Permitted Interest Rate Protection Agreement between the Borrower and any Lender.

       "Outside Representatives" means, with respect to any Person, the Representatives of such Person other than its own directors, officers, employees and Affiliates.

       "Partners" means Lyondell LP, CRIC, LRC and CITGO GP and any of their respective successors and assigns under the Partnership Agreement.

       "Partnership Agreement" means the Limited Partnership Agreement of the Borrower dated as of December 31, 1998, as amended, modified and supplemented from time to time, to the extent no Event of Default occurs under Section 8.01(i)(iii) as a result of such amendment, modification or supplement.

       "Partnership Governance Committee" means the committee of representatives of the General Partners through which the General Partners manage the Borrower in accordance with Article 3 of the Partnership Agreement.

       "Partnership Governance Committee Action" has the meaning specified in
Section 3.6(A) of the Partnership Agreement.

       "Patent and Trademark Security Agreement" means, collectively, (a) the Patent and Trademark Security Agreement dated as of the date hereof, made by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, and
(b) any Patent and Trademark Security Agreement executed after the date hereof by the Borrower or any of its Subsidiaries in favor of the Collateral Agent, for the benefit of the Secured Parties.

       "PBGC" means the Pension Benefit Guaranty Corporation.

       "PDVSA" means Petroleos de Venezuela, S.A., a corporation organized under the laws of the Bolivarian Republic of Venezuela.

       "Permitted Interest Rate Protection Agreement" means an Interest Rate Protection Agreement between the Borrower and a Lender or other financial institution having combined capital and surplus of at least $500,000,000 or that has (or that is a subsidiary of a bank holding company that has) publicly traded unsecured long-term debt securities given a rating of A- (or the equivalent rating then in effect) or better by S&P or a rating of A3 (or the equivalent rating then in effect) or better by Moody's.

       "Permitted Investments" means

       (a) at the time of purchase or other acquisition by the Borrower or any Subsidiary, (i) obligations issued or guaranteed by the United States of America with a remaining maturity not exceeding one year, (ii) commercial paper with maturities of not more than 270 days and a published rating of not less than A-1 (or the equivalent rating then in effect) by S&P or P-1 (or the equivalent rating then in effect) by Moody's, (iii) time deposits, certificates of deposit and bankers' acceptances having maturities of not more than one year of any Lender or any commercial bank or trust company if (A) such bank or trust company has a combined capital and surplus of at least $500,000,000 and (B) its unsecured long-term debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A- (or the equivalent rating then in effect) by S&P or A3 (or the equivalent rating then in effect) by Moody's and
(iv) money market funds organized under the laws of the United States of America or any state thereof which invest primarily in investments constituting any one or more of the types of "Permitted Investments" described in subclauses (i),
(ii) and (iii) of this clause (a) without regard to the restrictions on the maturities of such Permitted Investments;

       (b) (i) Capital Securities of any Wholly-Owned Subsidiary, and (ii) loans, advances, or asset dispositions by Borrower or any Subsidiary to any Wholly-Owned Subsidiary in an aggregate amount to all such Wholly-Owned Subsidiaries not to exceed $25,000,000, without duplication of any amounts permitted under Section 7.09(d), provided, that if any Person that is a Wholly-Owned Subsidiary ceases at any time to be a Wholly-Owned Subsidiary, Capital Securities of that Person remaining owned by the Borrower or any Subsidiary, and any loans, advances, or asset dispositions to that Person by the Borrower or any Subsidiary remaining outstanding, will cease being Permitted Investments at that time and will be deemed acquired or made at that time for purposes of Section 7.14; and

       (c) advances made by the Borrower to the Partners pursuant to and in accordance with Section 7.5 of the Partnership Agreement so long as no Event of Default exists or would exist after giving effect thereto, provided, that if any such advance is not repaid in the manner required by Section 7.5 of the Partnership Agreement within 90 days of the date of such advance, such advance will cease being a Permitted Investment at the close of business on such 90th day and will be deemed made at that time for purposes of Section 7.14.

       "Permitted Liens" means, as applied to the Property of any Person (or any revenues, income or profits of such Person therefrom):

       (a) Liens for Taxes if the same are not at the time due and delinquent or (if foreclosure, distraint, sale or other similar proceedings have not been commenced or, if commenced, have been stayed) are being contested in good faith and by appropriate proceedings, and if such Person has set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by GAAP;

       (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due or (if foreclosure, distraint, sale or other similar proceedings have not been commenced or, if commenced, have been stayed) being contested in good faith and by appropriate proceedings, if such Person has obtained bonds or set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by GAAP;

       (c) Liens incurred in the ordinary course of such Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code);

       (d) Liens incurred in the ordinary course of such Person's business in connection with deposit or securities accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature;

       (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of such Person's business or existing on property and not materially interfering with the ordinary conduct of such Person's business;

       (f) (i) defects or irregularities in such Person's title to its real property which do not materially interfere with the ordinary course of such Person's business, provided that, in the case of the Refinery, such defects or irregularities also do not materially diminish the value, from the value of the Refinery as of the Closing Date, and provided that, in the case of the Birmingport Facility, such defects and irregularities also do not materially diminish the value, from the value as of May 15, 1995, of the surface estate;
(ii) all matters affecting the Refinery that are set forth in the Title Commiment; and (iii) all matters affecting the Birmingport Facility that are set forth in the Commitment for Title Insurance issued by Alabama Title Co., Inc., as agent for Commonwealth Land Title Insurance Company, under File No. 2571-FF, dated effective as of March 21, 1995; and (iv) that certain lease agreement between the Borrower and an Affiliate covering the Birmingport Facility.

       (g) legal or equitable encumbrances deemed to exist by reason of negative pledges such as Section 7.06;

       (h) any interest or title of a lessor of Property being leased by any Person pursuant to any Capital Lease permitted by Section 7.10(f) or any lease that, pursuant to GAAP, would be accounted for as an operating lease;

       (i) Liens securing purchase money Indebtedness permitted by Section 7.10(f) so long as such Liens do not attach to any Property other than the Property purchased with the proceeds of such Indebtedness;

       (j)    Liens securing the Obligations and the Term Obligations; and

       (k) other Liens (other than pursuant to ERISA or Section 412(n) of the Code), provided that the obligations secured thereby do not exceed in the aggregate $5,000,000 at any time outstanding.

       "Permitted Replacement Debt" means Indebtedness of the Borrower:

       (a) that is evidenced by notes, bonds, debentures or similar instruments issued or sold by the Borrower for cash;

       (b) that is not secured, directly or indirectly, by any Lien upon any Property of the Borrower or any Subsidiary (or any revenues, income or profits of the Borrower or any Subsidiary therefrom); and

       (c) the Gross Proceeds from the issuance or sale of which are used by the Borrower until such time as all Loans and all Obligations then owing have been paid in full and no Lender has any Commitment hereunder solely

              (i)    to prepay any then outstanding Term Loans,

              (ii) to pay the Issuance Expenses, if any, incurred by the Borrower in connection with such issuance or sale,

              (iii) to pay, if all Term Loans have been paid in full, such other Term Obligations as have then become due,

              (iv) to prepay, if all Term Obligations have been paid in full, any then outstanding Loans, and

              (v) to pay, if all Loans have been paid in full, such other Obligations as have then become due;

provided, however, that unless and until the Loans have been paid in full (or are paid in full with the proceeds thereof) and no Lender has any Commitment hereunder, any such Indebtedness shall constitute Permitted Replacement Debt only to the extent that (A) such Indebtedness does not by its terms, or by the terms of any agreement or contract under or pursuant to which it is issued or by which it is governed, provide for any of the following to occur prior to (X) the 180/th/ day after the Termination Date, for Indebtedness to any Partner or any Affiliate of a Partner or (Y) the first anniversary of the Termination Date, for Indebtedness to any other Person: (1) a scheduled payment of any portion of the principal amount or accreted value of any such Indebtedness, (2) a mandatory prepayment, redemption or repurchase of any portion of the principal amount or accreted value of any such Indebtedness (in the absence of an acceleration of the entire principal amount or accreted value of such Indebtedness by the holders thereof or their representative by reason of the occurrence, or the occurrence and continuation, of a default or an event of default with respect thereto) or (3) the irrevocable deposit, segregation or setting aside of any funds or Property by the Borrower, and (B) if such Indebtedness constitutes Affiliate Indebtedness of the Borrower, it is Qualified Subordinated Debt.

       "Person" means any individual, sole proprietorship, corporation, partnership, limited liability company, business trust, unincorporated organization, mutual company, joint stock company, estate, trust, union, employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

       "Primary Issuer" means Credit Suisse First Boston, in its capacity as the issuer of each Letter of Credit other than the Letter of Credit which the Existing Secondary Issuer Letter of Credit is deemed to become pursuant to
Section 2.03(a), and any successor Primary Issuer appointed pursuant to Section 2.03(l).

       "Prime Rate" means the fluctuating prime commercial lending rate of Credit Suisse First Boston, as established by Credit Suisse First Boston from time to time. The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily the lowest rate of interest of Credit Suisse First Boston.

       "Prohibited Transaction" means any transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, provided that, with respect to any transactions involving a Loan or a Letter of Credit, the ERISA Assumptions set forth on Schedule A are deemed to be true.

       "Property" means, for any Person, such Person's interest in, right to, and title to any and all property (whether real, personal, or mixed, tangible or intangible) and assets owned or leased by such Person.

       "Prospective Assignees" means all Eligible Assignees that are prospective assignees of any Lender.

       "Prospective Participants" means all Eligible Assignees that are prospective participants of any Lender.

       "Qualified Subordinated Debt" means any Indebtedness of the Borrower

       (a)    (i)    to any Partner, or any Affiliate of any Partner, having, at the option of the Borrower,

                     (A) subordination terms substantially identical to those set forth in Exhibit 1.01-A to this Agreement or

                     (B) such other terms of subordination as are satisfactory to the Required Lenders, or

              (ii) to any other Person, having subordination terms reasonably satisfactory to the Required Lenders, and

       (b) unless and until the Loans have been paid in full (or are paid in full with the proceeds thereof) and no Lender has any Commitment hereunder, which does not by its terms, or by the terms of any agreement or contract under or pursuant to which it is issued or by which it is governed, provide for any of the following to occur prior to (X) the 180th day after the Termination Date, for Qualified Subordinated Debt to any Partner or any Affiliate of a Partner existing on the Closing Date, (Y) the 180th day after the Termination Date, for Qualified Subordinated Debt issued after the Closing Date to any Partner or any Affiliate of a Partner, or (Z) the first anniversary of the Termination Date, for Qualified Subordinated Debt to any other Person:

              (i) a scheduled payment of any portion of the principal amount or accreted value of any such Indebtedness,

          (ii) a mandatory prepayment, redemption or repurchase of any portion of the principal amount or accreted value of any such Indebtedness (in the absence of an acceleration of the entire principal amount or accreted value of such Indebtedness by the holders thereof or their representative by reason of the occurrence, or the occurrence and continuation, of a default or an event of default with respect thereto), or

          (iii) the irrevocable deposit, segregation or setting aside of any funds or Property by the Borrower;

provided, however, that any outstanding Qualified Subordinated Debt that is Affiliate Indebtedness of the Borrower shall cease to be Qualified Subordinated Debt in the event that (i) such Affiliate Indebtedness is, in the good faith judgment of the Required Lenders, more favorably subordinated to holders of Indebtedness pari passu with the Obligations than such Affiliate Indebtedness is subordinated to the Obligations and (ii) the Borrower does not concurrently therewith cause to be effected either an amendment of such Affiliate Indebtedness, or a legally, valid, binding and enforceable agreement relating thereto, whereby such Affiliate Indebtedness is subordinated to the Obligations on terms substantially identical to the terms on which it is subordinated to such pari passu Indebtedness.

     "Ratable Portion" means, as of the date of any determination, for each Lender, the fraction, expressed as a percentage, the numerator of which is such Lender's Commitment and the denominator of which is the Total Revolving Commitment.

     "Receiving Party" means the Agent, any Issuer or any Lender.

     "Refined Products Purchase Agreement" means the Product Sales Agreement (Refined Products-CITGO Petroleum Corporation) dated as of July 1, 1993 between the Borrower and CITGO, as amended, modified and supplemented from time to time.

     "Refinery" means at any time the refinery of the Borrower located in Houston, Texas (including without limitation the land, real property improvements, fixtures, equipment, and other tangible Property at such location), the real property components of which are more particularly described on Schedule C to this Agreement.

     "Register" has the meaning specified in Section 10.06(b).

     "Regulations T, U and X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System.

     "Reimbursement Obligations" means, at the time of any determination, all matured and unpaid reimbursement or repayment obligations of the Borrower to any Issuer with respect to Letters of Credit.

     "Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants, advisors, attorneys, consultants or other agents of such Person, or any other representatives of such Person or of any of such directors, officers, employees, Affiliates, accountants, advisors, attorneys, consultants or other agents.

     "Reportable Event" means, with respect to any Benefit Plan of any Person,
(i) the occurrence of any of the events set forth in Section 4043(b) or (c) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) of ERISA with respect to such Benefit Plan, (ii) any event requiring such Person or any of its ERISA Affiliates to provide security to such Benefit Plan under Section 401(a)(29) of the Code or (iii) any failure to make a payment required by
Section 412(m) of the Code with respect to such Benefit Plan.

     "Required Lenders" means, at the time of any determination, Lenders and Term Lenders who collectively hold more than 50% of the then aggregate unpaid principal amount of the Notes and the Term Notes or, if no such principal amount is then outstanding, Lenders having greater than 50% of the sum of the Total Revolving Commitment plus the Total Term Commitment; provided, however, that for purposes of (a) any amendment of, any consent under, or waiver of any failure of the Borrower to perform or observe any term, covenant, condition or agreement contained in, Section 7.18(a) (other than with respect to the Refined Products Purchase Agreement), (b) any amendment of, or waiver of any Event of Default specified in, Section 8.01(i)(i) (other than with respect to the Refined Products Purchase Agreement), (c) any amendment or waiver of this proviso, or
(d) any release of Collateral with a book value of less than $100,000,000 (excluding any release under Section 9.10(b) or that does not require any Lender consent or approval under the terms of this Agreement), "Required Lenders" means, at the time of any determination, Lenders and Term Lenders who collectively hold at least 80% of the then aggregate unpaid principal amount of the Notes and the Term Notes or, if no such principal amount is then outstanding, Lenders having at least 80% of the sum of the Total Revolving Commitment plus the Total Term Commitment.

     "Responsible Officer" means (a) as to the Borrower, (i) the Vice President-General Manager of Operations or Vice President-General Manager of Planning and Administration of the Borrower or (ii) a senior management employee of the Borrower or an officer of any Partner, Lyondell or CITGO, in each case, who has been delegated authority by a Responsible Officer to take the actions required of a Responsible Officer hereunder pursuant to resolutions adopted by the Borrower, and (b) as to any Subsidiary, an executive officer of such Subsidiary.

     "Restricted Payment" means (a) with respect to any Person, any of the following effected by such Person: (i) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Securities of such Person now or hereafter outstanding, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value of or direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any Capital Securities of such Person now or hereafter outstanding or any warrants, options or other rights to acquire or subscribe for purchase of Capital Securities of such Person or any Subsidiary of such Person now or hereafter outstanding or (iii) any payment or prepayment of principal of, premium or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment of, or of any claim to rescission with respect to, any Affiliate Indebtedness of such Person or any Indebtedness of such

Person subordinated by the terms thereof to the prior payment of the Obligations and (b), with respect to the Borrower or any Subsidiary, any of the following effected directly or indirectly by such Person: any payment or prepayment of principal of or premium on or with respect to, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment of, or of any claim to rescission with respect to, any Permitted Replacement Debt that is not Affiliate Indebtedness of the Borrower. Without limiting the generality of the foregoing, a "Restricted Payment" by the Borrower or any Subsidiary includes any distribution made by the Borrower, or any Subsidiary for the account of the Borrower, to a Partner pursuant to the Partnership Agreement, including, without limitation, Sections 7.2, 7.4 and 7.5 thereof.

     "Secondary Issuer" means Bank of America, N.A., in its capacity as the issuer of the Existing Secondary Issuer Letter of Credit and the Letter of Credit hereunder which the Existing Secondary Issuer Letter of Credit is deemed to become on the Closing Date, pursuant to Section 2.03(a).

     "Secured Obligations" means all Obligations and all Term Obligations.

     "Secured Parties" means the Lenders, the Agent, and the Issuers under this Agreement, the Term Lenders and the Term Agent, and the Collateral Agent.

     "Security Agreement" means, collectively, (a) the Security Agreement dated as of the date hereof executed by the Borrower in favor of the Collateral Agent for the benefit of the Secured Parties in the form of Exhibit B and (b) any Security Agreement executed after the date hereof by the Borrower or any of its Subsidiaries in favor of the Collateral Agent for the benefit of the Secured Parties in the form of Exhibit B.

     "Security Documents" means the Security Agreement, the Patent and Trademark Security Agreement, the Mortgages, and each other agreement or document executed from time to time by the Borrower or any of its Subsidiaries and providing any kind of collateral security for the Secured Obligations.

     "Service Agent" has the meaning specified in Section 10.08.

     "S&P" means Standard and Poor's Rating Group.

     "SPC" has the meaning specified in Section 10.06(h).

     "Subsidiary" means any corporation or other Person of which Capital Securities having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (whether or not any other class of Capital Securities of such corporation or other Person has or might have voting power by reason of the happening of a contingency) are at the time owned or controlled, directly or indirectly, by the Borrower.

     "Supplemental Supply Agreement" means the Supplemental Supply Agreement, dated as of May 5, 1993, between the Borrower and PDVSA, as amended, modified and supplemented from time to time, unless the context otherwise requires.

     "Supply or Purchase Contracts" means (a) the Crude Supply Agreement, (b) the Supplemental Supply Agreement and (c) the Refined Products Purchase Agreement.

     "Supply Termination Date" has the meaning specified in Section 8.02.

     "Taxes" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings or other charges of any nature whatsoever from time to time or at any time imposed by any Governmental Requirement, excluding, in the case of each Lender, each Issuer and the Agent, taxes imposed on its income, and franchise taxes and doing business taxes imposed on it by the laws of any jurisdiction (or political subdivision thereof).

     "Term Agent" has the meaning assigned to the term "Agent" in the Term Credit Agreement.

     "Term Credit Agreement" means the $450,000,000 Term Credit Agreement dated as of the date of this Agreement among the Borrower, the lenders that are parties thereto and Credit Suisse First Boston, as the administrative agent for such lenders, as amended, modified and supplemented from time to time.

     "Term Lender" has the meaning assigned to the term "Lender" in the Term Credit Agreement.

     "Term Loan" means any loan made to the Borrower under the Term Credit Agreement.

     "Term Loan Termination Date" has the meaning assigned to the term "Termination Date" in the Term Credit Agreement.

     "Term Note" means a "Note", as defined in and outstanding under the Term Credit Agreement.

     "Term Obligations" has the meaning assigned to the term "Obligations" in the Term Credit Agreement.

     "Termination Date" means the earlier of (a) the date falling 18 months after the Closing Date and (b) any date on which the Loans become due and payable in full, whether by acceleration or otherwise under this Agreement.

     "Termination Event" means, with respect to any Benefit Plan, (a) any Reportable Event with respect to such Benefit Plan which is likely to result in the termination of such Benefit Plan, (b) the termination of such Benefit Plan, or the filing of a notice of intent to terminate such Benefit Plan, or the treatment of any amendment to such Benefit Plan as a termination under Section 4041(c) of ERISA, (c) the institution of proceedings to terminate such Benefit Plan under Section 4042 of ERISA, (d) the appointment of a trustee to administer such Benefit Plan under Section 4042 of ERISA or (e) any occurrence similar to any of those referred to in clauses (a) through (d) above under the applicable Governmental Requirements of a foreign country.

     "Title Commitment" means that certain Commitment for Title Insurance issued by the Title Company, under GF No. 0210270, dated effective as of November 10, 2002, covering the real property components of the Refinery and the improvements affixed thereto that by law constitute a portion of such real property, as amended by that certain Title Policy Proforma for Policy No. 535-0074914.

     "Title Company" means Commonwealth Land Title Insurance Company, acting through its agent Commonwealth Land Title Company of Houston.

     "Titled Vehicles" means any motor vehicle or other rolling stock for which a certificate of title has been issued by a Governmental Authority.

     "Total Revolving Commitment" means $70,000,000, the aggregate amount of the Commitments, as such amount may be reduced from time to time pursuant to Sections 2.04 and 3.02(a).

     "Total Term Commitment" means, at any time, the aggregate amount of Commitments (as defined in the Term Credit Agreement) outstanding under the Term Credit Agreement at such time.

     "Type" refers to a Base Rate Loan or a Eurodollar Rate Loan.

     "United States Person" has the meaning specified in Section 3.06(d).

     "Welfare Plan" means an "employee welfare benefit plan" as defined in
Section 3(1) of ERISA in which any personnel of the Borrower or any ERISA Affiliate of the Borrower participate, excluding any Multiemployer Benefit Plan subject to ERISA.

     "Western Waste Tract" means that certain 6.5-acre tract of land, together with all improvements situated thereon, located in Harris County, Texas and being more particularly described by metes and bounds on Schedule B to this Agreement.

     "Wholly-Owned Subsidiary" means any corporation or other Person all of whose outstanding Capital Securities are owned and controlled, directly or indirectly, by the Borrower.

     Section 1.02 Other Definitional Provisions.

     (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, ERISA and the DRULPA, shall be deemed references to such Governmental Requirement or any successor Governmental Requirement, as the same may have been or may be amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

     (b) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Section," "Annex," "Schedule" and "Exhibit" shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

     (c) Whenever the context so requires, the singular number includes the plural and vice versa.

     (d) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word.

     (e) References in this Agreement or any other Loan Document to the Borrower's knowledge shall be deemed references to the actual knowledge of one or more of the Responsible Officers.

     Section 1.03 Captions. Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

                                   ARTICLE II

                                CREDIT FACILITY

     Section 2.01 The Facility. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrower from time to time on any Business Day during the period from the date hereof to but not including the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment; provided, however, at no time shall any Lender be obligated to make a Loan in excess of such Lender's Ratable Portion of the Available Credit. Each Borrowing shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof and shall consist of Loans of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the foregoing limits, the Borrower may borrow, prepay and reborrow Loans in accordance with the provisions hereof. The principal amount outstanding of all Loans shall mature and be due and payable, together with all accrued and unpaid interest thereon, on the Termination Date.

     Section 2.02 Making the Loans.

     (a) Each Borrowing shall be made on written notice given by the Borrower to the Agent not later than (i) 10:00 A.M. (New York City time) on the date of the Borrowing in the case of a Borrowing consisting of Base Rate Loans and (ii) 12:00 Noon (New York City time) on the third Business Day prior to the date of the Borrowing in the case of a Borrowing consisting of Eurodollar Rate Loans. Each such notice of a Borrowing (a "Notice of Borrowing") shall be in the form of Exhibit 2.02 and shall specify (A) the date of such Borrowing, (B) the number of Borrowings and the Type and aggregate principal amount of Loans comprising each Borrowing and (C) in the case of a Borrowing comprised of Eurodollar Rate Loans, the initial Interest Period for each such Loan. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Agent shall promptly deliver notice of each Borrowing to each Lender.

     (b) Each Lender shall, before (i) 2:00 P.M. (New York City time) on the date of a Borrowing consisting of Base Rate Loans and (ii) 12:00 Noon (New York City time) on the date of a Borrowing consisting of Eurodollar Rate Loans, make available for the account of its applicable Lending Office to the Agent at the Agent's Office, in immediately available funds, such Lender's Ratable Portion of such Borrowing. After the Agent's receipt of such funds and, upon fulfillment of the applicable conditions set forth in Article IV, the Agent shall make such funds available to the Borrower's account at the Agent's Office or as otherwise designated in the Notice of Borrowing. In the case of any Borrowing consisting of Base Rate Loans, the Agent will not be required to make funds so available until 3:00 P.M. (New York City time) on the date of such Borrowing.

     (c) Unless the Agent has received written notice from a Lender prior to (i) 1:00 P.M. (New York City time) on the date of any Borrowing consisting of Base Rate Loans and (ii) 11:00 A.M. (New York City time) on the date of any Borrowing consisting of Eurodollar Rate Loans that such Lender will not make available to the Agent such Lender's Ratable Portion of such Borrowing, the Agent may assume such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(b) and the Agent in its sole discretion may, in reliance on such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Lender. If and to the extent that such Lender shall not have so made its Ratable Portion of a Borrowing available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans comprising such Borrowing, and (ii) in the case of such Lender, the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Agent such corresponding amount, the Borrower shall have no liability with respect to losses, costs or expenses otherwise compensable under
Section 3.04 in connection therewith.

     (d) The obligations of the Lenders to make Loans to the Borrower pursuant to this Agreement are several and not joint or joint and several, and the failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

     Section 2.03 Letters of Credit.

     (a) Each Issuer agrees, on the terms and conditions hereinafter set forth, to issue, extend and renew Letters of Credit from time to time on any Business Day during the period from the date of this Agreement to but not including the tenth (10/th/) day prior to the Termination Date, in such form as may be requested by the Borrower and agreed to by such Issuer, which agreement shall not be unreasonably withheld; provided, however, the Issuers shall have no obligation to, and shall not, issue any Letter of Credit in excess of the Available Credit. No Lender other than the Issuers has any obligation to issue any Letter of Credit, and the Secondary Issuer has no obligation to issue any Letter of Credit other than the Letter of Credit described in the next sentence. On the Closing Date, (i) the Existing Primary Issuer Letters of Credit shall automatically and without further action on the part of the Borrower, become Letters of Credit under this Agreement, and such Letters of Credit shall be deemed to have been issued by the Primary Issuer on the Closing Date for purposes of this Agreement and shall be subject to all the terms, provisions, and requirements of this Agreement relating to Letters of Credit issued hereunder, and (ii) the Existing Secondary Issuer Letter of Credit shall automatically and without further action on the part of the Borrower, become a Letter of Credit under this Agreement, and such Letter of Credit shall be deemed to have been issued by the Secondary Issuer on the Closing Date for purposes of this Agreement and shall be subject to all the terms, provisions, and requirements of this Agreement relating to Letters of Credit issued hereunder .

     (b) Each Letter of Credit shall be denominated in Dollars and in no event shall the expiry date of any Letter of Credit extend beyond five (5) Business Days prior to the Termination Date. Any extension of any expiry date or renewal of a Letter of Credit shall constitute an "issuance" of such Letter of Credit for all purposes of this Agreement.

     (c) In addition to the terms and conditions of this Agreement, each Letter of Credit shall be issued pursuant to and the Issuer of each such Letter of Credit shall be entitled to the benefits of the applicable Letter of Credit Reimbursement Agreement. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control to the extent of any such conflict.

     (d) Each issuance of a Letter of Credit other than the deemed issuance described in the last sentence of Section 2.03(a) shall be made on notice given by the Borrower to the Agent and the Primary Issuer not later than 12:00 Noon (New York City time) three (3) Business Days prior to the date of the proposed issuance of the Letter of Credit. Each such notice (a "Letter of Credit Request") shall be in the form of Exhibit 2.03(d), shall be irrevocable and shall specify (i) the stated amount of the Letter of Credit, (ii) the date of issuance of such Letter of Credit, (iii) the expiry date of such Letter of Credit, (iv) the beneficiary of such Letter of Credit and (v) such other terms reasonably satisfactory to the Primary Issuer as to enable the Primary Issuer to issue such Letter of Credit consistent with the reasonable requirements of the beneficiary thereof. The Agent shall promptly deliver notice of each issuance of a Letter of Credit to each Lender; if a Lender requests in writing a copy of the Letter of Credit Request corresponding to such issuance, then the Agent shall provide such Lender with a copy of such Letter of Credit Request. On the Business Day prior to the date on which such Letter of Credit is to be issued, upon the request of the Primary Issuer, the Agent shall confirm to the Primary Issuer that the applicable conditions in Article IV have been satisfied as of such date.

     (e) Subject to the terms and conditions of this Section 2.03 and satisfaction of the conditions set forth in Article IV, the Primary Issuer shall on the date requested in the Letter of

Credit Request issue a Letter of Credit for the account of the Borrower in accordance with such Issuer's usual and customary business practices and confirm to the Agent and each Lender that such Letter of Credit has been issued. Each Lender and the Borrower hereby acknowledge that each Letter of Credit issued by an Issuer pursuant to this Agreement is issued by such Issuer on behalf of all Lenders at the time of such issuance. Immediately upon the issuance of a Letter of Credit, including the deemed issuance described in the last sentence of
Section 2.03(a), the applicable Issuer shall be deemed to have sold and transferred to each such Lender, and each such Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion thereof, in such Letter of Credit and the obligations of the Borrower with respect thereto and any security therefor and any guaranty pertaining thereto at any time existing.

     (f) Each Issuer shall promptly notify (i) the Agent, who will promptly notify each Lender, of such Issuer's receipt of a draw request under any Letter of Credit, stating the amount of each Lender's Ratable Portion of such draw request and the date on which such request will be honored and (ii) the Borrower of the amount of such draw request and the date on which such request will be honored. Any failure of such Issuer to give or any delay in such Issuer's giving any such notice shall not release or diminish the obligations of the Borrower, the Agent or the Lenders in respect thereof. In determining whether to pay under any Letter of Credit, such Issuer shall have no obligation to the Agent or to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF such ISSUER, such ISSUER SHALL HAVE NO LIABILITY TO THE AGENT OR ANY LENDER FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT, INCLUDING ANY SUCH ACTION NEGLIGENTLY TAKEN OR NEGLIGENTLY OMITTED TO BE TAKEN BY IT.

     (g) The Borrower shall pay (either from the proceeds of a Borrowing or otherwise) to each Issuer on demand at such Issuer's Office in Dollars in immediately available funds the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit, together with interest thereon at a rate of interest equal to the Base Rate in effect from time to time for each day from, and including, the date of payment by such Issuer of the applicable draw request under such Letter of Credit to, but excluding, the date of payment in full to such Issuer of such Reimbursement Obligations, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer when due, such Issuer shall promptly notify the Agent, which shall promptly notify each Lender of such failure, and, subject to Section 2.03(e), each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment, in Dollars in immediately available funds on the Business Day the Agent so notifies such Lender if such notice is given prior to 12:00 Noon (New York City time) or, if such notice is given after 12:00 Noon (New York City time), such Lender shall make its Ratable Portion of such payment available to the Agent prior to 12:00 Noon (New

York City time) on the next succeeding Business Day. The Agent shall promptly pay to such Issuer such amounts received by it from each Lender. All such payments by such Lenders shall constitute Base Rate Loans made by such Lenders to the Borrower pursuant to Section 2.01 (irrespective of the satisfaction of the conditions in Article IV, which are irrevocably waived) and the Reimbursement Obligations with respect to which such Loans were made shall thereupon be paid to the extent of such payments; provided, however, if pursuant to any Governmental Requirement, such payment made by any Lender is not permitted to be made as a Loan, such Reimbursement Obligation shall be reinstated and not so reduced by the amount of such payment and such Lender's participations therein pursuant to Section 2.03(e) similarly shall be reinstated to such amount.

     (h) If and to the extent any Lender shall not make such Lender's Ratable Portion of any Reimbursement Obligations available to the Agent for the account of any Issuer when due in accordance with Section 2.03(g), such Lender agrees to pay interest on such unpaid amount for the account of such Issuer for each day from the date such payment is due until the date such amount is paid in full to the Agent for the account of such Issuer at the Federal Funds Rate until (and including) the third Business Day after the date due and thereafter at the Base Rate. The obligations of the Lenders under this Section 2.03 are several and not joint or joint and several, and the failure of any Lender to make available to the Agent for the account of any Issuer its Ratable Portion of any Reimbursement Obligations when due in accordance with Section 2.03(g) shall not relieve any other Lender of its obligation hereunder to make its Ratable Portion of such Reimbursement Obligations so available when so due, but no Lender shall be responsible for the failure of any other Lender to make such other Lender's Ratable Portion of such Reimbursement Obligations so available when so due.

     (i) (i) Whenever any Issuer receives a payment of a Reimbursement Obligation from or on behalf of the Borrower as to which the Agent has received for the account of such Issuer any payment from a Lender pursuant to Section 2.03(g), such Issuer shall pay to the Agent and the Agent shall promptly pay to such Lender, which payment shall be deemed a payment by the Borrower hereunder, an amount equal to such Lender's Ratable Portion of such payment from or on behalf of the Borrower.

         (ii) If any payment by or on behalf of the Borrower and received by any Issuer with respect to any Letter of Credit is rescinded or must otherwise be returned by such Issuer for any reason and such Issuer has paid to the Agent for the account of any Lender any portion thereof, then the provisions of Section 2.03(g) shall apply as if such rescission constituted a failure of the Borrower to pay, when due to such Issuer, Reimbursement Obligations equal to such rescinded amount.

     (j) Each Lender, upon the demand of any Issuer, shall reimburse such Issuer, to the extent such Issuer has not been reimbursed by the Borrower after demand therefor, for the reasonable costs and expenses (including reasonable attorneys' fees) incurred by such Issuer in connection with the collection of amounts due under, and the preservation and enforcement of any rights conferred by, any Letter of Credit or the performance of such Issuer's obligations under this Agreement in respect thereof, to the extent of such Lender's Ratable Portion of the amount of such costs and expenses. Such Issuer shall refund any costs and expenses reimbursed by such Lender that are subsequently recovered from the Borrower in an amount equal to such Lender's Ratable Portion thereof.

     (k) The obligation of each Lender to make available to any Issuer the amounts set forth in this Section 2.03 shall be absolute, unconditional and irrevocable under any and all circumstances, shall be made without reduction for any set-off, counterclaim or other deduction of any nature whatsoever, may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to any qualification or exception and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

         (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

         (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

         (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; and

         (v)   the occurrence of any Default.

     (l) (i) If at any time the publicly traded unsecured long-term debt securities of the Primary Issuer (or of any bank holding company of which such Primary Issuer is a subsidiary) or its equivalent is rated less than A- (or the equivalent rating then in effect) by S&P or A3 (or the equivalent rating then in effect) by Moody's, then the Borrower may, at its option, request that a new Primary Issuer be appointed, which shall be a Lender reasonably acceptable to the Agent, the Required Lenders and the Borrower (which acceptance shall not be unreasonably withheld) that has (or whose bank holding company has) such a rating. If the Borrower makes such a request, the Agent shall promptly appoint such a replacement Primary Issuer.

         (ii) Subject to the appointment and acceptance of a successor Primary Issuer as provided below, the Primary Issuer may resign at any time by giving notice thereof to the Agent, the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders may, with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint any Eligible Assignee as the successor Primary Issuer provided that it meets the qualifications set forth in Section 2.03(l)(i). If no successor Primary Issuer is so appointed by the Required Lenders and accepts such appointment within 30 days after the retiring Primary Issuer's giving of notice of resignation, then the retiring Primary Issuer may, on behalf of the Lenders and with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint any Eligible Assignee as the successor Primary Issuer, provided that it meets the qualifications set forth in Section 2.03(l)(i).

         (iii) The acceptance of any appointment as the Primary Issuer hereunder by a successor Primary Issuer shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent, and from and after the effective date of such agreement, such successor Primary Issuer shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the removed or retiring Primary Issuer with respect to Letters of Credit to be issued from and after such effective date, and the removed or retiring Primary Issuer shall be discharged from its duties and obligations as Primary Issuer under the Loan Documents with respect to Letters of Credit to be issued from and after such effective date. On such effective date, the Borrower shall pay all accrued and unpaid fees owed under any Loan Document to the removed or retired Primary Issuer for acting in its capacity as the Primary Issuer. After any retiring Primary Issuer's resignation or removal as Primary Issuer, the provisions of this
               Section 2.03 shall continue in effect for such Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Primary Issuer.

     Section 2.04 Reduction or Termination of Commitments.

     (a) Voluntary Reduction or Termination. The Borrower shall have the right, subject to the terms and conditions set forth in Section 3.02, on at least three Business Days' notice to the Agent to terminate in whole or, from time to time, reduce ratably in part the unused portion of the Total Revolving Commitment without penalty or premium; provided that each partial reduction of the Total Revolving Commitment shall be in an aggregate amount equal to the lesser of (a) $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (b) the entire unused portion of the Total Revolving Commitment. Upon receipt of any such notice, the Agent shall promptly notify each Lender of the contents thereof and the amount to which such Lender's Commitment is to be reduced. For purposes of this Section 2.04, the unused portion of the Total Revolving Commitment at any time is the amount equal to the Available Credit at that time.

     (b) Automatic Termination. The Commitments shall be reduced to zero and terminate on December 13, 2002 if the initial borrowing and the making of initial loans under the Term Credit Agreement has not occurred on or before December 13, 2002.

     (c) No Reinstatement. No termination or partial reduction of the Total Revolving Commitment pursuant to this Section 2.04 may be reinstated.

     Section 2.05 Fees.

     (a) Commitment Fees. The Borrower agrees to pay, without duplication, to the Agent, for the account of each Lender, a commitment fee on such Lender's Ratable Portion of the average daily unused Available Credit from the Closing Date or the date such Lender becomes a Lender pursuant to an Assignment Agreement until the Termination Date at the rate of 0.50% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed, payable in arrears on each Interest Payment Date, on the date of any reduction of such Lender's Commitment (to the extent accrued and unpaid on the amount of such reduction) and on the Termination Date.

     (b) Letter of Credit Fees. The Borrower shall pay to the Agent, for the ratable account of the Lenders, a letter of credit fee on the Letter of Credit Undrawn Amount for each day at the rate per annum equal to the Applicable Letter of Credit Fee Percentage in effect on such day, calculated on the basis of a 360-day year, payable in arrears on each Interest Payment Date and on the date any Letter of Credit is cancelled or expires to the extent accrued and unpaid on the amount subject to such cancellation or expiration.

     (c) Fee Letters. The Borrower agrees to pay, without duplication, to the Agent, for its own account and for account of the Issuers and/or Lenders, as applicable, the fees payable in the amounts and at the times agreed upon in the Fee Letters.

     Section 2.06 Interest; Determination and Protection; Illegality.

     (a) Rates. Each Loan shall bear interest at the rates set forth below, and the Borrower shall pay interest on the unpaid principal amount of each Loan made by each Lender from the date of such Loan until such principal amount shall be paid in full at the times and at the rates per annum set forth below:

         (i) Base Rate Loans. During such periods as such Loan is a Base Rate Loan, a rate per annum equal at all times to the Adjusted Base Rate in effect from time to time and payable on (A) each Interest Payment Date, commencing December 31, 2002, and (B) the Termination Date.

         (ii) Eurodollar Rate Loans. During such periods as such Loan is a Eurodollar Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the Adjusted Eurodollar Rate for such Interest Period, payable on (A) the last day of such Interest Period and, in the case of a Eurodollar Rate Loan having an Interest Period longer than three months, on the three-month anniversary of the first day of such Interest Period and (B) the Termination Date.

         (iii) After the occurrence of any Event of Default specified in
               Section 8.01(a) and consisting of the failure of the Borrower to pay any principal of any Note or interest thereon or any Reimbursement Obligation and during the continuance thereof, automatically and without any action by the Agent, any Issuer or any Lender, to the extent permitted by applicable law, the outstanding Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on demand and accrue until the earliest of (A) the waiver of such Event of Default by the Required Lenders or the cure of such Event of Default, (B) agreement by the Required Lenders to rescind the charging of interest at the Default Rate or (C) payment in full of the Obligations and termination of the Total Revolving Commitment.

     (b) Interest Rate Determination and Protection; Illegality.

         (i) The Adjusted Eurodollar Rate for each Eurodollar Rate Loan specified in a Notice of Borrowing or a Notice of Conversion shall be determined by the Agent two Business Days before the first day of the Interest Period applicable for such Loan. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable Adjusted Eurodollar Rate determined by the Agent for purposes of Section 2.06(a)(ii), and each such determination by the Agent shall be conclusive, absent manifest error. If for any reason the Agent is unable to determine the Adjusted Eurodollar Rate for any Eurodollar Rate Loan, the Agent shall so notify the Borrower and the Lenders, whereupon:

               (A) such Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan (or if such Loan is then a Base Rate Loan, will continue as a Base Rate Loan); and

               (B) the obligation of the Lenders to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until the Agent notifies the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         (ii) If, with respect to any Eurodollar Rate Loans, any Lender reasonably determines that the Adjusted Eurodollar Rate for any Interest Period for such Loans will not adequately reflect the cost to such Lender of making, funding or maintaining its Eurodollar Rate Loans for such Interest Period, such Lender shall forthwith so notify the Borrower and the Agent, whereupon:

               (A) each Eurodollar Rate Loan of such Lender that has been affected will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan; and

               (B) the obligation of such Lender to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until such Lender shall notify the Borrower and the Agent that the circumstances causing such suspension no longer exist.

         (iii) If the Borrower shall fail to deliver to the Agent a Notice of Conversion in accordance with Section 2.07 to select the duration of any Interest Period for the principal amount outstanding under any Eurodollar Rate Loan prior to the last day of the Interest Period applicable to such Loan, such Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan.

         (iv) Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent and the Borrower that the introduction of, any change in the interpretation of, or any change in, any Governmental Requirement after the date hereof makes it unlawful, or any central lender or comparable agency or other Governmental Authority asserts after the date hereof that it is unlawful, for any such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder,

               (A) the obligation of such Lender to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until such Lender shall notify the Borrower and the Agent that the circumstances causing such suspension no longer exist, and

               (B) each Eurodollar Rate Loan of such Lender then outstanding shall be Converted automatically into a Base Rate Loan effective on the

                    Agent's receipt of such notification or, if lawful as determined by such Lender in good faith, on the last day of the Interest Period then currently applicable to such Eurodollar Rate Loan, as the case may be.

          (v) Each Lender will promptly notify the Borrower of any event occurring after the date of this Agreement which will cause the Adjusted Eurodollar Rate not to adequately reflect such Lender's costs or which makes it unlawful for such Lender to make or maintain Eurodollar Rate Loans, and will designate a different Lending Office if such designation will avoid such inadequacy or unlawfulness and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     Section 2.07  Voluntary Interest Period Conversion.

     (a) The Borrower may on any Business Day, on notice ("Notice of Conversion") given by the Borrower to the Agent not later than 12:00 Noon (New York City time) (a) on the third Business Day prior to the date of the proposed Conversion of Loans into Eurodollar Rate Loans or (b) prior to the date of the proposed Conversion of Eurodollar Rate Loans to Base Rate Loans and subject to the provisions of Section 2.06 and the provisions of Sections 4.04 and 4.05, Convert all Loans of one Type comprising the same Borrowing or Borrowings into Loans of another Type or Convert all Eurodollar Rate Loans comprising the same Borrowing or Borrowings into Eurodollar Rate Loans having a different Interest Period; provided, however, that any Conversion of any Eurodollar Rate Loans into Base Rate Loans and of any Eurodollar Rate Loans into Eurodollar Rate Loans having a different Interest Period shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans. Each such Notice of Conversion shall specify therein the requested (i) date of such Conversion, (ii) the Loans to be Converted and (iii) if such Conversion is into Loans constituting Eurodollar Rate Loans or Eurodollar Rate Loans having a different Interest Period, the duration of the Interest Period for each such Loan. Each Notice of Conversion shall be irrevocable and binding on the Borrower. The Agent shall promptly deliver notice of each Conversion to each Lender.

     (b) Each Conversion shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

                                   ARTICLE III

                PAYMENTS, PREPAYMENTS, INCREASED COSTS AND TAXES

     Section 3.01 Payments and Computations.

     (a) Except as otherwise specified in Section 2.03 with respect to payments to the Issuers of Reimbursement Obligations, the Borrower shall make each payment under this Agreement and under the Notes not later than 12:00 Noon (New York City time) on the day when due in Dollars to the Agent at the Agent's Office in immediately available funds. Each payment by the Borrower shall be made without set-off, counterclaim or other deduction whatsoever. The Agent will promptly thereafter cause to be distributed
(i) like funds relating to the payment of principal or interest or fees payable to the Lenders (to the extent received by the Agent), in each case to each Lender for the account of its applicable Lending Office, (A) first, ratably according to the amount of interest which is then due and payable to the Lenders, (B) second, ratably according to the amount of principal which is due and payable to the Lenders and (C) third, ratably according to the amount of fees which then due and payable to the Lenders and (ii) like funds relating to the payment of any other amount payable to any Lender (to the extent received by the Agent) to such Lender for the account of its Lending Office; and in all cases, the funds distributed shall be applied in accordance with the terms of this Agreement. Fees payable pursuant to Section 2.05 to a Lender are for the account of such Lender's Lending Office as such Lender shall designate by notice to the Agent.

     (b) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, unless the next succeeding Business Day falls in a different fiscal quarter, in which case such payment shall be made on the next preceding Business Day. Any such extension of time for payment shall be included in the computation of interest and fees payable in connection therewith.

     (c) All computations of interest hereunder based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, for each day that the Prime Rate is the basis for such computation, and on the basis of a year of 360 days for each day that the Federal Funds Rate is the basis for such computation, and all computations of interest hereunder based on the Adjusted Eurodollar Rate shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate hereunder shall be conclusive, absent manifest error.

     (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate.

     (e) Subject to Section 3.03, payments of Loans shall be applied first to pay Base Rate Loans and then to pay Eurodollar Rate Loans in the order that the Interest Periods for such Eurodollar Rate Loans end. All amounts shall be paid on the date specified therefor, whether or not such payment would require a payment of any Eurodollar Rate Loans prior to the last day of the applicable Interest Periods therefor or would result in losses, costs or expenses compensable under Section 3.04.

     Section 3.02 Mandatory Prepayments.

     (a) Permitted Replacement Debt. Within one Business Day after the receipt by the Borrower of the Net Proceeds of any Permitted Replacement Debt, the Borrower shall prepay the Loans, in the order set out in Section 3.01(e), in an aggregate principal amount equal to the Available Net Proceeds, together with accrued and unpaid interest to the date of such prepayment on the principal amount prepaid, whereupon the Total Revolving Commitment shall be permanently reduced ratably by the amount of such prepayment; provided, however, that in no event shall the prepayment of Loans in accordance with this Section 3.02 reduce the Total Revolving Commitment below the aggregate amount of Letter of Credit Obligations. No reduction of the Total Revolving Commitment pursuant to this
Section 3.02(a) may be reinstated.

     (b) Other Mandatory Prepayments. If at any time the aggregate outstanding principal amount of the Loans and the Letter of Credit Obligations exceeds the Total Revolving Commitment then in effect, then the Borrower shall immediately pay to the Agent for the ratable account of the Lenders the amount of such excess, together with accrued and unpaid interest to the date of such prepayment on the principal amount prepaid.

     Section 3.03 Voluntary Prepayments. The Borrower may, on at least one Business Day's notice to the Agent, stating the proposed date and aggregate principal amount of the prepayment and the Type of Loans to be prepaid, prepay, without premium or penalty, the outstanding principal amounts of such Loans comprising part of the same Borrowing in whole or ratably in part, together with accrued and unpaid interest to the date of such prepayment on the principal amount prepaid. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice, together with accrued and unpaid interest on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount equal to the lesser of (a) $1,000,000 or an integral multiple of $100,000 in excess thereof and (b) the aggregate outstanding principal amount of such Loans; provided, that these limitations do not apply to any prepayment made pursuant to Section 7.04(c).

     Section 3.04 Funding Losses Relating to Eurodollar Rate Loans.

     (a) If any payment of principal of, or any Conversion of, any Eurodollar Rate Loan is made other than on the last day of an Interest Period relating to such Loan, as a result of a payment pursuant to Section 2.03(j), 3.02 or 3.03, a Conversion pursuant to Section 2.07 an acceleration of the maturity of any Note in accordance with the terms hereof, or for any other reason, the Borrower shall, upon demand by any Lender, pay to such Lender at its Eurodollar Lending Office any amounts required to compensate such Lender for any losses or reasonable expenses which it may actually incur by reason of the liquidation or reemployment of the amounts so prepaid or of deposits or other funds acquired by such Lender to fund or maintain such Loan. In any such case, such loss and reasonable expense shall be equal to the sum, without duplication of amounts, of
(i) the costs and expenses incurred (other than loss of the Applicable Margin) in connection with, or by reason of, any such event and (ii) an amount equal to the excess, if any, as reasonably determined by such Lender of (A) the amount of interest which would have accrued on the amount so paid or accelerated for the period from the date of such payment or acceleration to the last day of the Interest Period for such Loan at the Adjusted Eurodollar Rate (minus the Applicable Margin) applicable to such Loan over (B) the amount of interest, as reasonably determined by such Lender, which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with prime banks in the London interbank market.

     (b) The Borrower shall indemnify each Lender against any loss or reasonable expense incurred by such Lender as a result of (i) any failure by the Borrower to fulfill on the date of any proposed Borrowing of or Conversion into a Eurodollar Rate Loan the applicable conditions set forth in Article IV or (ii) any failure by the Borrower to make a Borrowing of or Conversion into a Eurodollar Rate Loan after the Borrower has given a notice requesting the same in accordance with the provisions hereof. In any such case, such loss and reasonable expense shall be equal to the sum, without duplication of amounts, of
(i) the costs and expenses incurred (other than loss of the Applicable Margin) by such Lender by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to effect or maintain such Eurodollar Rate Loan in connection with, or by reason of, any such event and (ii) an amount equal to the excess, if any, as reasonably determined by such Lender of (A) the amount of interest which would have accrued on the amount of the Eurodollar Rate Loan that was to have been made or into which another Loan was to have been Converted for the period from the date such Borrowing or Conversion was to have been made to the last day of the Interest Period for such Loan that would have commenced on such date at the Adjusted Eurodollar Rate (minus the Applicable Margin) applicable to such Loan over (B) the amount of interest, as reasonably determined by such Lender, which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with prime banks in the London interbank market.

     (c) Any Lender demanding payment pursuant to this Section 3.04 shall deliver to the Borrower a statement reasonably setting forth the amount and manner of determining the loss or expense for which such demand is made, which statement shall be conclusive, absent manifest error.

     Section 3.05 Increased Costs; Capital Adequacy.

     (a) If after the date of this Agreement any change in any applicable Governmental Requirement (including, without limitation, the adoption of any new Governmental Requirement) or in the interpretation or administration thereof by any central bank or comparable agency or any other Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against Property of, deposits with or for the account of or credit extended by any Lender or any Issuer (except any such reserve requirement that is reflected in the Eurodollar Rate Reserve Percentage), or shall impose on such Lender or such Issuer or the London interbank market any other condition affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuer of making or maintaining any Eurodollar Rate Loan or increase the cost to such Lender or such Issuer of issuing or maintaining any Letter of Credit, paying or funding any draw request thereunder or purchasing or maintaining a participation therein, or to reduce the amount of any sum received or receivable by such Lender hereunder or such Issuer hereunder or under any Letter of Credit Reimbursement Agreement (whether of principal, interest, fees or otherwise) by an amount reasonably determined by such Lender or such Issuer to be material, then the Borrower will pay to such Lender or such Issuer, as the case may be, following receipt of a notice from such Lender or such Issuer, as the case may be, to such effect, such additional amount or amounts as will compensate such Lender or such Issuer, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or any Issuer shall have determined that (i) the adoption after the date of this Agreement of any Governmental Requirement, guideline or directive regarding capital adequacy, (ii) any change after the date of this Agreement in any such Governmental Requirement, guideline or directive or in the interpretation or administration thereof after the date of this Agreement by any central bank or comparable agency or any other Governmental Authority charged with the interpretation or administration thereof or (iii) compliance by any Lender (or any lending office of such Lender) or any Issuer or any Lender's or any Issuer's holding company with any request or directive regarding capital adequacy issued after the date of this Agreement under any Governmental Requirement or guideline (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or such Issuer's capital or on the capital of such Lender's or such Issuer's holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuer pursuant hereto to a level below that which such Lender or such Issuer or such Lender's or such Issuer's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or such Issuer's policies and the policies of such Lender's or such Issuer's holding company with respect to capital adequacy) by an amount reasonably determined by such Lender or such Issuer to be material, then from time to time the Borrower will pay to such Lender or such Issuer, as the case may be, following receipt of a notice from such Lender or such Issuer, as the case may be, to such effect, such additional amount or amounts as shall compensate such Lender or such Issuer or such Lender's or such Issuer's holding company for any such reduction suffered.

     (c) Any Issuer or any Lender requiring payment under this Section 3.05 shall deliver to the Borrower a statement reasonably setting forth the amount and manner of determination thereof, which statement shall be conclusive, absent manifest error.

     (d) Each Lender will promptly notify the Borrower of any event occurring after the date of this Agreement of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.05 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     Section 3.06 Taxes.

     (a) Any and all payments by the Borrower of the Obligations shall be made free and clear of and without deduction for any and all present or future Taxes. If the Borrower shall be required by any Governmental Requirement to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any Issuer or the Agent, (i) the sum payable by the Borrower shall be increased by the amount necessary so that, after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this
Section 3.06), such Lender, such Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Governmental Requirements.

     (b) In addition, the Borrower shall pay any and all present and future transfer, documentary, stamp and similar Taxes, any and all other excise and property Taxes, charges and similar levies and all recording and filing Taxes and fees which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower shall indemnify each Lender, each Issuer and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 3.06) paid by such Lender, such Issuer or the Agent (as the case may be) and all liabilities (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, INCLUDING PENALTIES, ADDITIONS TO TAX, INTEREST AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE) ON THE PART OF SUCH LENDER, SUCH ISSUER OR THE AGENT, but excluding penalties, additions to tax, interest and expenses arising as a result of the gross negligence or willful misconduct on the part of such Lender, such Issuer or the Agent. Payments in respect of the foregoing indemnification shall be made by the Borrower within five days after the date such Lender, such Issuer or the Agent (as the case may be) makes demand therefor.

     (d) Within 30 days after the date of any payment of Taxes by the Borrower pursuant to this Section 3.06, the Borrower shall furnish to the applicable Lenders, the Issuers, and the Agent the original or a certified copy of a receipt evidencing payment thereof. If the Borrower makes any payment in respect of any Obligation from any account located outside the United

States or any such payment is made by a payor that is not a United States Person and if no Taxes are payable in respect of such payment, the Borrower shall furnish to the applicable Lenders, the Issuers, and the Agent a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this Section 3.06, the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

     (e)  Each Lender that is not a United States Person hereby agrees that:

          (i) it shall, no later than the date of this Agreement (or, if such Lender becomes a party hereto pursuant to Section 3.07 or 10.06, the date upon which such Lender becomes a party hereto), deliver to the Borrower through the Agent, with a copy to the Agent (A) if any Lending Office is located in the United States of America, two accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto ("Form W-8ECI"), (B) if any Lending Office is located outside the United States of America, two accurate and complete signed originals of Internal Revenue Service Form W-8BEN or any successor thereto ("Form W-8BEN"), or (C) if such Lender is claiming exemption from withholding of United States federal income tax under Section 871(h) or 881(c) of the Code with respect to "portfolio interest," a Form W-8BEN or any successor thereto (and, if such Lender delivers a Form W-8BEN, pursuant to clause (C) of this paragraph, such Lender will certify that it (1) is not a bank, for purposes of Section 881(c) of the Code, receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, (2) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and (3) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Lending Offices under this Agreement free from withholding of United States federal income tax;

          (ii) if at any time such Lender changes any Lending Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrower through the Agent, with a copy to the Agent, in replacement for the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224 or Form 1001, as applicable, or a Form W-8, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States federal income tax;

          (iii) it shall, before or promptly after the occurrence of any event (including the passing of time, but excluding any event mentioned in clause (ii) above) requiring a change in the most recent forms or form previously delivered by such Lender pursuant to this Section 3.06(e) and if the delivery of the same be lawful, deliver to the Borrower through the Agent, with a copy to the Agent, two accurate and complete original signed copies of Form 4224 or Form 1001, as applicable, or a Form W-8 in replacement for the forms or form previously delivered by such Lender; and

          (iv) it shall, reasonably promptly upon the reasonable request of the Borrower to that effect, deliver to the Borrower through the Agent such other forms or similar documentation as may be required from time to time by any applicable Governmental Requirement, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

     (f) The obligations of the Borrower contained in this Section 3.06 shall survive the termination of this Agreement and the payment in full of the Obligations.

     Section 3.07 Substitution of Lender. If (a) the obligation of any Lender to make or Convert Loans into Eurodollar Rate Loans has been suspended pursuant to
Section 2.06(b), (b) any Lender has demanded compensation under Section 3.05 or
(c) any Lender has notified the Borrower that it is not capable of receiving payments without deduction or withholding pursuant to Section 3.06, the Borrower may replace such Lender by designating in a notice given to the Agent an Eligible Assignee to replace such Lender, which Eligible Assignee, if not already a Lender, shall be subject to the approval of the Issuers and Agent, which approval shall not be unreasonably withheld. If the Borrower so designates an Eligible Assignee, then the Agent shall give notice thereof to the Lender to be replaced, and thereupon, such Lender shall promptly consummate an assignment of such Lender's Commitment, Loans, Notes, participations in Letters of Credit and other rights and obligations hereunder relative to the Commitment of such Lender to such Eligible Assignee in accordance with Section 10.06. For purposes of Section 3.04(a), a Lender consummating an assignment pursuant to this Section
3.07 shall be deemed to have been paid on the effective date of such assignment all its Loans then being assigned.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

Section 4.01 Initial Conditions to Loans and Letters of Credit. The obligation of each Lender to make its initial Loan and the obligation of the Issuers to issue the initial Letters of Credit are subject to the Agent's receipt of (or, where applicable, the occurrence of) each of the following, in sufficient number for each of the Lenders and the Issuers and in form and substance reasonably satisfactory to the Agent:

     (a) this Agreement, with all exhibits and schedules thereto, duly executed and delivered as applicable by each of the parties hereto, and a Note for each Lender, in the amount of such Lender's Commitment, each duly executed by the Borrower and dated as of the date of this Agreement;

     (b) each Security Document, with all exhibits and schedules thereto, duly executed and delivered by each of the parties thereto and dated as of the date of this Agreement (except that the original Mortgage shall be delivered to the Title Company for filing, and true and correct copies of the executed Mortgage shall be delivered to the Agent), and the following:

          (i) proper financing statements, duly filed on the Closing Date in the offices identified on Schedule 5.15 or in any other jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority (subject only to Permitted Liens) liens and security interests created under the Security Documents, covering the Collateral described in the Security Documents,

          (ii) evidence that originals of the Mortgage on the Refinery have been delivered to the Title Company with instructions for recording in the Real Property Records of Harris County, Texas,

          (iii) copies of the Borrower's 1999 survey of the Refinery, a survey reliance letter executed by the Borrower's surveyor who prepared such survey, and Borrower's Affidavit as to Prior Survey in form satisfactory to the Title Company,

          (iv) evidence that the Title Company is prepared, upon recording the Mortgage, to issue a Mortgagee Policy of Title Insurance (Form T-2) in favor of Agent, in a policy amount of $45,388,000, in conformance with the Title Commitment, covering and describing the real property components of the Refinery and the improvements affixed thereto that by law constitute a portion of such real property, and containing the following modifications and/or endorsements:

                 (A) The standard exception for "Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments, or protrusions or any overlapping of improvements shall be revised to read "Shortages in area only";

                 (B) The standard exception for taxes shall be revised to read "Standby fees, taxes and assessments by an taxing authority for the year 2002;

                 (C)  The exception for liens and leases shall be deleted;

                 (D)  The policy shall contain the T-14 (First Loss)
                      Endorsement;

                 (E)  The policy shall contain the T-15 (Last Dollar)
                      Endorsement;

                 (F) The policy shall contain the T-19 (Restrictions, Encroachments and Minerals) Endorsement;

                 (G)  The policy shall contain the T-33 (Adjustable Mortgage
                      Loan) Endorsement;

                 (H) The policy shall contain the T-35 (Revolving Credit) Endorsement; and

          (v) evidence that all other actions that the Agent may deem necessary or desirable have been taken or are the subject of arrangements reasonably satisfactory to the Agent for completion concurrently with or promptly after the Closing Date in order (A) to perfect and protect the first priority Liens created under the Security Documents (including, without limitation, receipt of duly executed payoff letters, and UCC-3 termination statements) and (B) to conclude that Acceptable Security Interests will have been created on all Collateral, upon the recording of the Mortgage and the filing of the financing statements;

     (c)  a Secretary's Certificate, dated the Closing Date, in the form of
Exhibit 4.01(c), certifying as to (i) attached copies of the Charter Documents, as amended, modified and supplemented and in effect on the Closing Date, of the Borrower, (ii) resolutions evidencing the Partnership Governance Committee Action approving and authorizing the applicable Loan Documents and the Borrowings and issuances of the Letters of Credit hereunder, and (iii) the names and true signatures of the officers of the Borrower authorized to sign each Loan Document;

     (d) a copy of the Certificate of Limited Partnership of the Borrower, certified as of a Current Date by the Secretary of State of the State of Delaware;

     (e) a certificate of existence and good standing with respect to the Borrower, issued as of a Current Date by the Secretary of State of the State of Delaware;

     (f) certificates, issued by the Secretaries of State of the States of Alabama and Texas to the effect that the Borrower is registered as a foreign limited partnership under the name "LYONDELL-CITGO Refining LP" in those States, and a certificate issued as of a Current Date by each such Secretary of State which certifies that the Borrower has not filed a certificate of cancellation of such registration;

     (g) opinions of counsel for the Borrower, dated the Closing Date, in the forms of Exhibits 4.01(g)-1 and 4.01(g)-2;

     (h) a certificate of a Responsible Officer, dated the Closing Date, in the form of Exhibit 4.01(h) to the effect, among others, that (i) the representations and warranties set forth in Article V are true and correct in all material respects as of the Closing Date (unless made as of a specific date as set forth therein) and (ii) no Default exists or would exist as a result of making a Loan or the issuance of a Letter of Credit on the Closing Date;

     (i) evidence in form and substance reasonably satisfactory to the Agent of the maintenance of the property and business interruption insurance required by
Section 7.04 naming the Agent as an additional insured and loss payee, and evidence of the maintenance of liability insurance required by Section 7.04 naming the Agent as an additional insured;

     (j) evidence that, prior to or on the Closing Date: (i) all outstanding Indebtedness and other amounts owing under the Existing Revolving Credit Agreement will have been paid and discharged in full, and all outstanding Indebtedness and other amounts owing under the Existing Term Credit Agreement will be paid and discharged in full with: (A) the proceeds of the Term Loans; and (B) after the proceeds of the Term Loans have been applied in full for such purpose, to the extent there remains any Indebtedness outstanding under the Existing Term Credit Agreement, proceeds of the Loans or other available cash of the Borrower; (ii) all commitments to lend under each such credit agreement have been or will be terminated (such evidence to include a letter from the Borrower to the agents and the lenders under each such credit agreement terminating all commitments thereunder); and (iii) any Liens under each such credit agreement have been or will be released;

     (k) the results of a recent search of the Uniform Commercial Code, tax, and judgment lien records in (i) the offices of the Secretary of State of the State of Texas, the Secretary of State of the State of Delaware and the Secretary of State of the State of Alabama and (ii) the tax and judgment lien records in all counties in Alabama and Texas in which the Borrower's Property is located, in each case together with copies of all financing statements found in such searches, and in each case which shall reveal no Liens except Permitted Liens on any of the Property of the Borrower, or any revenues, income or profits therefrom, and shall otherwise be satisfactory to the Agent;

     (l) an independent environmental report in form and substance satisfactory to the Agent from Pilko and Associates, Inc.;

     (m) receipt by the Agent and the Lenders of the independent engineer's report by Purvin & Gertz, Inc., including financial projections, in form and substance reasonably satisfactory to the Agent;

     (n) payment of all fees and reasonable expenses of the Agent, including reasonable fees and expenses of common counsel to the Lenders, and fees of the Issuers and the Lenders that are due and payable on the Closing Date pursuant to this Agreement, any other Loan Document or the Fee Letters;

     (o) a duly executed and delivered agreement between the Borrower and the Service Agent to the effect specified in Section 10.08;

     (p) certified copies of the Contribution Agreement and the Refined Products Purchase Agreement and one certified copy, to be held by the Agent pursuant to its existing written safekeeping agreement with the Borrower and delivered with such copy, of each of the Crude Supply Agreement and the Supplemental Supply Agreement, in each case as amended, modified and supplemented and in effect on the Closing Date;

     (q) a duly executed Commercial Letter of Credit Reimbursement Agreement in the form attached hereto as Exhibit 2.03(c)-(1) and a duly executed Standby Letter of Credit Reimbursement Agreement in the form attached hereto as Exhibit 2.03(c)-(2), each with respect to Letters of Credit issued or deemed issued under Section 2.03(a) by the Primary Issuer, and a duly executed Standby Letter of Credit Reimbursement Agreement in the form attached hereto as Exhibit 2.03(c)-2 with respect to the Letter of Credit deemed issued under Section 2.03(a);

     (r) the Agent is satisfied that there shall not have occurred or become known: (i) any material adverse condition or material adverse change in or affecting the business, operations, Property, condition (financial or otherwise) or prospects of the Borrower or its Subsidiaries, taken as a whole, or (ii) any material adverse condition or material adverse change in or affecting the business, operations, property or condition (financial or otherwise) of PDVSA or PDVSA Petroleo, S.A., which would materially adversely change or affect the ability of such Person, as applicable, to perform its obligations under the Supplemental Supply Agreement or the Crude Supply Agreement, as applicable, in accordance with its terms;

     (s) the Agent is satisfied that as at the end of the fiscal quarter of the Borrower ending immediately prior to the Closing Date, the Borrower would have been in compliance with the applicable covenants set out in Section 7.17 of this Agreement if this Agreement had then been in effect;

     (t) the Agent shall have received an appraisal of the Refinery in form and substance reasonably satisfactory to the Agent and the Borrower;

     (u) the Agent shall have received evidence in form and substance reasonably satisfactory to it that the maturity of the Borrower's Qualified Subordinated Debt has been extended to a date at least six months after the Termination Date;

     (v) the Agent shall have received evidence in form and substance reasonably satisfactory to it that the conditions precedent listed in Section 4.01 of the Term Credit Agreement shall have been met simultaneously with the closing of this Agreement; and

     (w) the Agent shall have received such other documents, governmental certificates, agreements, and additional information as the Agent and the Lenders may reasonably request, and such information shall be reasonably satisfactory in form and substance to the Agent, its counsel, and the Lenders.

     Section 4.02 Conditions to Each Borrowing. The obligation of any Lender to make a Loan on the occasion of each Borrowing, including its initial Loan, but not including a Loan pursuant to the second and last sentences of Section 2.03(g) to fund a drawing under a Letter of Credit, is subject to the satisfaction of the following conditions precedent that on the date of such
Borrowing:

     (a) the Agent has received a Notice of Borrowing with respect to such Loan in accordance with this Agreement;

     (b) the representations and warranties set forth in Article V are true and correct in all material respects (unless made as of a specific date as set forth therein) before and after giving effect to the making of such Loan;

     (c) no Default exists or would exist as a result of making such Loan or the application of the proceeds thereof;

     (d) such Loan will not contravene any Governmental Requirements applicable to such Lender; and

     (e) the Agent and such Lender are satisfied that the proceeds of such Loan will be used for purposes not inconsistent with Section 5.13.

     Section 4.03 Conditions to Each Letter of Credit. The obligations of any Issuer to issue any Letter of Credit, including the initial Letters of Credit, are subject to the satisfaction of the following conditions precedent that on the date of the issuance of such Letter of Credit (except that the condition set forth in Section 4.03(a) shall not apply to the deemed issuance on the Closing Date described in the last sentence of Section 2.03(a)):

     (a) the Agent and such Issuer have received a Letter of Credit Request with respect to such Letter of Credit in accordance with Section 2.03(d);

     (b) such Issuer has received a Letter of Credit Reimbursement Agreement and such other documents and items relating to such Letter of Credit as such Issuer reasonably may request;

     (c) the representations and warranties set forth in Article V are true and correct in all material respects (unless made as of a specific date as set forth therein) before and after giving effect to the issuance of such Letter of Credit;

     (d) no Default exists or would exist as a result of the issuance of such Letter of Credit;

     (e) the issuance of such Letter of Credit will not contravene any Governmental Requirement applicable to any Issuer or any Lender; and

     (f) the Agent and such Issuer are satisfied that such Letter of Credit is being issued for purposes not inconsistent with Section 5.13.

     Section 4.04 Conditions to Conversions. The obligation of any Lender to Convert any Loan into a Eurodollar Rate Loan pursuant to a Notice of Conversion is subject to the satisfaction of the following conditions precedent that on the date of Conversion:

     (a) the Agent has received a Notice of Conversion in accordance with
Section 2.07;

     (b) the representations and warranties set forth in Article V (other than in Sections 5.05 and 5.06(a)(ii)) are true and correct in all material respects (unless made as of a specific date as set forth therein);

     (c) no Default exists; and

     (d) such Conversion will not contravene any Governmental Requirement applicable to such Lender.

     Section 4.05 Deemed Fulfilled Conditions. Except to the extent that the Borrower has disclosed in the Notice of Borrowing, Letter of Credit Request or Notice of Conversion, as the case may be, or in a subsequent notice given to the Agent prior to 5:00 P.M. (New York City time) on the Business Day before the requested date for the making of the requested Borrowing, Letter of Credit issuance or Conversion, that an applicable condition specified in this Article IV will not be fulfilled as of the requested time for the making of such Loans, the issuance of such Letter of Credit or such Conversion, the Borrower shall be deemed to have made a representation and warranty as of such time that the conditions specified in such clauses have been fulfilled, except that in no event shall the Borrower make or be deemed to make any representation or warranty as to Section 4.02(d), 4.03(e) or 4.04(d). No such disclosure by the Borrower that a condition specified in this Article IV will not be fulfilled as of the requested time for the making of the requested Loans, issuance of the requested Letter of Credit or effecting the requested Conversion shall affect the right of each Lender not to make the Loans requested to be made by it, each Issuer not to issue such Letter of Credit or each Lender not to effect such Conversion if such condition has not been fulfilled at such time.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     In order to induce the Agent, the Issuers and each Lender to enter into this Agreement and to make each Loan and issue each Letter of Credit requested to be made or issued by it, the Borrower represents and warrants as follows (which representations and warranties will survive the delivery of any Note and any other Loan Document and the making of any Loan and the issuance of any Letter of Credit).

     Section 5.01 Organization; Power; Qualification. The Borrower (a) is a limited partnership duly organized, validly existing and in good standing under the DRULPA and (b) has all the requisite power and authority under the DRULPA and its Charter Documents to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Borrower is, and each Subsidiary is, duly registered, qualified or licensed and in good standing as a foreign limited liability company, a foreign limited partnership or a foreign corporation, as the case may be, in good standing, when applicable, in each jurisdiction in which it owns or leases Property or proposes to own or lease Property or in which the carrying on of its business as now conducted or as proposed to be conducted so requires, except to the extent that failures to be so registered, qualified or licensed individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Borrower is, and each Subsidiary is, duly registered, qualified or licensed and in good standing as a foreign limited liability company (if it is a limited liability company), a foreign limited partnership (if it is a partnership) or corporation (if it is a corporation) in good standing in all jurisdictions in which it owns or leases Property or proposes to own or lease Property or in which the carrying on of its business as now conducted or as proposed to be conducted so requires, except to the extent that failures to be so registered, qualified or licensed individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, (a) Lyondell and CITGO collectively own, directly or indirectly, 100% of the partnership interests of the Borrower and have the right to vote such interests and to manage the business and affairs of the Borrower consistent with the terms and provisions of the Partnership Agreement and (b) the Borrower has no Subsidiaries. Each Subsidiary, if any, is a Wholly-Owned Subsidiary.

     Section 5.02 Authorization; Enforceability; Absence of Conflicts; Required Consents. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, and the incurrence of the Indebtedness and other Obligations contemplated hereby and thereby, are within its power and authority under its Charter Documents and the DRULPA and have been duly authorized by all proceedings required under its Charter Documents and the DRULPA. This Agreement, the Notes, and the Security Documents have been, and each of the other Loan Documents to which the Borrower is a party when delivered to the Agent will have been, duly executed and delivered by the Borrower and are, or when so delivered will be, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance in accordance with their respective terms by the Borrower of the Loan Documents to which it is a party, and the incurrence of Indebtedness and other Obligations pursuant thereto, do not and will not (a) violate, breach or constitute a default under (i) the Charter Documents of the Borrower or any Subsidiary, (ii) any Governmental Requirement applicable to the Borrower or any Subsidiary or (iii) any other Material Agreement of the Borrower or any Subsidiary, (b) result in the acceleration or mandatory prepayment of any Indebtedness of the Borrower or any Subsidiary or afford any holder of any such Indebtedness the right to require the Borrower or any Subsidiary to redeem, purchase or otherwise acquire, reacquire or repay any such Indebtedness or (c) cause or result in the imposition of or afford any Person the right to obtain any Lien upon any Property of the Borrower or any Subsidiary (or upon any revenues, income or profits of the Borrower or any Subsidiary therefrom) other than the Liens created by the Loan Documents. No Governmental Approvals are required to be obtained or made, and no reports or notices to any Governmental Authority are required to be made, by the Borrower for the execution, delivery or performance by the Borrower of the Loan Documents or the enforcement against the Borrower of its obligations thereunder or the incurrence of Indebtedness and other Obligations by the Borrower pursuant thereto, other than the recording of the Mortgages and the filing of the UCC financing statements as contemplated in the Loan Documents.

     Section 5.03 Compliance With Laws; Environmental Matters. Each of the Borrower and the Subsidiaries (a) possesses, and is in compliance with the terms and conditions of, all Governmental Approvals necessary for the ownership or lease and operation of its Property and the carrying on of its business as now conducted or proposed to be conducted, including the transactions contemplated by the Loan Documents, except for such failures to possess and noncompliances that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (b) is in compliance with all Governmental Requirements applicable to it or any of its Property, including, without limitation, all applicable Governmental Requirements under ERISA and Environmental Laws, except for such noncompliances by the Borrower and the Subsidiaries that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries has no knowledge of any condition, event, circumstance, act or omission that could reasonably be expected to form the basis of any Litigation regarding noncompliance with or cleanup responsibility under Environmental Laws, which, if such condition, event, circumstance, act, or omission is true and remains unremedied, could reasonably be expected to have a Material Adverse Effect.

     Section 5.04 No Defaults. No Default has occurred and is continuing. Neither the Contribution Agreement nor any Supply or Purchase Contract has been terminated.

     Section 5.05 Litigation. There is no Litigation (including any Litigation under Environmental Laws) pending or, to the knowledge of the Borrower, threatened to which the Borrower or any Subsidiary is or may become a party that
(a) questions or involves the validity or enforceability of any of the Loan Documents, (b) could reasonably be expected to have a Material Adverse Effect, or (c) seeks (or reasonably may be expected to seek) to rescind, revoke, terminate, cancel, withdraw, suspend, modify or change adversely or withhold any Governmental Approval that is Material or any Material Agreement and in which the remedies sought or expected to be sought, if obtained, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     Section 5.06 Financial Statements; Disclosure.

     (a) Financial Statements.

         (i) The Financial Statements (including in each case the related schedules and notes) delivered to the Agent present fairly, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries at the respective dates of the balance sheets included therein and the consolidated results of their operations and their consolidated cash flows for the respective periods set forth therein and have been prepared in accordance with GAAP (subject, in the case of interim financial statements, to normal year-end adjustments). As of the date of any balance sheet included in such Financial Statements, neither the Borrower nor any Subsidiary then had any outstanding Indebtedness to any Person or any Material, individually or in the aggregate, liabilities of any kind (including contingent obligations, tax assessments or unusual forward or long-term commitments), or any Material unrealized or anticipated loss, required to be reflected in such Financial Statements or in the notes related thereto in accordance with GAAP which were not so reflected.

          (ii) Since December 31, 2001, no change has occurred in the business, operations, Property, liabilities, condition (financial or otherwise) or results of operations of the Borrower that could reasonably be expected, either alone or together with all other such changes, to have a Material Adverse Effect.

     (b)  Disclosure.

          (i) As of the date hereof, all Information that has been made available to the Agent, any Issuer or any Lender by or on behalf of the Borrower prior to the date of this Agreement in connection with the transactions contemplated by this Agreement is, taken together, true and correct in all material respects (other than financial budgets and projections) and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

          (ii) All Information that is made available after the date of this Agreement from time to time to the Agent, any Issuer or any Lender by or on behalf of the Borrower in connection with or pursuant to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby will be, when made available and taken together, true and correct in all material respects (other than financial budgets and projections) and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

          (iii) All financial budgets and projections that have been or are hereafter from time to time prepared by or on behalf of the Borrower and made available to the Agent, any Issuer or any Lender pursuant to or in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to the Agent in good faith and were and will be based on facts and assumptions that are believed by the management of the Borrower to be reasonable in light of the then current and foreseeable business conditions of the Borrower and the Subsidiaries and represented and will represent the Borrower's management's good faith estimate of the consolidated projected financial performance of the Borrower and the Subsidiaries based on the information available to the Responsible Officers at the time so furnished.

     Section 5.07 Taxes. Each of the Borrower and each Subsidiary have filed or caused to be filed all Tax returns that are required to have been filed by or with respect to it in every jurisdiction and have paid all Taxes shown to be due and payable on such returns and all other Taxes payable by them by assessment, to the extent such Taxes have become due and payable and before they have become delinquent, except for (a) any Taxes the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower has established adequate reserves on its books in accordance with GAAP or (b) Taxes, other than Federal Taxes and Taxes payable to Alabama and Texas Governmental Authorities, to which this clause (b) does not relate, the nonpayment of which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is a party to any Tax sharing, Tax allocation or similar agreement except to the extent the Partnership Agreement may be deemed to be such an agreement.

     Section 5.08 Investment Company Act; PUHCA. Neither the Borrower nor any Subsidiary is (a) an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, (b) a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" or a "public utility," as such terms are defined in the Public Utility Holding Company Act of 1935, or (c) subject to any Governmental Requirement that regulates or otherwise limits its ability to issue promissory notes or securities (other than the Securities Act of 1933, the Trust Indenture Act of 1939 and state "blue sky" laws) or (in the case of the Borrower) to perform its obligations under the Loan Documents.

     Section 5.09 Employee Benefit Plans.

     (a) Neither the Borrower nor any ERISA Affiliate of the Borrower has incurred or is reasonably expected to incur any withdrawal liability under ERISA to, or with respect to, any Multiemployer Benefit Plan; the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the lending of funds pursuant to the provisions of this Agreement will not involve any Prohibited Transaction; no Benefit Plan established or maintained by the Borrower or any ERISA Affiliate of the Borrower, or to which the Borrower or any ERISA Affiliate of the Borrower has made contributions, had an Accumulated Funding Deficiency, whether or not waived, as of the last day of the most recently ended plan year of such Benefit Plan; no liability, individually or in the aggregate, to the PBGC (other than required insurance premiums, all of which that have become due have been paid) has been incurred and not satisfied in full by the Borrower or any ERISA Affiliate of the Borrower with respect to any Benefit Plan; and no event or condition has occurred, or is reasonably expected to occur, which presents a material risk of the termination of any Benefit Plan under circumstances which could result in a material liability to the Borrower, directly or indirectly or as a result of the liability of a current or former ERISA Affiliate of the Borrower; provided, however, for purposes of this Section 5.09(a), a liability shall be considered material at any time if it could reasonably be expected, individually or in the aggregate with all other such liabilities, to result in a Material Adverse Effect.

     (b) No Lien in favor of a Benefit Plan, a Welfare Plan, any Multiemployer Benefit Plan or the PBGC exists upon any Property of the Borrower or any Subsidiary or upon any revenues, income or profits of the Borrower or any Subsidiary therefrom nor to the knowledge of any Responsible Officer has there been any occurrence with respect to any such plan that, with or without the passage of time, could reasonably be expected to have a Material Adverse Effect.

     Section 5.10 Title to Property; Leases. In each case, free and clear of all Liens except for Permitted Liens, the Borrower has (a) good and indefeasible fee simple title to the real property components of the Birmingport Facility and Refinery, except the Easements, (b) sufficient title to the Company Pipelines and the Easements to enable the Borrower to use the Company Pipelines and Easements as the same were used by Lyondell immediately prior to July 1, 1993, and as the same have been used by the Borrower immediately prior to the date of this Agreement and as they are intended as of the date of this Agreement to be used by the Borrower after such date in the operation of the Refinery in a manner consistent with the Borrower's past practices, and any defect in title to any portion of the Company Pipelines and the Easements will not or could not reasonably be expected to have a Material Adverse Effect. In each case, free and clear of all Liens except for Permitted Liens, the Borrower has good and valid title to all its other tangible Property that individually or in the aggregate are Material, and each Subsidiary has good and valid title to all its tangible Property that individually or in the aggregate with the tangible Property purported to be owned by all Subsidiaries are Material. All Property consisting of leases of Property by the Borrower and the Subsidiaries which individually or in the aggregate are Material are valid and subsisting and in full force and effect, the Borrower and the Subsidiaries enjoy the quiet and undisturbed possession of such leased Property and no default exists under such leases, except for such lack of such enjoyment and defaults that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 5.11 Labor Matters. There are no strikes, work stoppages, slowdowns or lockouts pending or, to the knowledge of the Borrower, threatened against or involving the Borrower or any Subsidiary, other than those that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 5.12 Intellectual Property. The Borrower owns or possesses the right to use, and each Subsidiary owns or possesses the right to use, all Intellectual Property necessary to the conduct of its business as now conducted or proposed to be conducted, in each case free of any claims or infringements known to the Borrower, except for claims and infringements that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 5.13 Use of Proceeds. The Borrower will use (a) the proceeds of the Loans solely for working capital and general business purposes (including, in relation to the initial Borrowing hereunder, to refinance Indebtedness of the Borrower outstanding under the Existing Revolving Credit Agreement) and (b) request the issuance of Letters of Credit consistent with such purposes. None of the proceeds of the Loans will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "margin stock" within the meaning of Regulation T, U or X. Neither the Borrower nor any Subsidiary owns any margin stock. The Borrower does not intend to apply, nor will it apply, any part of the proceeds of any Loan in any manner or to any purpose that is unlawful or would involve a violation of any Governmental Requirement relating to the use of funds applicable to the Borrower or the transactions contemplated by the Loan Documents, including, without limitation, Regulation T, U or X.

     Section 5.14 Location of Real Estate. The Collateral of the Borrower which is real property is located in Harris County, Texas.

     Section 5.15 Creation of Liens on Collateral. Each Security Document, the recording of the Mortgages in the Real Property Records of Harris County, Texas, and the taking of other actions provided for in the Applicable UCC, together with the filing of UCC financing statements in the offices set forth on Schedule 5.15, creates an Acceptable Security Interest in the Collateral described in such Security Document. No filings, recordings, Governmental Approvals, registrations, or third party consents are required in order to perfect an Acceptable Security Interest in the Collateral granted under any Security Document except for filings or recordings which are the subject of arrangements, satisfactory to the Collateral Agent, for filing or recording on or promptly after the date hereof. Such Collateral constitutes and includes all Property of the Borrower other than Excluded Property. There are no material prohibitions on the pledge of the Collateral.

     Section 5.16 Perfection of Collateral. All executed originals of each promissory note or similar instrument that constitutes or evidences Collateral either (i) are in the possession of the Borrower, or (ii) have been delivered to the Collateral Agent, or (iii) if possession thereof is through a third party custodian other than the Collateral Agent, either (A) the Borrower and the Collateral Agent have received a written acknowledgment from such custodian that such custodian is holding the promissory note or similar instrument, as applicable, that constitute or evidence the Collateral solely on behalf of and for the benefit of the Collateral Agent, acting for the benefit of the Secured Parties, or (B) the Borrower and the Collateral Agent have received a written acknowledgement from such custodian that such custodian is acting solely as agent of the Collateral Agent. The Lenders, the Issuers, the Agent, and the Collateral Agent agree that the Borrower is not required to perfect the security interest of the Collateral Agent on Titled Vehicles, deposit accounts, securities accounts, or other money now or hereafter owned by the Borrower, notwithstanding anything herein or in the Security Agreements to the contrary, and each representation and warranty, covenant, or other provision in this Agreement relating to the Titled Vehicles, deposit accounts, securities accounts, or other money shall be modified by this sentence as though fully set forth therein and made a part thereof.

     Section 5.17 Priority of Liens on Collateral. The Borrower has not authorized the filing of and has no knowledge of any financing statements against the Borrower that includes a description of any part of the Collateral other than any financing statement (A) relating to the Liens granted to the Collateral Agent for the benefit of the Secured Parties under the Security

Documents, (B) that has been terminated, or (C) that relates to a Permitted Lien. With respect to Collateral constituting deposit accounts or securities accounts, such accounts are not in the name of any Person other than the Borrower or the Collateral Agent, and the Borrower has not consented to the bank maintaining any such accounts to comply with instructions of any Person other than the Collateral Agent. With respect to any promissory note or similar instrument that constitutes or evidences Collateral, no such promissory note or similar instrument has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, for the benefit of the Secured Parties.

     Section 5.18 Subsidiaries. As of the date of this Agreement, the Borrower has no Subsidiaries.

     Section 5.19 Excluded Property. The Excluded Property (other than the Crude Supply Agreement and the Supplemental Supply Agreement) is not Material.

                                   ARTICLE VI

                      FINANCIAL STATEMENTS AND INFORMATION

     So long as any of the Commitments remain in effect and until payment in full of the Loans, the Letter of Credit Obligations, and all other Obligations that have become due when the Loans and the Letter of Credit Obligations have been paid in full, unless compliance with the provisions of the following Sections shall have been waived in writing by the Required Lenders, the Borrower agrees as follows.

     Section 6.01 Reporting Requirements. The Borrower will furnish to the
Agent:

     (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each of its fiscal years:

          (i) a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such fiscal quarter, the related consolidated statements of income or operations and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, and the notes related thereto, prepared in accordance with GAAP (subject to normal year-end adjustments); and

          (ii) a certificate with respect thereto of a Responsible Officer or the Manager, Accounting Services of the Borrower in the form of
                 Exhibit 6.01(a);

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

     (b) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each of its fiscal years, commencing with the fiscal year ending December 31, 2002:

          (i) a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such fiscal year and the related consolidated statements of income or operations and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and the notes related thereto, prepared in accordance with GAAP;

          (ii) the audit report of PricewaterhouseCoopers, or another nationally recognized firm of independent certified public accountants, on such consolidated financial statements, which report shall be unqualified and state that in the opinion of such accountants such consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and the Subsidiaries at the dates and for the periods covered in such financial statements and have been prepared in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion under the circumstances; and

          (iii) a certificate of a Responsible Officer or the Manager, Accounting Services of the Borrower in the form of Exhibit 6.01(b);

     (c)  Notices and Information. Promptly and in any event:

          (i) within five Business Days after (A) the approval by the Partnership Governance Committee of any budget of any type contemplated by Section 9.2 of the Partnership Agreement as in effect on the date of this Agreement, or any amendment of or supplement to any such budget, a copy of that budget, amendment or supplement, (B) the beginning of any fiscal year, if the Partnership Governance Committee has not approved for such fiscal year any budget of any type contemplated by Section 9.2 of the Partnership Agreement as in effect on the date of this Agreement before the beginning of such fiscal year, a copy of
                 (1) the proposed budget in the form most recently submitted to the Partnership Governance Committee for approval and (2) if such budget is the operating budget, the budget or other plan pursuant to which the Borrower is then conducting operations, and (C) the sending to the Partnership Governance Committee of any business plan of the type contemplated by Section 9.6 of the Partnership Agreement as in effect on the date of this Agreement, a copy of that plan;

          (ii) within five Business Days after the sending or receiving thereof, copies of all material notices and communications sent by the Borrower or any Subsidiary to, or received by the Borrower or any Subsidiary from, any Governmental Authority, which notices in each case relate to matters that have had or could reasonably be expected to have a Material Adverse Effect;

          (iii) within five Business Days after the sending or receiving thereof, copies of all notices of termination or material default sent by the Borrower or any Subsidiary to, or received by the Borrower or any Subsidiary from, any party to any Material Agreement; and

          (iv) within five Business Days after the effective date thereof, (A) copies of all amendments and supplements to and modifications of the Borrower's Charter Documents and (B) copies of all amendments and supplements to and modifications of any Supply or Purchase Contract.

     (d) Defaults; ERISA; Material Adverse Effect. Promptly and in any event within (i) five Business Days after the Borrower has knowledge of a Default, written notice of such Default which specifies the nature and duration thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto, and (ii) within ten Business Days after the Borrower has knowledge of (A) the occurrence of any of the events described in Section 8.01(g)(i)-(v) whether or not a Default has occurred as a result thereof, written notice of such occurrence, (B) any material adverse change in the business, operations, Property, assets or conditions of the Borrower and the Subsidiaries, written notice of such change which specifies the nature thereof, or (C) the occurrence of any Reportable Event with respect to a Benefit Plan of the Borrower or any ERISA Affiliate of the Borrower, written notice of such Reportable Event which specifies the nature thereof;

     (e) Litigation; Environmental. Promptly and in any event within five Business Days after the Borrower has knowledge of (i) the commencement of any Litigation involving the Borrower or any of the Subsidiaries or any of their respective Property which (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect, (B) questions or involves the validity or enforceability of any of the Loan Documents or (C) if adversely determined, could reasonably be expected to result in the rescission, revocation, termination, cancellation, withdrawal, suspension, adverse modification of or change in or withholding of a Material Governmental Approval or any Material Agreement and such rescission, revocation, termination, cancellation, withdrawal, suspension, modification, change or withholding could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, notice of such Litigation, and (ii) any Environmental Event which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, notice of such Environmental Event; and, in each case, a written statement of a Responsible Officer of the Borrower or such Subsidiary describing such Litigation or Environmental Event;

     (f) Receipt of Insurance Proceeds. Promptly and in any event within five
(5) days after the Borrower or any Subsidiary has knowledge thereof, notice of the receipt by the Borrower or any Subsidiary of, or the occurrence of any event which could reasonably be expected to give rise to a receipt by the Borrower, any Subsidiary, or the Agent of, Insurance Proceeds in excess of $50,000,000 in the aggregate under all property or business interruption insurance policies maintained by the Borrower or any of its Subsidiaries, and a statement of a Responsible Officer of the Borrower on behalf of the Borrower describing such event and any action which the Borrower or any Subsidiary has taken to date and, to the extent identified by such date, any future actions that the Borrower or any Subsidiary proposes to take with respect thereto; and

     (g) Requested Information. Such information regarding the Loan Documents, the Loans, the books and records, business, affairs, operations, Property, liabilities, condition (financial or otherwise) or results of operations of the Borrower and the Subsidiaries and other information concerning the Borrower and the Subsidiaries as the Agent, any Issuer or any Lender may from time to time reasonably request.

     Section 6.02 Books and Records. The Borrower shall and shall cause each Subsidiary to keep and maintain a system of accounting established and administered in accordance with sound business practices and keep and maintain proper books of records and account.

     Section 6.03 Visits, Inspections and Discussions. Subject to Section 10.04, the Borrower shall and shall cause each Subsidiary to permit representatives (whether or not officers or employees) of any Lender, from time to time during the Borrower's normal daytime business hours, as often as may be reasonably requested and upon reasonable notice, to (a) visit any of the Property of the Borrower or such Subsidiary, (b) during any such visit, inspect, and verify the amount, character and condition of, any of the Property of the Borrower or such Subsidiary, (c) during any such visit, review and make extracts from the books and records of the Borrower or such Subsidiary, and (d) during any such visit, discuss the affairs, finances and accounts of the Borrower or such Subsidiary with its officers, employees or its independent public accountants (and the Borrower hereby authorizes such accountants to discuss the finances and affairs of the Borrower and the Subsidiaries); provided, that in the case of any discussions pursuant to clause (d), a representative of the Borrower designated by a Responsible Officer must be present, it being understood and agreed by the Borrower that it will cooperate to cause this condition to be satisfied. Each Lender will pay the costs incurred by such Lender in exercising its rights under this Section 6.03; provided, however, that if a Lender exercises its rights under this Section 6.03 after the occurrence of an Event of Default, then the Borrower will reimburse such Lender for the reasonable costs incurred by such Lender in connection therewith promptly after such Lender's request therefor. Nothing in this Agreement or any other Loan Document does, is intended to or shall be construed as authorizing the Agent, any Issuer or any Lender to conduct or have conducted for its account or the account of any other Person after the date of this Agreement any environmental inspection or audit of the Refinery or the real property on which the Refinery is situated or any other plant or Property owned or leased by the Borrower on the date of this Agreement.

                                  ARTICLE VII

                                CERTAIN COVENANTS

     So long as any of the Commitments remain in effect and until payment in full of the Loans, the Letter of Credit Obligations and all other Obligations that have become due when the Loans and the Letter of Credit Obligations have been paid in full, unless compliance with the provisions of the following Sections shall have been waived in writing by the Required Lenders, the Borrower agrees as follows.

     Section 7.01 Maintenance of Existence, Properties, and Permits.

     (a) The Borrower shall remain a limited partnership. The Borrower shall cause each Subsidiary that is a limited liability company or a limited partnership when it becomes a Subsidiary to maintain its existence as a limited liability company or limited partnership, as the case may be, under the appropriate act under which it was originally formed. The Borrower shall cause each Subsidiary that is a corporation when it becomes a Subsidiary to maintain its existence as a corporation. The Borrower shall and shall cause each Subsidiary to (i) be in good standing in each jurisdiction in which its ownership or lease of properties or its transaction of business requires it to be registered, qualified or licensed, except to the extent that failures to be so registered, qualified or licensed individually or in the aggregate by the Borrower and all Subsidiaries could not reasonably be expected to have a Material Adverse Effect, and (ii) keep and maintain all rights, franchises, licenses, permits, and privileges useful or necessary in the conduct of its business or the ownership of its Property, except to the extent that the failure to keep and maintain such rights, franchises, licenses, permits, and privileges individually or in the aggregate by the Borrower and all Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

     (b) The Borrower shall and shall cause each Subsidiary to maintain and preserve all of its Property, owned or leased, that is necessary or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted; provided, however, that no item of Property need be so maintained and preserved if the failure to so maintain and preserve such item individually or in the aggregate with all other items not so maintained and preserved by the Borrower and all Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

     (c) The Borrower shall and shall cause each Subsidiary to maintain and protect its ownership of or rights to use all Intellectual Property owned or used by it in the conduct of its business as now conducted and proposed to be conducted, in each case free of all claims and infringements known to the Borrower, except for such failure so to maintain and protect that individually or in the aggregate respecting all Intellectual Property owned or used by the Borrower and all Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

     Section 7.02  Compliance With Governmental Requirements.

     (a) The Borrower will and will cause each Subsidiary to comply with all applicable Governmental Requirements and Governmental Approvals, including, without limitation, Governmental Requirements under ERISA and applicable Environmental Laws and applicable Governmental Approvals required by applicable Environmental Laws, except for such noncompliances that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (b) The Borrower shall and shall cause each Subsidiary to maintain a policy which, in the reasonable business judgment of the Borrower, is reasonably designed to promote and monitor continued compliance by their respective operations and properties with applicable Environmental Laws and applicable Governmental Approvals required by applicable Environmental Laws.

     Section 7.03 Payment of Taxes and Claims. The Borrower shall and shall cause each Subsidiary to pay and discharge or cause to be paid and discharged promptly when due all Taxes imposed upon it or its revenues, income, profits or capital or in respect of any of its Property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than a Permitted Lien) on such Property or any part thereof; provided, however, that such payment and discharge by such Person shall not be required with respect to any such Tax or claim so long as the failure to make such payment and effect such discharge, together with all other failures then and theretofore permitted by this clause, could not reasonably be expected to have a Material Adverse Effect.

     Section 7.04  Insurance; Casualty.

     (a) The Borrower shall and shall cause each Subsidiary to maintain, with financially sound and reputable insurance companies or associations, insurance with the same policy limits, coverage provisions, deductibles, co-insurance limits, waiting periods, and other requirements as contained within the policies the Borrower maintained on the Closing Date, including, without limitation, public liability insurance, property insurance against loss or damage to its Property, and business interruption insurance; provided that Borrower and its Subsidiaries may make changes to the insurance that existed on the Closing Date that cause (i) reductions in policy limits, (ii) decreases in coverage provisions, (iii) increases in deductibles or co-insurance limits, (iv) increases in waiting periods, or (v) material changes to any other provision, so long as any such change remains consistent with coverage provisions, deductibles, co-insurance limits, waiting periods, and other provisions that a prudently operated chemical or refining company with a single plant location financed with secured debt would maintain, as determined by a nationally recognized insurance broker or consultant (which may be the Borrower's insurance broker or consultant). The Borrower shall cause the Collateral Agent to be named loss payee on all of its and its Subsidiaries' property and business interruption insurance policies and additional insured on all of its and its Subsidiaries' liability insurance policies.

     (b) Upon the occurrence of any damage or casualty to any Property of the Borrower or any Subsidiary, which could not reasonably be expected to give rise to a receipt by the Borrower, any Subsidiary, or the Collateral Agent of property Insurance Proceeds and proceeds from condemnation in excess of $50,000,000, the Borrower will and will cause such Subsidiary, as determined by the sound business judgment of the Borrower, to pursue diligently claims available to it under property or other applicable insurance policies (other than business interruption insurance policies) relating to such Property and shall use the proceeds of such policies to (i) finance or refinance (through reimbursement of such Person's treasury or otherwise) in whole or in part the cost of repairing or replacing such Property promptly and in a good workmanlike manner, (ii) otherwise reinvest the proceeds in Property for any of the lubes, aromatics or refining businesses of the Borrower or, in the case of proceeds received in respect of the Property of such Subsidiary, the business of the Borrower or such Subsidiary, or (iii) prepay Term Loans.

     (c) (i) Upon the occurrence of an event with respect to any part of the Collateral which could reasonably be expected to give rise to a receipt by the Borrower, any Subsidiary, or the Collateral Agent of property Insurance Proceeds and proceeds from condemnation in excess of $50,000,000, for which all necessary repairs and replacements to such affected Collateral affected by such event could reasonably be expected to be substantially completed within nine (9) months (or such longer period as reasonably may be required, not to exceed fifteen (15) months) following such event then, so long as no Event of Default shall have occurred and be continuing, Borrower or such Subsidiary shall diligently proceed within such time periods to effect the repair or restoration of such affected Collateral as may be reasonably necessary to continue or resume operating the Refinery in the ordinary course of business, and all property Insurance Proceeds and proceeds from condemnation received by the Borrower, such Subsidiary, or the Collateral Agent as a result of such event shall be applied, to the extent necessary, in payment for such repairs to and replacement of such affected Collateral or, to the extent the costs of such repairs and replacements shall have been paid by the Borrower or one of its Subsidiaries, to reimburse such Person. If such repairs and replacements could not reasonably be made within the time period required in the preceding sentence, then all property Insurance Proceeds or condemnation proceeds received in connection with such event shall be applied to repay the Secured Obligations in the order set forth in Section 8.03. The following shall require written consent of the Required Lenders: (A) any waiver or extension of the time frames for repairs or replacements specified in this Section 7.04(c)(i) and (B) any waiver permitting the Borrower or any Subsidiary to use any proceeds that are subject to this
     Section 7.04(c)(i) for reinvestment in Property for any of the lubes, aromatics or refining businesses of the Borrower, or in the case of proceeds received in respect of the Property of such Subsidiary, the business of the Borrower or such Subsidiary.

         (ii) If an event which gives rise to the receipt of Insurance Proceeds or condemnation proceeds by the Borrower, any Subsidiary, or the Collateral Agent causes an Event of Default, or if Insurance Proceeds or condemnation proceeds are received during the existence and continuation of an Event of Default, all Insurance Proceeds or condemnation proceeds received by the Borrower, any of its Subsidiaries, or the Collateral Agent shall be applied to repay the Secured Obligations in the order set forth in Section 8.03.

     Section 7.05 Further Assurances Regarding Collateral. (i) At its own cost and expense upon the request of the Collateral Agent, the Borrower shall, and shall cause each of its Subsidiaries to, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of the Collateral and take such further steps relating to the Collateral for the benefit of the Secured Parties pursuant to any Security Document, which are necessary or reasonably appropriate to create, perfect, preserve, protect or validate any Liens granted pursuant to the Security Documents on any Collateral or to enable the Collateral Agent to exercise and enforce its rights under any Security Document with respect to such Liens (including seeking all applicable regulatory authorizations to facilitate any foreclosure on Collateral); and (ii) promptly upon request by the Collateral Agent, or any Lender through the Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Security Document or in the execution, acknowledgment, filing or recordation of any Security Document.

     Section 7.06 Liens. The Borrower shall not and shall not permit any Subsidiary to create, assume or permit to exist any Lien on any of its Property, whether now owned or hereafter acquired, other than Permitted Liens.

     Section 7.07 Restricted Payments. The Borrower shall not and shall not permit any Subsidiary to make any Restricted Payment, including any distribution to the Partners, whether pursuant to or in accordance with Section 7.2, 7.4 or
7.5 of the Partnership Agreement or otherwise, except:

     (a) so long as no Event of Default exists or would exist after giving effect thereto, the Borrower may make distributions to the Partners pursuant to and in accordance with Sections 7.2, 7.4 and 7.5 of the Partnership Agreement, including, without limitation, distributions in satisfaction of Distribution Debt and advances pursuant to Section 7.5 of the Partnership Agreement;

     (b) each Wholly-Owned Subsidiary may make Restricted Payments to the Borrower and other Wholly-Owned Subsidiaries;

     (c) the Borrower may make scheduled payments of principal, fees and other charges to the holders of Permitted Replacement Debt when due in accordance with its terms (including terms of subordination);

     (d) with respect to Qualified Subordinated Debt that is not Permitted Replacement Debt:

          (i) if such Indebtedness is Affiliate Indebtedness of the Borrower, the Borrower may make scheduled payments of interest thereon when due in accordance with its terms (including terms of subordination); and

          (ii) if such Indebtedness is not Affiliate Indebtedness of the Borrower, the Borrower may make scheduled payments of principal, interest, fees and other charges to the holders of such Qualified Subordinated Debt when due in accordance with its terms (including terms of subordination).

Notwithstanding the foregoing clause (d) of this Section 7.07, so long as no Event of Default exists or would exist after giving effect thereto, the Borrower may make scheduled payments of interest on Affiliated Indebtedness incurred prior to the Closing Date pursuant to Section 6.4(D) or 6.3 of the Amended and Restated Limited Liability Company Regulations of the Borrower dated July 1, 1993 as in effect on the Closing Date. Nothing in this Section 7.07 restricts the creation of Distribution Debt in accordance with Section 7.3(C) of the Partnership Agreement.

     Section 7.08 Limitations on Mergers, Etc. The Borrower shall not and shall not permit any Subsidiary to merge or consolidate with or into any Person or convey, transfer, lease or otherwise dispose of all or substantially all of its Property in a single transaction or series of transactions; provided, that any Subsidiary may merge or consolidate with or into or transfer all or substantially all its Property to the Borrower or any other Subsidiary so long as no Default exists or would exist after giving effect thereto.

     Section 7.09 Disposition of Assets. The Borrower shall not and shall not permit any Subsidiary to sell, lease, license, transfer or otherwise dispose of any of its Property (or any right to receive revenues, proceeds, income or profits therefrom), except (a) asset sales or licensing of technology and dispositions of inventory, in each case in the ordinary course of business, (b) dispositions of any Property not required to be maintained or preserved pursuant to Section 7.01(b), (c) dispositions of any Property by a Subsidiary to the Borrower or a Subsidiary, (d) loans, advances, or asset dispositions by Borrower or any Subsidiary to any Wholly-Owned Subsidiary in an aggregate amount to all such Wholly-Owned Subsidiaries not to exceed $25,000,000, without duplication of any amounts permitted under clause (b)(ii) of the definition of "Permitted Investments", (e) any sale or assignment of delinquent accounts receivable or other trade receivables (or notes evidencing such receivables) to a collection agency or similar service in the ordinary course of business as now conducted,
(e) Permitted Liens, (f) Restricted Payments permitted by Section 7.07, and (g) in transactions permitted by Section 7.08.

     Section 7.10 Indebtedness. The Borrower shall not and shall not permit any Subsidiary to incur, create, assume or suffer to exist any Indebtedness, except:

     (a)  the Loans and Letter of Credit Obligations;

     (b)  the Term Loans and Permitted Replacement Debt;

     (c)  Qualified Subordinated Debt;

     (d)  Distribution Debt;

     (e) unsecured Indebtedness of any Subsidiary owing to the Borrower or to any other Subsidiary;

     (f) obligations of the Borrower and all Subsidiaries in an aggregate amount, without duplication of amounts, not to exceed $10,000,000 at any time outstanding in respect of Capital Leases and Indebtedness consisting of secured purchase money Indebtedness incurred by the Borrower or any Subsidiary in the ordinary course of business;

     (g)

          (i) obligations in respect of Permitted Interest Rate Protection Agreements, other than pursuant to a Guaranty, having a designated notional amount not exceeding, at the time entered into, 100% of the Total Revolving Commitment then in effect, having a maturity not later than the Termination Date and providing for regularly scheduled net settlement payments based upon nominal interest amounts computed on the basis of fixed or floating rates of interest; and

          (ii) obligations in respect of Permitted Interest Rate Protection Agreements, other than pursuant to a Guaranty, having a designated notional amount not exceeding, at the time entered into, 100% of the total Term Obligations then outstanding or, if no Term Loans have been made, 100% of the Total Term Commitment then outstanding, having a maturity not later than the Term Loan Termination Date and providing for regularly scheduled net settlement payments based upon nominal interest amounts computed on the basis of fixed or floating rates of interest;

     (h) unsecured Indebtedness of the Borrower, in an aggregate amount not to exceed $20,000,000 at any time outstanding, incurred to finance "Capital Enhancement Projects" (as defined in Section 9.2.(B) of the Partnership Agreement) of the Borrower in the conduct of the Borrower's business as permitted by Section 7.15; and

     (i) additional unsecured Indebtedness of the Borrower, other than pursuant to a Guaranty, in an aggregate amount not to exceed $20,000,000 at any time outstanding.

     Section 7.11 Transactions With Affiliates. The Borrower shall not and shall not permit any Subsidiary to effect any transaction with any Affiliate of the Borrower except (a) transactions contemplated by the Partnership Agreement and the Supply or Purchase Contracts, (b) transactions permitted by and in accordance with Sections 5.6 and 5.7 of the Partnership Agreement, (c) transactions between or among the Borrower and any one or more Wholly-Owned Subsidiaries or between or among Wholly-Owned Subsidiaries (except transactions not otherwise permitted by this Article VII), and (d) any transaction to the extent not otherwise restricted or prohibited by this Article VII on terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than would be available in a comparable transaction with a Person that is not an Affiliate of the Borrower.

     Section 7.12 Limitation on Restrictive Covenants. The Borrower shall not and shall not permit any Subsidiary to permit to exist any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Securities held by the Borrower or any other Subsidiary, (b) pay any obligation owed to the Borrower or any other Subsidiary,
(c) make any loans or advances to or investments in the Borrower or in any other Subsidiary, (d) transfer any of its Property to the Borrower or any other Subsidiary, (e) incur any Indebtedness to the Borrower or (f) create any Lien upon its Property whether now owned or hereafter acquired or upon any revenues, income or profits therefrom.

     Section 7.13 Issuance or Disposition of Capital Securities. The Borrower shall not permit any Subsidiary to issue any Capital Securities, and the Borrower shall not and shall not permit any Subsidiary to sell, transfer or otherwise dispose of any Capital Securities of any Subsidiary, except (a) any issuance by a Subsidiary of Capital Securities to the Borrower or a Wholly-Owned Subsidiary and (b) any disposition by the Borrower or any Subsidiary of any Capital Securities of a Wholly-Owned Subsidiary to the Borrower or another Wholly-Owned Subsidiary.

     Section 7.14 Investments; Acquisitions. The Borrower shall not and shall not permit any Subsidiary to purchase or acquire obligations or Capital Securities of, or any other interest in, or make loans to, or otherwise enter into joint venture or similar arrangements with, or purchase or acquire in a single transaction or series of transactions all or substantially all of the Property of, or any business unit of, any Person, except: (a) Permitted Investments; (b) temporary loans and advances by the Borrower or any Subsidiary to any of its officers or other employees which are made in the ordinary course of business for travel, entertainment or other business expenses; (c) current accounts receivable of the Borrower or any Subsidiary which arise in the ordinary course of its business and adjustments offered to account debtors (other than Affiliates of the Borrower) with respect thereto which are made in the ordinary course of its business; (d) cooperative arrangements entered into by the Borrower in the ordinary course of its business of operating the Refinery with other Persons engaged in operations in the

Houston Ship Channel area in connection with their compliance with applicable Governmental Requirements relating to environmental, health and safety matters, including loans or advances of funds or equipment to, or acquisitions of the Capital Securities or the funding of, Gulf Coast Waste Disposal Authority, Clean Channel Association, Inc. or any similar entity; and (e) acquisitions permitted by Section 7.08.

     Section 7.15 Business. The Borrower shall not, directly or indirectly, make any material change in the nature or type of the Borrower's business as carried on by it as of the date of this Agreement, except such changes as are incidental or reasonably related to such business, and the Borrower shall not permit any Subsidiary to engage in any business other than any type of business in which the Borrower is permitted to engage under this Section 7.15.

     Section 7.16 Fiscal Year. The Borrower shall not and shall not permit any Subsidiary to change its fiscal year from the calendar year.

     Section 7.17 Financial Covenants.

     (a) Debt to Total Capitalization Ratio. The Borrower shall not permit the Debt to Total Capitalization Ratio at the end of any fiscal quarter of the Borrower to be greater than 0.60 to 1.00.

     (b) Coverage Ratio. The Borrower shall not permit the Coverage Ratio at the end of any fiscal quarter of the Borrower to be less than 2.00 to 1.00.

     (c) Consolidated Net Worth. The Borrower shall not permit Consolidated Net Worth to be less than $555,000,000 at the end of any fiscal quarter of the Borrower.

     (d) Average Debt to EBITDA Ratio. The Borrower shall not permit the Average Debt to EBITDA Ratio at the end of any fiscal quarter of the Borrower to be greater than 4.0 to 1.0.

     Section 7.18 Certain Material Agreements.

     (a)  The Borrower shall not, and shall not permit any Subsidiary to:

          (i) amend, modify, repudiate, supplement or terminate prior to the scheduled termination date (or any effective extension of such date) the Crude Supply Agreement or the Refined Products Purchase Agreement, except to the extent that any such amendment, modification or supplement, together with all previous amendments, modifications and supplements covered by this clause (i), could not reasonably be expected to have a Material Adverse Effect;

          (ii) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), amend, modify or supplement any provision of Sections 2.1, 2.3, 2.4, 2.12, 2.13 and 5.7 of the Crude Supply Agreement (or any provision of such Sections as incorporated in the Supplemental Supply Agreement) in a manner that is detrimental to the Borrower or any Subsidiary, other than such amendments or modifications of or supplements to such provisions concerning day-to-day performance as are customarily waived or modified on a temporary basis in the ordinary course of business or pursuant to industry custom or practice; or

          (iii) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), otherwise amend, modify, repudiate, supplement or terminate prior to the scheduled termination date (or any effective extension of such date) the Supplemental Supply Agreement;

          provided, that all adjustments contemplated by any Supply or Purchase Contract as in effect on the date hereof that are made utilizing the methodology, or in accordance with the parameters, set forth therein (including in any schedules or exhibits thereto), shall not constitute amendments, modifications or supplements for purposes of this Section 7.18(a); and provided further, that any amendments or modifications of or supplements to the Crude Supply Agreement permitted or consented to under this Section 7.18(a) shall be deemed to be permitted, and consented to, amendments, modifications or supplements of the Supplemental Supply Agreement.

     (b) The Borrower shall not amend, modify or supplement its Limited Partnership Agreement or its Certificate of Limited Partnership, except to the extent that any such amendment, modification or supplement, together with all previous amendments, modifications and supplements, could not reasonably be expected to have a Material Adverse Effect.

     (c) The Borrower shall not amend, modify or supplement (i) any of Sections 2.3(A), 2.3(C), 2.3(D), 5.2, 5.3 or 6.14 of the Contribution Agreement or
Schedule 2.3(D) to the Contribution Agreement insofar as any such Section or such Schedule relates to the Lyondell Obligations (it being understood that if any term defined elsewhere in the Contribution Agreement or the Schedules or Exhibits to the Contribution Agreement and used (directly or by inclusion in such a defined term used) in any of such enumerated Sections or Schedule is amended, modified or supplemented in a manner materially detrimental to the Lenders with respect to any of such Sections or such Schedule, such amendment, modification or supplement will be deemed an amendment or modification of or a supplement to each of the enumerated Sections or Schedule in which it is used) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld) or (ii) any other term or condition of the Contribution Agreement in such a manner that the effect thereof, together with the effect of all previous amendments and modifications of and supplements to such other terms and conditions, could reasonably be expected to have a Material Adverse Effect.

     Section 7.19 Use of Proceeds. The Borrower shall not use or permit the use of all or any portion of the proceeds of any Loan, or request the issuance of any Letter of Credit, for any purpose other than as represented and warranted in
Section 5.13.

     Section 7.20 New Subsidiaries. If the Borrower or any Subsidiary shall form, own, or acquire any Subsidiary after the date of this Agreement, then the Borrower shall and shall cause such Subsidiary to execute and deliver to the Agent (a) such guaranties and other documents and agreements as are reasonably requested by the Agent to provide the Agent with an enforceable claim against each Subsidiary for the payment of the Obligations and the Secured Obligations (including without limitation the execution and delivery by such new Subsidiary of a Guaranty in form and substance reasonably satisfactory to the Agent) and
(b) such pledge agreements, security agreements, mortgages, financing statements, and other documents and agreements as are reasonably requested by the Collateral Agent to provide the Collateral Agent with an Acceptable Security Interest on all of the Collateral (including without limitation the execution and delivery by such new Subsidiary of a Security Agreement in substantially the form of Exhibit B and the execution and delivery of a Pledge Agreement by each holder of stock or other equity interests in such new Subsidiary in form and substance reasonably satisfactory to the Agent). In connection therewith, the Borrower and such new Subsidiary shall provide corporate documentation and opinion letters reasonably satisfactory to the Agent reflecting the corporate status of such new Subsidiary and status of such agreements on the same terms as prior opinions received by the Agent in connection with the Loan Documents.

     Section 7.21 New Property. Promptly after the acquisition by the Borrower or any of its Subsidiaries of any Property which when combined with all other Property acquired in the same transaction or series of transactions is Material,
(a) the Borrower will, or will cause the Subsidiary which acquired such Property to, execute and deliver to Agent for the ratable benefit of the Secured Parties
(i) a Mortgage, Security Agreement, or any other Security Documents granting a Lien in such Property to the Collateral Agent to secure the Secured Obligations and (ii) such evidence of corporate authority to enter into such Mortgage, Security Agreement, or other Security Documents as the Agent may reasonably request, and (b) the Borrower authorizes the filing of UCC financing statements or any other filings or recordings, and agrees to deliver to Collateral Agent any documents or other items, reasonably necessary to create an Acceptable Security Interest in such Property.

                                  ARTICLE VIII

                                     DEFAULT

     Section 8.01 Events of Default. Each of the following shall constitute an "Event of Default":

     (a) The Borrower fails to pay any principal of any Note or any Reimbursement Obligation when the same becomes due and payable; or the Borrower fails to pay any interest on any Note, any fees required by Section 2.05 or any other Loan Document or any other Obligation when the same becomes due and payable and such failure continues for five days;

     (b) Any representation or warranty made by the Borrower or any of its officers in any Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed made pursuant to this Agreement;

     (c) The Borrower shall fail to perform or observe: (i) any term, covenant, condition or agreement contained in Section 6.01(e), 7.01(a) (as to maintenance of existence by the Borrower), 7.02(a) (as to Environmental Laws), 7.06 (except as to Liens for state and local taxes payable to Governmental Authorities in states other than Alabama and Texas), 7.08, 7.09, 7.10 (other than clause (f) thereof), 7.11, 7.12, 7.13, 7.15, 7.17, 7.18 or 7.19; (ii) any term, covenant, condition or agreement contained in Section 7.07 or 7.14 and such failure continues unremedied for a period of five Business Days after the earlier to occur of notice of such failure being given to the Borrower by the Agent or the Borrower otherwise obtaining knowledge of such failure; (iii) any term, covenant, condition or agreement contained in this Agreement or any other Loan Document except the Security Documents (other than a term, covenant, condition or agreement a failure in the performance or observance of which is elsewhere specifically dealt with in this Section 8.01) and such failure continues unremedied for a period of 30 days after the earlier to occur of notice of such failure being given to the Borrower by the Agent or the Borrower otherwise obtaining knowledge of such failure; or (iv) any term, covenant, condition or agreement contained in any Security Document (other than a term, covenant, condition or agreement a failure in the performance or observance of which is elsewhere specifically dealt with in this Section 8.01) and such failure continues unremedied for a period of 15 days after the earlier to occur of notice of such failure being given to the Borrower by the Agent or the Borrower otherwise obtaining knowledge of such failure.

     (d) (i) The Borrower or any Subsidiary fails to pay when due any principal of or interest on any Indebtedness of such Person (other than the Loans) having a then outstanding principal amount in excess of $15,000,000, (ii) the maturity of any such Indebtedness, in whole or in part, is accelerated, or any such Indebtedness, in whole or in part, is required to be prepaid or purchased prior to the stated maturity thereof, in accordance with the provisions of any document, instrument or agreement evidencing, providing for the creation of or concerning such Indebtedness, or (iii) (A) any event has occurred and is continuing that permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person to accelerate such maturity or require any such prepayment or purchase and (B) if the document, instrument or agreement evidencing, providing for the creation of or concerning such Indebtedness provides for a grace period for such event, such event is not cured prior to the end of such grace period; provided, that this
Section 8.01(d) does not apply to (a) Indebtedness of the type referred to in clause (a)(iii) or (iv) of the definition thereof, (b) any liability referred to in

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

clause (b) of the definition thereof which does not constitute Indebtedness of the type referred to in clause (a)(i) or (ii) of the definition thereof or (c) Distribution Debt;

     (e) (i) The Borrower or any Subsidiary (A) makes a general assignment for the benefit of creditors, (B) pursuant to or within the meaning of any Bankruptcy Law, (1) commences a voluntary case or proceeding or (2) consents to the appointment of, or the taking possession by, any Custodian of it or any substantial part of its Property, (C) takes any limited partnership or corporate action to authorize any of the actions set forth above in this Section 8.01(e) or (D) admits in writing its inability to pay its debts as they become due or its belief that it will become unable generally to pay its debts as they become due; or (ii) (A) an involuntary case or proceeding is commenced against the Borrower or any Subsidiary under and within the meaning of any Bankruptcy Law and such involuntary case or proceeding continues undismissed or unstayed for a period of 60 days after it is commenced, (B) a Custodian is appointed of it or any substantial part of its Property in any such involuntary case or proceeding or (C) an order for relief is entered against the Borrower or any Subsidiary in any such involuntary case or proceeding; or (iii) any Partner applies to any court of competent jurisdiction for the dissolution of the Borrower or an event of dissolution (within the meaning of Section 11 of the Partnership Agreement or the DRULPA) occurs and the business of the Borrower is not continued pursuant to the vote of the requisite Partners within 90 days after such event of dissolution or the Borrower is not otherwise reconstituted in accordance with
Section 11.10 of the Partnership Agreement within 90 days after such event of dissolution;

     (f) Judgments, orders or decrees are entered against the Borrower or any one or more of the Subsidiaries by one or more courts of competent jurisdiction the cost of which to the Borrower and the Subsidiaries (without duplication of amounts and without including attorney's fees and other expenses incurred by the Borrower or any Subsidiary defending against or litigating in connection with any such judgment, order or decree) aggregates in excess of $15,000,000, and such judgments, orders and decrees continue undismissed, unbonded, undischarged or unstayed for a period of 30 days;

     (g) (i) Any Termination Event occurs with respect to any Benefit Plan of the Borrower or any Subsidiary or any of their respective ERISA Affiliates, (ii) any Accumulated Funding Deficiency, whether or not waived, exists with respect to any such Benefit Plan, (iii) the Borrower, any Subsidiary or any of their respective ERISA Affiliates is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments owing to any Multiemployer Benefit Plan as a result of such Person's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) therefrom, (iv) the Borrower, any Subsidiary or any of their respective ERISA Affiliates fails to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA,
(v) a proceeding is instituted by a fiduciary of any such Benefit Plan against the Borrower, any Subsidiary or any of their respective ERISA Affiliates to enforce Section 515 of ERISA and such proceeding has not been dismissed within 30 days thereafter, (vi) any Multiemployer Benefit Plan to which the Borrower or any of its ERISA Affiliates is or has made or accrued an obligation to make contributions shall reorganize or become insolvent or (vii) any other event or condition occurs or exists with respect to any such

Benefit Plan, except that no event or condition referred to in clauses (i) through (vii) above shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected and could not reasonably be expected to subject the Borrower or any Subsidiary to any liability in excess of $25,000,000 or otherwise, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

     (h)  (i)   The Borrower or any Subsidiary (or any Affiliate of the
                Borrower) institutes any proceedings seeking to establish that any provision of any Loan Document is invalid, not binding or unenforceable; or

          (ii) Any provision of any Security Document relating to the grant of Liens purported to be created thereunder or any of the subordination terms of the Qualified Subordinated Debt are invalid, not binding, or unenforceable; provided that if such failure to be valid, binding, and enforceable is curable, then no Event of Default shall exist until 15 days after the earlier of (A) Borrower's knowledge thereof and (B) Borrower's receipt of written notice thereof;

     (i)  (i)   Any Supply or Purchase Contract is terminated for any reason by any party thereto prior to its stated termination date or any effective extension of such date, or any party to any Supply or Purchase Contract shall fail to perform or observe any term, covenant, condition or agreement contained therein to be performed or observed by it and such failure, or such failure together with all other failures by any party or parties to any such agreements, could reasonably be expected to have a Material
                Adverse Effect;

          (ii) Any other Material Agreement is terminated for any reason by any party thereto prior to its stated termination date or any effective extension of such date, or any party to any such Material Agreement shall fail to perform or observe any term, covenant, condition or agreement contained therein to be performed or observed by it and such termination or failure, or such termination or failure together with all other such terminations and failures by any party or parties to any such agreements, could reasonably be expected to have a Material Adverse Effect, and such termination or failure continues unremedied for a period of 30 days after the earlier to occur of notice of such termination or failure being given to the Borrower by the Agent or the Borrower otherwise obtaining knowledge of such termination or failure;

          (iii) (A) any of Sections 3.1(B), 5.6, 5.7, 6.2, 6.5, 6.6, 6.7, 7.2,
                7.3, 7.4 and 7.5 of the Partnership Agreement is amended, modified or supplemented (directly or indirectly by means of an amendment to the Borrower's

          Partnership Agreement or Certificate of Limited Partnership) (it being understood that if any term defined elsewhere in the Partnership Agreement or the Exhibits to the Partnership Agreement and used (directly or by inclusion in such a defined term used) in any of such enumerated Sections is amended, modified or supplemented in a manner materially detrimental to the Lenders with respect to any of such Sections, such amendment, modification or supplement will be deemed an amendment or modification of or supplement to each of the enumerated Sections in which it is used) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld) or
          (B) any other term or condition of the Partnership Agreement is amended, modified or supplemented (directly or indirectly as aforesaid) in such a manner that the effect thereof, together with the effect of all previous amendments and modifications of and supplements to such other term or conditions, could reasonably be expected to have a Material Adverse Effect;

     (iv) any Partner fails to pay or make any cash contribution or loan to the Borrower required by the Partnership Agreement and such failure continues unremedied for a period of three days;

     (v) any Partner materially breaches or violates any other term, covenant, condition or agreement contained in the Partnership Agreement to be performed or observed by it and such breach or violation continues unremedied for a period of 90 days after the nondefaulting Partner gives written notice thereof to the defaulting Partner pursuant to
          Section 11.2 of the Partnership Agreement; or

     (vi) (A) Lyondell fails to perform any of the Lyondell Obligations, (B) such failure continues unremedied for a period of 90 days after the Borrower or CRIC gives Lyondell written notice thereof and (C) such failure, if continued, together with all then continuing such failures, could reasonably be expected to have a Material Adverse Effect;

(j)  A Change of Control occurs;

(k) (i) The Borrower or any ERISA Affiliate of the Borrower does any of the following if, individually or in the aggregate, any of the following could reasonably be expected to have a Material Adverse Effect: (A) fails to make any payments when due to any Multiemployer Benefit Plan that the Borrower or such ERISA Affiliate of the Borrower is required to make under any agreement relating to such Multiemployer Benefit Plan or any Governmental Requirement pertaining thereto; (B) incurs withdrawal liability under ERISA to a Multiemployer Benefit Plan; (C) voluntarily terminates or, in the case of a "substantial employer" as defined in Section 4001(a)(2) of ERISA, withdraws from any Benefit Plan or Multiple Employer Plan if such termination or withdrawal could reasonably result in the imposition of a Lien upon the Property of the Borrower or any Subsidiary (or upon the revenues, income or profits of the Borrower or any Subsidiary therefrom) under Section 4068 of ERISA; (D) fails to make any required contribution when due to any Plan subject to Section 412(n) of the Code that, with the passage of time, could result in a Lien upon the Property of the Borrower or any Subsidiary (or upon the revenues, income or profits of the Borrower or any Subsidiary therefrom); (E) adopts any amendment to a Benefit Plan the effect of which is to increase the "current liability" under the Benefit Plan as defined in Section 302(d)(7) of ERISA;
                (F) incurs any liability to the PBGC or to a trustee appointed under Section 4042(b) of ERISA (other than required insurance premiums); or (G) acts or fails to act, and, as a result thereof, an event similar to any of those referred to in clauses
                (A) through (F) above could occur under the Governmental Requirements of a foreign country;

          (ii) the Borrower or any ERISA Affiliate of the Borrower permits the present value of all benefits (irrespective of whether vested) under all Benefit Plans that have assets less than benefits (irrespective of whether vested) to exceed the "current value," as defined in Section 3(26) of ERISA, of the assets of such Benefit Plans by an aggregate amount which could reasonably be expected to have a Material Adverse Effect; or

          (iii) the Borrower or any ERISA Affiliate does any of the following if, in the aggregate, the effect of such actions could reasonably be expected to have a Material Adverse Effect: (A) permits to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Benefit Plan; (B) applies for or is granted a funding waiver under Section 302 of ERISA or
                Section 412 of the Code; (C) permits to occur any Reportable Event with respect to any Benefit Plan or Multiple Employer Plan, which Reportable Event is likely to result in the termination of such Benefit Plan or Multiple Employer Plan for purposes of Title IV of ERISA; (D) permits to be filed a notice of intent to terminate a Benefit Plan or Multiple Employer Plan under Section 4041(c) of ERISA; or (E) permits a complete or partial withdrawal from a Multiemployer Benefit Plan;

     (l)  (i)   Either LRC or Lyondell LP shall transfer its interest as a
Partner of the Borrower in accordance with the terms of the Partnership Agreement to a Person other than an "Affiliate" (as defined in the Crude Supply Agreement) of Lyondell or (ii) neither CITGO nor any of its "Affiliates" (as defined in the Crude Supply Agreement) is a Partner of the Borrower;

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

     (m) Notwithstanding any provision of Article VII (including without limitation Section 7.07) to the contrary:

         (i) the Borrower makes any payment of interest on any Qualified Subordinated Debt which is Affiliate Indebtedness and which is not Permitted Replacement Debt (such Indebtedness, "AIQSD"); or

         (ii) the Borrower makes any distribution of Distributable Cash (as defined in the Partnership Agreement) to the Partners for any period in excess of (A) Distributable Cash for such period less
              (B) interest payable on any AIQSD during such period

         provided that Partners may apply distributions otherwise permitted by the Loan Documents to payments in respect of Qualified Subordinated Debt to the extent that such payment would not result in any increase in the aggregate distribution otherwise permitted by the Loan Documents.

     (n) Any "Event of Default" under the Term Credit Agreement shall occur.

     Section 8.02 Remedies. During the continuance of any Event of Default (other than one specified in Section 8.01(e)), the Agent, on notice to the Borrower, may (but shall not be obligated to), and if so directed by the Required Lenders shall, do any or all of the following: (a) declare, in whole or, from time to time, in part, the Obligations to be, and the Obligations shall thereupon and to that extent become, due and payable; (b) demand that the Borrower deliver cash collateral to the Agent in an amount equal to the aggregate amount of the then Letter of Credit Undrawn Amount to be held in accordance with Section 8.04, whereupon the Borrower shall be obligated to deliver such cash collateral immediately; and (c) terminate, in whole or, from time to time, in part, the Commitments (other than the Commitments to make Loans pursuant to the second and last sentences of Section 2.03(g)); provided, however, that during the continuance of an Event of Default specified in Section 8.01(l), the Agent shall not be entitled to declare, in whole or in any part, the Obligations to be due and payable, or to exercise any of the other rights or remedies set forth in this Section 8.02, solely by reason of such continuance, and none of the Agent, any Issuer or any Lender shall be entitled to exercise any of its rights or remedies under Section 8.05 or 10.02(c) or the proviso to the second sentence of Section 6.03 solely by reason of such continuance, unless and until the date (the "Supply Termination Date"), if any, the Borrower receives a written notice of termination of the Crude Supply Agreement by the "Supplier" (as defined in the Crude Supply Agreement) pursuant to Section 3.2(c)(iv) or (v) of the Crude Supply Agreement, as applicable, by reason of the occurrence of such Event of Default; and provided, further, that any Event of Default specified in Section 8.01(l) which occurs shall automatically be cured and no longer continuing upon the earlier to occur prior to the Supply Termination Date, if any, applicable thereto of (i) receipt by the Borrower of written evidence reasonably satisfactory to the Required Lenders of such Supplier's waiver of its right to terminate the Crude Supply Agreement pursuant to Section 3.2(c)(iv) or (v) thereof, as applicable, by reason of the occurrence of such Event of Default or (ii) the passage of the 90-day period provided under such Section 3.2(c)(iv) or (v), as applicable, without such Supplier's having delivered such Supplier's notice of termination of the Crude Supply Agreement by reason of the occurrence of such Event of Default. Upon the occurrence of an Event of Default specified in Section 8.01(e), automatically and without any notice to the Borrower, (a) the principal of and accrued and unpaid interest on the Notes and all other Obligations then owing under the Loan Documents shall be due and payable and (b) the Commitments (other than the Commitments to make Loans pursuant to the second and last sentences of Section 2.03(g)) shall terminate. Presentment, demand, protest, notice of protest, notice of default, notice of dishonor, notice of intent to accelerate and all other notices of any kind (other than the notice provided for in the first sentence of this Section 8.02) are hereby expressly waived by the Borrower.

     Section 8.03 Application of Proceeds. During the continuance of any Event of Default, (X) all payments in respect of the Obligations received by the Agent may, and shall on the acceleration of the Obligations pursuant to Section 8.01(e), and (Y) all proceeds of any sale of, or other realization upon, all or any part of the Collateral shall, be applied by the Agent as follows:

     (a) first, to pay (i) interest on and the principal of any portion of any Loan which the Agent has advanced on behalf of any Lender and (ii) any amount in respect of a drawing under a Letter of Credit which any Issuer has paid, in either case, for which the Agent or such Issuer has not then been reimbursed by any Lender or the Borrower;

     (b) second, to pay (i) Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent, the Collateral Agent, or the Issuers and (ii) Term Obligations in respect of any fees, expense reimbursements or indemnities then due the Term Agent or the Collateral Agent;

     (c) third, to pay (i) Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and (ii) Term Obligations in respect of any expense reimbursements or indemnities then due to the Term Lenders;

     (d) fourth, to pay interest and fees due in respect of the Loans and the Term Loans;

     (e) fifth, to pay or prepay principal outstanding on the Loans and the Term Loans;

     (f) sixth, to pay all Obligations owed to Lenders in respect of any Interest Rate Protection Agreements respecting the Loans and all Term Obligations owed to Term Lenders in respect of any Interest Rate Protection Agreements;

     (g) seventh, to pay all other Obligations and Term Obligations; and

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

     (h) eighth, any excess shall be paid to the Borrower.

The Borrower shall remain liable to the Agent, the Collateral Agent, the Issuers, the Lenders, the Term Agent, and the Term Lenders for any deficiency. If the Agent has funds available to apply to a portion of, but not all of, one of the amounts described in clauses (a) through (g) above, then the Agent shall apply such funds to the applicable parties in proportion to the amounts to which such parties would have been entitled if the entire amount described in any such clause had been available.

     Section 8.04 Cash Collateral. If cash collateralization of any Letter of Credit Obligations is required pursuant to any provision of any of the Loan Documents, including, without limitation, Section 8.02, then such cash collateralization shall be made by deposit by the Borrower of Dollars in immediately available funds, in the amount of such required cash collateralization, into a non-interest bearing cash collateral account at the Agent's Office, which account shall be under the sole dominion and control of the Collateral Agent and is hereby pledged to the Collateral Agent for the benefit of itself, the Agent, the Issuers and the Lenders as security for the payment of any Letter of Credit Obligations and any other Obligations that may become payable under any Loan Documents. Funds deposited in such account shall
(a) automatically be applied by the Agent to reimburse the Issuers for all Reimbursement Obligations the Borrower has not paid, and thereafter (b) may be applied by the Agent against the Letter of Credit Obligations as they become due or, if the maturity of the Loans has been accelerated, against payment of any other Obligations under the Loan Documents as such amounts become due. Any funds remaining in such account when all Letter of Credit Obligations and all other Obligations payable under the Loan Documents have been paid shall be promptly remitted to the Borrower.

     Section 8.05 Set-Off; Suspension of Payment and Performance. The Agent, each Issuer and each Lender are hereby authorized by the Borrower, to the extent permitted under Governmental Requirements, at any time and from time to time, without notice, during any Event of Default, to set-off against, and to appropriate and apply to the payment of, the Obligations owing to such Person (whether matured or unmatured, fixed or contingent or liquidated or unliquidated and including amounts to which such Person is entitled with respect to Letter of Credit Obligations), any and all liabilities owing by such Person to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States). The rights of the Agent, each Issuer and each Lender under this Section 8.05 are in addition to and cumulative of all other rights and remedies (including, without limitation, rights pursuant to any banker's lien) which such Person may have.

     Section 8.06 Sharing of Recoveries. The Agent, each Issuer and each Lender agrees that if, for any reason (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise), such Person receives payment of a proportion of the aggregate amount of Obligations due and payable to it hereunder that is greater than its allocable share thereof, then the Person receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the rights of the applicable Persons hereunder so that all such recoveries with respect to the Obligations (net of costs of collection) shall be properly allocated among the Persons entitled to the same; provided, however, that if all or part of such proportionately greater payment received by the purchasing Person is thereafter recovered by or on behalf of the Borrower from such Person, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Person to the extent of such recovery, but without interest (unless the purchasing Person is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Lender shall be required to pay interest at a like rate). The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any rights hereunder so purchased or acquired pursuant to this Section 8.06 shall, with respect to such participation, to the extent permitted under Governmental Requirements, be entitled to all of the rights of a Lender and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Obligations in the amount of such participation.

                                   ARTICLE IX

                                    THE AGENT

     Section 9.01 Appointment and Powers.

     (a) Each Lender hereby irrevocably appoints and authorizes the Agent to act as the agent for such Lender under this Agreement with such powers as are delegated to the Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. The Agent's duties shall be purely ministerial and the Agent shall have no duties or responsibilities except those expressly set forth herein. The Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of the Loan Documents or Governmental Requirements or (b) would expose it to any liability or expense against which it has not been indemnified to its satisfaction. The Agent, by reason of its serving as an agent, shall not be a trustee or other fiduciary for any Lender.

     (b) Each Lender, each Issuer, and the Agent hereby irrevocably appoint and authorize the Collateral Agent to act as the collateral agent for such Lender, Issuer, or Agent under this Agreement with such powers as are delegated to the Collateral Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. The Collateral Agent's duties shall be purely ministerial and the Collateral Agent shall have no duties or responsibilities except those expressly set forth herein and in the Security Documents. The Collateral Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of the Loan Documents or Governmental Requirements or (b) would expose it to any liability or expense against which it has not been indemnified to its satisfaction. The Collateral Agent, by reason of its serving as a collateral agent, shall not be a trustee or other fiduciary for any Lender, Issuer, or Agent.

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     Section 9.02 Limitation on Agent's Liability. Neither the Agent nor any of
its directors, officers, employees or agents shall be liable or responsible to any Issuer or any Lender for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. The Agent shall not be responsible to any Issuer or any Lender for (a) any recitals, statements, representations or warranties contained in the Loan Documents or in any certificate or other document referred to or provided for in, or received by any Issuer or any Lender under, the Loan Documents, (b) the validity, effectiveness or enforceability of the Loan Documents or any such certificate or other document or (c) any failure by the Borrower to perform any of its obligations under the Loan Documents. The Agent may employ agents and attorneys-in-fact and shall not be responsible to any Issuer or any Lender for the negligence or misconduct of any such agents or attorneys-in-fact so long as the Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or given by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected in good faith by the Agent. As to any matters not expressly provided for by the Loan Documents, the Agent shall in all cases be fully protected as to the Issuers and the Lenders in acting, or in refraining from acting, under the Loan Documents in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

     Section 9.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default unless the Agent has received notice from a Lender, an Issuer or the Borrower specifying such Default and stating that such notice is a "Notice of Default." If the Agent receives such a notice of the occurrence of a Default, then the Agent shall give prompt notice thereof to the Lenders and the Issuers. In the event of any Default, the Agent shall take such action with respect to such Default as shall be directed by the Required Lenders. Unless and until the Agent has received such directions, in the event of any Default, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it deems advisable in the best interests of the Lenders.

     Section 9.04 Rights as a Lender. The Agent shall, in its capacity as a Lender, have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall include such Person in its individual capacity. Each Person acting as the Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower, the Subsidiaries and the Borrower's Affiliates as if it were not acting as the Agent, and such Person and its Affiliates may accept fees and other consideration from the Borrower, the Subsidiaries and the Borrower's Affiliates for services in connection with the Loan Documents or otherwise without having to account for the same to the Lenders.

     Section 9.05 Indemnification. The Lenders agree to indemnify the Agent or the Collateral Agent (to the extent not reimbursed by the Borrower under the Loan Documents), ratably on the basis of the outstanding Loans and Letter of Credit Obligations of the Lenders (or, if no Loans or Letter of Credit Obligations are at the time outstanding, ratably on the basis of their respective Commitments), for any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in its capacity as agent or the Collateral Agent in its capacity as collateral agent (including, without limitation, the costs and expenses that the Borrower is obligated to pay under the Loan Documents) in any way connected with, relating to or arising out of the Loan Documents or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from gross negligence or willful misconduct by the Agent or the Collateral Agent. The obligations of the Lenders under this
Section 9.05 shall survive the termination of this Agreement and the payment in full of the Obligations.

     Section 9.06 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has made and will continue to make, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it deems appropriate, its own credit analysis of the Borrower and the Subsidiaries, and its own decision to enter into the Loan Documents and to take or refrain from taking any action in connection therewith. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuers by the Agent under the Loan Documents, the Agent shall have no obligation to provide any Lender or any Issuer with any information concerning the business, status or condition of the Borrower or any Subsidiary or the Loan Documents which may come into the possession of the Agent or any of its Affiliates.

     Section 9.07 Resignation of the Agent and Collateral Agent.

     (a) Resignation of the Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders, the Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders may, with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint any Eligible Assignee as the successor Agent. If no successor Agent is so appointed by the Required Lenders and accepts such appointment within 30 days after the resigning Agent's giving of notice of resignation, then the resigning Agent may, on behalf of the Lenders and with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint any Eligible Assignee as the successor Agent. Effective on the acceptance by any Person of its appointment as a successor Agent, such Person shall succeed to and become vested with all the rights, powers, privileges, duties and obligations of the resigning Agent and the resigning Agent shall be discharged from its duties and obligations as Agent under the Loan Documents. After any resigning Agent's resignation as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. The Lenders, the Agent, and the Borrower agree that (i) if the Agent is removed or replaced as Agent, by resignation or otherwise, under this Agreement, then the entity being removed or replaced as Agent will simultaneously resign as Term Agent and Collateral Agent, and (ii) no successor Agent will be appointed or accepted under this Agreement unless such party shall simultaneously be appointed or accepted as Term Agent and Collateral Agent and shall agree to such simultaneous appointment or acceptance as Term Agent and Collateral Agent.

     (b) Resignation of the Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the Secured Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders may, with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint any Eligible Assignee as the successor Collateral Agent. If no successor Collateral Agent is so appointed by the Required Lenders and accepts such appointment within 30 days after the resigning Collateral Agent's giving of notice of resignation, then the resigning Collateral Agent may, on behalf of the Secured Parties and with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint any Eligible Assignee as the successor Collateral Agent. Effective on the acceptance by any Person of its appointment as a successor Collateral Agent, such Person shall succeed to and become vested with all the rights, powers, privileges, duties and obligations of the resigning Collateral Agent and the resigning Collateral Agent shall be discharged from its duties and obligations as Collateral Agent under the Loan Documents and the Loan Documents (as defined in the Term Credit Agreement). After any resigning Collateral Agent's resignation as Collateral Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent. The Lenders, the Agent, the Collateral Agent, the Issuers, and the Borrower agree that (i) if the Collateral Agent is removed or replaced as Collateral Agent, by resignation or otherwise, under this Agreement, then the entity being removed or replaced as Collateral Agent will simultaneously resign as Agent and Term Agent, and (ii) no successor Collateral Agent will be appointed or accepted under this Agreement and the Term Agreement unless such party shall simultaneously be appointed or accepted as Agent and Term Agent and shall agree to such simultaneous appointment or acceptance as Agent and Term Agent.

     Section 9.08 CERTAIN INTENTIONS. THE ISSUERS AND THE LENDERS SEVERALLY ACKNOWLEDGE TO THE AGENT AND THE COLLATERAL AGENT THAT THE PROVISIONS OF THIS
ARTICLE IX WHICH RELEASE THE AGENT OR THE COLLATERAL AGENT FROM LIABILITY, LIMIT THE AGENT'S OR THE COLLATERAL AGENT'S LIABILITY, DUTIES OR RESPONSIBILITIES OR PROVIDE FOR THE INDEMNIFICATION OF THE AGENT OR THE COLLATERAL AGENT BY THE LENDERS, INCLUDING, WITHOUT LIMITATION, SECTIONS 9.01, 9.02, 9.03, 9.05 AND 9.06, ARE INTENDED BY THEM TO SAVE AND HOLD THE AGENT AND THE COLLATERAL AGENT HARMLESS FROM THE CONSEQUENCES OF THEIR OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

     Section 9.09 Execution of Security Documents. The Lenders, the Issuers, and the Agent hereby empower and authorize the Collateral Agent to execute and deliver to the Borrower on their behalf the Security Documents and all related financing statements and any other financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Documents.

     Section 9.10 Releases of Collateral.

     (a) The Lenders, the Issuers, and the Agent hereby empower and authorize the Collateral Agent to execute and deliver to the Borrower on their behalf any releases, partial releases, agreements, documents, or instruments (and file terminations of financing statements and/or record releases of any Mortgages) as shall be necessary or reasonably appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 10.05, all of the Lenders and Term Lenders).

     (b) (i) The Lenders, the Issuers, the Agent, and the Collateral Agent agree with the Borrower that upon payment in full of all principal of, and interest on, the Loans and all other accrued Obligations and termination of the Commitments and all Letters of Credit, at the Borrower's expense, the Collateral Agent shall promptly take all actions and execute and cause or authorize to be filed or recorded all releases, agreements, documents, or instruments (and file terminations of financing statements and/or record releases of any Mortgages) as necessary or reasonably appropriate to fully and finally release all Liens held by it in favor of the Secured Parties on all Collateral and to otherwise evidence the termination of all Loan Documents. (ii) The Lenders, the Issuers, the Agent, and the Collateral Agent agree with the Borrower that upon the request of the Borrower, at the Borrower's expense, the Collateral Agent shall promptly take all actions and execute and cause or authorize to be filed or recorded all releases, partial releases, agreements, documents, or instruments (and file terminations of financing statements and/or record releases of any Mortgages) as necessary or reasonably appropriate to fully and finally release all Liens held by it in favor of the Secured Parties on any part of the Collateral that is sold, assigned, or disposed of as permitted in Section 7.09.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.01 Notices and Deliveries.

     (a) Manner of Delivery; Addresses. All notices, communications and materials (including all Information) to be given or delivered pursuant to or in connection with the Loan Documents shall be given or delivered in writing (which shall include telecopier transmissions) and shall be delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

         (i)   if to the Borrower, to it at:

               12000 Lawndale
               Houston, Texas 77017
               Telecopier No.: (713) 321-4941
               Telephone No.:  (713) 321-5307
               Attention:  Vice President - General Manager
                           of Planning and Administration

               With a copy to:

               Lyondell Chemical Company
               One Houston Center
               1221 McKinney
               Houston, Texas 77010
               Telecopier No.: (713) 652-7200
               Telephone No.:  (713) 309-7688
               Attention: Assistant Treasurer, Finance

         (ii)  if to the Primary Issuer, to it at:

               Eleven Madison Avenue
               10/th/ Floor
               New York, NY 10010
               Attention: Adrian Silghigian, Trade Finance/Services Dept. Telephone No.: 212-325-9286
               Telecopier No.: 212-325-8315

         (iii) if to the Secondary Issuer, to it at:

               Bank of America, N.A.
               700 Louisiana, 8/th/ Floor
               Houston, Texas 77002
               Attention: Ron McKaig
               Telephone No.:  713-247-7237
               Telecopier No.: 713-247-7288

               with a copy to:

               Bank of America, N.A.
               700 Louisiana, 8th Floor
               Houston, Texas 77002
               Attention:  Pamela K. Rodgers
               Telephone No.:  713-247-7246
               Telecopier No.: 713-247-7202

         (iii) if to the Agent or the Collateral Agent, to it at:

               One Madison Avenue
               8/th/ Floor
               New York, NY 10010
               Attention:  Margaret Sang
               Telephone No.:  212-538-2903
               Telecopier No.: 212-325-8304

         (iv) if to any Lender, to it at the address or telecopier number and to the attention of the individual or department set forth below such Lender's name under the heading "Notice Address" on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment, set forth under the heading "Notice Address" in the Assignment Agreement effecting such assignment;

or at such other address or telecopier number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice specifically captioned "Notice of Change of Address" given to each of the other parties to this Agreement.

     (b) Effectiveness. Each notice and communication and any material to be given or delivered pursuant to the Loan Documents shall be deemed so given or delivered (i) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (ii) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, and (iii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number.

     Section 10.02 Expenses; Indemnification. Whether or not any Loans are made or any Letters of Credit are issued hereunder, the Borrower shall, promptly, and in any event within 15 Business Days after receiving a reasonably detailed statement setting forth the amount and nature thereof:

     (a) to the extent not otherwise paid pursuant to Section 3.06(b), pay or reimburse the Agent, the Collateral Agent, each Issuer and each Lender for all transfer, documentary, stamp and similar taxes, and all recording and filing taxes and fees payable in connection with, arising out of or in any way related to, the execution, delivery and performance of the Loan Documents or the making of the Loans or the issuance of the Letters of Credit, excluding any such taxes imposed as a result of the assignment (otherwise than pursuant to Section 3.07) of any Loan or portion thereof;

     (b) pay or reimburse the Agent and the Collateral Agent for all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel collectively retained by the Agent or the Collateral Agent and appraisers, accountants and other experts employed or retained by the Agent or the Collateral Agent) incurred by the Agent or the Collateral Agent in connection with, arising out of or in any way related to (i) the negotiation, preparation, execution and delivery of (A) the Loan Documents and (B) whether or not executed and delivered, any waiver or consent thereunder, amendment thereof or supplement thereto or, in the case of this Agreement, any assignment pursuant to Section 3.07, (ii) the administration of and any operations under the Loan Documents, (iii) consulting with respect to any matter in any way arising out of, related to or in connection with the Loan Documents, including (A) the protection, preservation, exercise or enforcement of any of the rights of the Agent, the Collateral Agent, the Issuers or the Lenders in, under or related to the Loan Documents during a Default or (B) the performance of any of the obligations of the Agent, the Collateral Agent, the Issuers or the Lenders under or related to the Loan Documents or (iv) protecting, preserving, exercising or enforcing any of the rights of the Agent, the Collateral Agent, the Issuers or the Lenders in, under or related to the Loan Documents during a Default;

     (c) when an Event of Default has occurred and is occurring, pay or reimburse each Lender and each Issuer for all reasonable costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Lender or such Issuer) at such time incurred by such Lender or such Issuer in connection with, arising out of or in any way related to protecting, preserving, exercising or enforcing during an Event of Default any of its rights in, under or related to the Loan Documents;

     (d) (i) indemnify each Indemnified Person against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, disbursements, costs and expenses of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnified Person (including, without limitation, the reasonable fees charged and disbursements made by counsel to such Indemnified Person, whether or not suit is brought) or to which such Indemnified Person may become subject arising out of or in connection with or in any way relating to or resulting from any actual or threatened Litigation relating to this Agreement (including the use of the proceeds of the Loans), the other Loan Documents or any transaction contemplated by any of the foregoing, whether or not such Indemnified Person is a party thereto, whether direct or indirect, whether based on any federal, state or local law or regulation, securities or commercial law or regulation or under common law or in equity or on contract, tort or otherwise, and whether or not the transactions contemplated hereby are ever consummated, and (ii) reimburse each Indemnified Person, on demand, for all out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred in connection with any of the foregoing, including, without limitation, costs and expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing; provided, however, that the Borrower shall not indemnify or hold harmless any Indemnified Person from, or reimburse any Indemnified Person for, or waive or release any claim for, any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, disbursements, costs or expenses arising out of the gross negligence or willful misconduct of such Indemnified

Person; PROVIDED, FURTHER, THAT IT IS THE EXPRESS INTENTION OF THE BORROWER TO INDEMNIFY EACH INDEMNIFIED PERSON AGAINST THE CONSEQUENCES OF ITS OWN OR ANY OTHER INDEMNIFIED PARTY'S NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE. The Borrower shall not make any claim against any Indemnified Person for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated by, and the relationship established by, the Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; and

     (e) indemnify each Indemnified Person against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, disbursements, costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Indemnified Person (including, without limitation, the reasonable fees charged and disbursements made by counsel to such Indemnified Person, whether or not suit is brought) arising out of or in connection with or in any way relating to or resulting from (i) any Loan Document, including, without limitation, the use of the proceeds of the Loans or the relationship created by any Loan Document between or among the Borrower and the Agent, the Issuers and the Lenders and (ii), with respect to or as a direct or indirect result of any acts or omissions to act by the Borrower or any Subsidiary or any Affiliate of the Borrower under any Environmental Law or with respect to or as a direct or indirect result of the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release, discharge, emission or disposal of pollutants, contaminants, chemicals, toxic or hazardous substances, industrial or hazardous wastes or noxious noises or odors or presence of any of the foregoing on, under, from or about its real property; provided, however, that the Borrower shall not indemnify or hold harmless any Indemnified Person from, or reimburse any Indemnified Person for, or waive or release any claim for, any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, disbursements, costs or expenses arising out of the gross negligence or willful misconduct of such Indemnified Person; PROVIDED, FURTHER, THAT IT IS THE EXPRESS INTENTION OF THE BORROWER TO INDEMNIFY EACH INDEMNIFIED PERSON AGAINST THE CONSEQUENCES OF ITS OWN OR ANY OTHER INDEMNIFIED PERSON'S NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE.

The obligations of the Borrower under this Section 10.02 shall survive the termination of this Agreement and the payment in full of the Obligations.

     Section 10.03 Rights Cumulative. Each of the rights and remedies of the Agent, the Collateral Agent, the Issuers, and the Lenders under the Loan Documents shall be in addition to all of their other rights and remedies under the Loan Documents and Governmental

Requirements, including, without limitation, the Fraudulent Conveyance Act of Delaware, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

     Section 10.04 Confidentiality. (a) The Agent, each Issuer and each Lender each agrees that (i) it and its Representatives will keep confidential all non-public information concerning the Borrower or the Partners which is furnished to it by or on behalf of the Borrower, the Partners or any of their respective Representatives ("Confidential Information") and, except with the specific prior written consent of the Borrower or as otherwise expressly permitted by the terms of this Section 10.04, will not disclose any Confidential Information, (ii) it and its Representatives will not use Confidential Information except for the purposes of this Agreement and the Loans, Letters of Credit or other extensions of credit contemplated hereby, (iii) all recipients of Confidential Information will be informed of the confidential nature of the Confidential Information and instructed not to make use of the Confidential Information in a manner inconsistent herewith, (iv) it and its Representatives will not make available any Confidential Information to other Persons for use or copying and (v) prior to its disclosure of Confidential Information to any of its Outside Representatives, such Outside Representative shall have executed and delivered a written confidentiality agreement for the Borrower's benefit substantially in the form of Exhibit 10.04(c)-3 in respect of the Confidential Information, an executed original of which it will provide promptly to the Borrower. Each of the Agent, each Issuer and each Lender further agrees that in all events (i) the Crude Supply Agreement and the Supplemental Supply Agreement shall be Confidential Information, (ii) no copies may be made of either such agreement and (iii) any inspection of either such agreement will be restricted to a limited number of its Representatives and to the premises of the Borrower or the Agent.

     (b) The term "Confidential Information" does not include information that any Receiving Party can show (i) has become generally available to the public other than as a result of disclosure or other fault by a Receiving Party or its Representatives or (ii) (A) was already in the possession of a Receiving Party or its Representatives prior to its disclosure to such Person by the Borrower, a Partner or any of their respective Representatives or (B) became available to the Receiving Party or its Representatives, in each case under this clause (ii), free of any restrictions as to its disclosure and from a source, other than the Borrower, the Partners or any of their respective Representatives, which to the knowledge of the Receiving Party or the relevant Representative was not then prohibited from transmitting the information to the Receiving Party or its Representatives by a contractual, legal, fiduciary or other obligation.

     (c) Each of the Agent, each Issuer and each Lender also agrees to disclose Confidential Information only to (i) its Representatives requiring such material for the purpose of administering this Agreement and the transactions contemplated hereby, and (ii) all or any of the Agent, the Issuers, the Lenders, any Prospective Assignees and Prospective Participants; provided, however, that prior to such disclosure to any Prospective Assignee or Prospective Participant, a Representative of such Prospective Assignee or Prospective Participant shall have executed and delivered a written confidentiality agreement for the Borrower's benefit substantially in the form of Exhibit 10.04(c)-1 (in the case of any Prospective Assignee) or Exhibit 10.04(c)-2 (in the case of any Prospective Participant) in respect of the Confidential

Information on behalf of such Eligible Assignee, and prior to such disclosure to any Outside Representative of such Eligible Assignee, such Outside Representative shall have executed and delivered a written confidentiality agreement for the Borrower's benefit substantially in the form of Exhibit 10.04(c)-3 in respect of the Confidential Information, and each Lender agrees to provide promptly to the Borrower an executed original of each such confidentiality agreement entered into by its Prospective Assignee or Prospective Participant, as the case may be, and such Person's Outside Representative, if any.

     (d) The foregoing will not prohibit the disclosure of any Confidential Information by the Agent, any Issuer or any Lender if and to the extent that (i) such disclosure may be required by any Governmental Authority having regulatory authority over it, or (ii) it or any of its Representatives may become legally compelled by court order, subpoena or summons, or by deposition, interrogatory, request for documents or otherwise in connection with Litigation, or by similar legal process, including, without limitation, a civil investigative demand having the same force and effect as a subpoena. However, in any event described in clause (ii) above, the Agent, each Issuer and each Lender each agrees that it or its Representatives, as the case may be, prior to such disclosure will endeavor in good faith (except to the extent prohibited by any Governmental Requirement from doing so) to provide the Borrower with prompt notice of such request so that the Borrower may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 10.04(d). In the event that such protective order or other remedy is not obtained, or that the Borrower grants such a waiver hereunder, the Agent, each Issuer and each Lender or its Representatives, as the case may be, will in all events endeavor in good faith to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

     (e) The Agent, each Issuer and each Lender will only be responsible for any breach of this Agreement by it or its Representatives, other than its Outside Representatives who have executed and delivered a written confidentiality agreement in accordance with this Section 10.04.

     (f) No failure or delay by the Borrower in exercising any right, power or privilege under this Section 10.04 shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this
Section 10.04.

     Section 10.05 Amendments; Waivers. Any term, covenant, agreement or condition of this Agreement or the Notes may be amended, and any right thereunder may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Required Lenders and, if the rights and duties of the Agent or any Issuer are affected thereby, by the Agent or such Issuer, as the case may be, and by the Borrower; provided, however, that no such amendment or waiver shall be effective, unless in writing and signed by each Lender and Term Lender affected thereby, to the extent it (a) changes the several nature or the amount (except pursuant to Section 2.04) or extends the term of such Lender's Commitment, (b) reduces the principal of or the rate of interest on the Loans, Reimbursement Obligations or Notes, the amount of such Lender's participation in any Letter of Credit or any fees payable pursuant to any Loan Document,

(c) postpones any date fixed for, or reduces the amount of, any mandatory payment or prepayment of principal of or interest on the Loans, Notes, Reimbursement Obligations, or participations in Letters of Credit or any fees payable pursuant to any Loan Document, (d) waives any condition precedent to the initial Loans or Letters of Credit, (e) waives the payment of any amounts payable to any Lender pursuant to Section 3.04, 3.05 or 3.06, (f) waives or amends Section 8.06, this Section 10.05, Section 10.12, or the definition of "Required Lenders", or (g) releases Collateral with a book value of greater than or equal to $100,000,000, other than as contemplated in Section 9.10(b)(i). Unless otherwise specified in such waiver, a waiver of any right under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it is given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Agent, any Issuer or any Lender under the Loan Documents or Governmental Requirements, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Agent, any Issuer or any Lender under the Loan Documents or Governmental Requirements.

     Section 10.06 Assignments and Participations.

     (a) Assignments. Each Lender may from time to time, in accordance with applicable Governmental Requirements, assign any or all of its rights and obligations under the Loan Documents to one or more Eligible Assignees; provided, however, that no such assignment shall be effective unless and until:
(i) the Borrower shall have received prior notice of such assignment; (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Agent and the Issuers shall have given their written consent to such assignment (which consent shall not be unreasonably withheld); (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement respecting such assignment is delivered to the Agent) shall not be less than $1,000,000; and (iv) the parties to each such assignment shall have executed and delivered to the Agent an Assignment Agreement together with an assignment fee of $3,000 payable, at the discretion of the Agent, to the Agent (provided that no such fee shall be payable if the assignment is to an Affiliate of such Lender). Upon acceptance and recording pursuant to Section 10.06(c), from and after the effective date specified in each Assignment Agreement, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Sections 3.04, 3.05, 3.06 and 10.02, as well as to amounts accrued for its account pursuant to Section 2.05 or any other Loan Document and not yet paid).

     (b) Maintenance of Register. The Agent shall maintain at one of its offices in The City of New York a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders (including those becoming Lenders pursuant to an Assignment Agreement), and the Commitments of, principal amount of the Loans owing to and Letter of Credit Obligations of, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Agent, the Issuers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (c) Acceptance and Recordation of Assignments. On its receipt of a duly completed Assignment Agreement executed by an assigning Lender and an assignee and, to the extent applicable, the assignment fee referred to in Section 10.06(a) above and the written consent of the Agent and the Issuers to such assignment, the Agent shall (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuers. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 10.06(c). On acceptance and recording pursuant to this Section 10.06(c) of any such assignment by a Lender, the Borrower shall, against receipt of the existing Note or Notes, as the case may be, of the assignor Lender, issue a new Note or Notes, as the case may be, to the assignee Lender and, in the case of a partial assignment, to the assignor Lender, appropriately reflecting such assignment.

     (d) Assignments to Federal Reserve Banks. Nothing in this Section 10.06 shall limit the right of any Lender to assign its interest in its Loans and Note or Notes, as the case may be, to a Federal Reserve Bank as collateral security under Regulation A of the Board of Governors of the Federal Reserve System, but no such assignment shall release such Lender from its obligations hereunder.

     (e) Participations. Subject to Sections 10.04 and 10.06(f), each Lender may from time to time, in accordance with applicable Governmental Requirements, sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents without the consent of the Borrower, the Agent, any Issuer or any other Lender; provided, however, that no Lender shall sell any such participation, or permit the resale or transfer of any such participation, to any Person other than a financial institution meeting the requirement of Eligible Assignee. No sale by a Lender of any participation shall relieve such Lender of any of its obligations hereunder.

     (f) Rights of Participants. Each participation agreement shall provide that the Lender that has sold or granted the participation shall retain the sole right to take or refrain from taking any action under the Loan Documents, except that such participation agreement may provide that such Lender shall not, without the consent of the participant, agree to any amendment or waiver that would have the effect of (i) increasing the Commitment of such Lender, (ii) extending the Termination Date, (iii) reducing the principal on the Loans, to the extent that the participant would be affected thereby, (iv) reducing the rate of interest on the Loans or Notes, to the extent that the participant would be affected thereby or (v) reducing the amount of such Lender's participation in any fees payable pursuant to Section 2.05, to the extent that the participant would be affected thereby. All amounts payable to any Lender under Section 3.04, 3.05 or 3.06 shall be determined as if such Lender has not sold any participations.

     (g) Lender Representation. Each Lender party to this Agreement on the Closing Date hereby represents, and each Person that becomes a Lender pursuant to an Assignment Agreement will represent, and shall be deemed to have represented on becoming a party to this Agreement, that it is in fact, otherwise than by reason of being a Lender, an Eligible Assignee and will make or acquire Loans hereunder for its own account in the ordinary course of its business.

     (h) Granting Lender. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the right to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that such SPC uses as its source of funds to make and maintain such Loan a source satisfying the "ERISA Assumptions" set out on Schedule A and provided, further that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such right or otherwise fails to provide all or any part of such Loan at the time required, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender.

     In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in Section 10.06, any SPC may: (A) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any Eligible Assignee (consented to by the Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans; and (B) disclose: (I) any Confidential Information on the terms set out in Section 10.04; and (II) on a confidential basis any other non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

     Section 10.07 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN THE APPLICABLE LETTER OF CREDIT REIMBURSEMENT AGREEMENT.

     Section 10.08 JUDICIAL PROCEEDINGS; WAIVER OF JURY TRIAL. ANY JUDICIAL PROCEEDING BROUGHT AGAINST THE BORROWER WITH RESPECT TO, OR ANY DISPUTE UNDER OR ARISING OUT OF OR IN CONNECTION WITH, ANY LOAN DOCUMENT CLAIM MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER (A) ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT AND ANY RELATED APPELLATE COURT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH ANY LOAN DOCUMENT CLAIM AND (B) TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. THE BORROWER SHALL APPOINT AND MAINTAIN CT CORPORATION SYSTEM, THE PRENTICE-HALL CORPORATION SYSTEM INC. OR A SIMILAR ENTITY (THE "SERVICE AGENT") AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY PROCEEDING IN A STATE OR FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK BY ENTERING INTO AN AGREEMENT AS OF THE DATE OF THIS AGREEMENT WITH THE SERVICE AGENT TO SUCH EFFECT, AND THE BORROWER SHALL MAINTAIN SUCH AGREEMENT (OR AN APPROPRIATE SUBSTITUTE TO THE SAME EFFECT WITH THE SAME OR A DIFFERENT SERVICE AGENT) FOR THE ENTIRE TERM OF THIS AGREEMENT. THE FOREGOING CONSENT TO JURISDICTION AND APPOINTMENT OF AGENT TO RECEIVE SERVICE OF PROCESS SHALL NOT CONSTITUTE A GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE OF NEW YORK FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE AGENT, THE LENDERS AND THE ISSUERS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY LENDER, ANY ISSUER OR ANY OTHER INDEMNIFIED PERSON TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT, ANY LENDER, ANY ISSUER OR ANY OTHER INDEMNIFIED PERSON TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IN LIGHT OF THE EXPRESS AGREEMENT OF THE BORROWER TO SUBMIT TO THE JURISDICTION OF NEW YORK COURTS FOR THE RESOLUTION OF ANY AND ALL DISPUTES ARISING UNDER THIS AGREEMENT AND BROUGHT IN NEW YORK COURTS PURSUANT TO THIS SECTION 10.08, THE BORROWER FURTHER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL AFFIRMATIVE DEFENSES IT COULD OR MIGHT OTHERWISE BE ABLE TO ASSERT BASED ON AN ALLEGED INCAPACITY OF THE BORROWER TO ASSERT A CLAIM OR COUNTER-CLAIM IN THE STATE COURTS OF THE STATE OF

NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN WHETHER ON THE GROUNDS THAT THE BORROWER HAS FAILED TO COMPLY WITH ANY OR ALL REGISTRATION, CERTIFICATION, NOTIFICATION, FILING OR DESIGNATION-OF-AGENT GOVERNMENTAL REQUIREMENTS OF THE STATE OF NEW YORK OR ON OTHER GROUNDS. THE BORROWER AND EACH OTHER PARTY HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH ANY LOAN DOCUMENT CLAIM. THE BORROWER AND EACH OTHER PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08. THE PROVISIONS OF THIS SECTION 10.08 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE PAYMENT IN FULL OF THE OBLIGATIONS.

     Section 10.09 Severability of Provisions. In case any provision of the Loan Documents is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.10 Counterparts; Integration; Binding Effect. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when (a) it shall have been executed by the Borrower, the Issuers, the Collateral Agent, and the Agent and (b) the Agent shall have received an original signature page signed by, or a facsimile copy of an original signature page signed by, each Lender listed on the signature pages hereof.

     Section 10.11 Entire Agreement. This Agreement, the Notes, and the other Loan Documents embody the entire agreement among the Borrower, the Agent, the Collateral Agent, the Issuers and the Lenders relating to the subject matter hereof and supersede all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 10.12 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the terms hereof, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers all as of December 10, 2002.

                                       LYONDELL-CITGO REFINING LP

                                       By: /s/ James W. Branch
                                          --------------------------------------
                                       Name: James W. Branch
                                       Title: Vice President, General Manager of
                                              Planning and Administration

                                       CREDIT SUISSE FIRST BOSTON,
                                       as Agent, Collateral Agent, Primary
                                       Issuer, and Lender

                                       By: /s/ James P. Moran
                                          --------------------------------------
                                       Name:  James P. Moran
                                       Title: Director

                                       By: /s/ Ian W. Nalitt
                                          --------------------------------------
                                       Name:  Ian W. Nalitt
                                       Title: Associate

                                       BANK OF AMERICA, N.A., as Secondary
                                       Issuer and Lender

                                       By: /s/ Ronald E. McKaig
                                          --------------------------------------
                                       Name:  Ronald E. McKaig
                                       Title: Managing Director

                                       WESTLB AG, NEW YORK BRANCH, as Lender

                                       By: /s/ Salvatore Battiuelli
                                          --------------------------------------
                                       Name:  Salvatore Battiuelli
                                       Title: Managing Director

                                       By: /s/ Daniel Hitchcock
                                          --------------------------------------
                                       Name:  Daniel Hitchcock
                                       Title: Associate Director

                                       SUNTRUST BANK, as Lender

                                       By: /s/ John A. Fields, Jr.
                                          --------------------------------------
                                       Name:  John A. Fields, Jr.
                                       Title: Managing Director

                              FORTIS CAPITAL CORP, as Lender

                              By: /s/ Christopher S. Parada
                                  ----------------------------------------------
                              Name:  Christopher S. Parada
                              Title: Vice President

                              By: /s/ Darrell W. Holley
                                  ----------------------------------------------
                              Name:  Darrell W. Holley
                              Title: Managing Director


                              BANK OF OKLAHOMA N.A., as Lender


                              By: /s/ Robert D. Mattax
                                  ----------------------------------------------
                              Name:  Robert D. Mattax
                              Title: Senior Vice President


                              FLEET NATIONAL BANK, as Lender


                              By: /s/ Daniel S. Schockling
                                  ----------------------------------------------
                              Name:  Daniel S. Schockling
                              Title: Director


                              THE BANK OF NOVA SCOTIA, as Lender


                              By: /s/ A. S. Norsworthy
                                  ----------------------------------------------
                              Name:  A.S. Norsworthy
                              Title: Senior Manager


                              CREDIT LYONNAIS NEW YORK BRANCH, as Lender


                              By: /s/ Olivier Audemard
                                  ----------------------------------------------
                              Name:  Olivier Audemard
                              Title: Senior Vice President

                              ARAB BANKING CORPORATION, as Lender


                              By: /s/ Charles F. Azzara
                                  ----------------------------------------------
                              Name:  Charles F. Azzara
                              Title: Vice President

                              By: /s/ Barbara C. Sanderson
                                  ----------------------------------------------
                              Name:  Barbara C. Sanderson
                              Title: Vice President Head of Credit


                              BANK OF SCOTLAND, as Lender


                              By: /s/ Joseph Fratus
                                  ----------------------------------------------
                              Name:  Joseph Fratus
                              Title: First Vice President


                              BANK ONE, NA, as Lender


                              By: /s/ Daniel A. Davis
                                  ----------------------------------------------
                              Name:  Daniel A. Davis
                              Title: Director


                              JPMORGAN CHASE BANK, as Lender


                              By: /s/ Robert C. Mertensotto
                                  ----------------------------------------------
                              Name:  Robert C. Mertensotto
                              Title: Managing Director


                              ALLIED IRISH BANKS PLC, as Lender


                              By: /s/ Margaret Brennan
                                  ----------------------------------------------
                              Name:  Margaret Brennan
                              Title: Vice President

                              By: /s/ John Farrace
                                  ----------------------------------------------
                              Name:  John Farrace
                              Title: Senior Vice President

                                                                       EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

                                                           [___________], 200[_]

FOR VALUE RECEIVED, LYONDELL-CITGO REFINING LP, a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of [___________] (the "Lender") the principal amount of [_______] Dollars ($[________]) or, if less, the principal amount of the Loans of the Lender outstanding on the Termination Date, and to pay interest on the principal amount outstanding hereunder from time to time on the dates and at the rates specified in the Revolving Credit Agreement referred to below. All payments due the Lender hereunder shall be made to the Lender at the place, in the type of money and funds and in the manner specified in such Revolving Credit Agreement.
Each holder hereof is authorized to record on the grid attached hereto, or on a continuation thereof, each Loan of the Lender and each payment or prepayment with respect thereto; provided, however, the failure to record any such amount shall not abrogate or otherwise affect the obligation of the Borrower to pay to the Lender the outstanding principal of this Revolving Credit Note, and the accrued and unpaid interest thereon, in accordance with the terms hereof.
To the fullest extent permitted by applicable law, presentment, demand, protest, notice of protest, notice of default, notice of dishonor, notice of intent to accelerate and all other notices of any kind (other than the notice provided for in the first sentence of Section 8.02 of such Revolving Credit Agreement) are hereby expressly waived by the undersigned and all other Persons now or hereafter liable with respect to this Revolving Credit Note, whether as principal, surety, guarantor, endorser or otherwise.
This Revolving Credit Note evidences Loans made under, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of December 10, 2002, among the Borrower, the Lenders parties thereto from time to time, Credit Suisse First Boston as Administrative Agent, and Credit Suisse First Boston and Bank of America, N.A. as Issuers, as the same may be amended, modified and supplemented from time to time. Reference is made to such Revolving Credit Agreement, as so amended, modified and supplemented, for provisions relating to the prepayment and the acceleration of the maturity of, and for the respective meanings assigned to the capitalized terms used and not otherwise defined in, this Revolving Credit Note.
This Revolving Credit Note shall be governed by and construed in accordance with the law of the State of New York.

                                              LYONDELL-CITGO REFINING LP

                                              By:________
                                              Name:
                                              Title:

                           LYONDELL-CITGO REFINING LP
                          GRID TO REVOLVING CREDIT NOTE
                          LOANS AND PRINCIPAL PAYMENTS

---------------------------------------------------------------------------------------------------------------
Date                              Interest                                                   Total     Notation
            Amount of Loan        Period (if    Amount of Principal     Unpaid Principal               Made by
            Made                  applicable)   Repaid                  Balance
            ---------------------------------------------------------------------------------------------------
            Adjusted    Base                    Adjusted    Base Rate   Adjusted    Base
            Eurodollar  Rate                    Eurodollar              Eurodollar  Rate
            Rate                                Rate                    Rate
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

                                                                       Exhibit b

                           FORM OF security agreement

     SECURITY AGREEMENT, (this "Security Agreement") dated as of December 10, 2002, between Lyondell-Citgo Refining LP, a Delaware limited partnership (together with its successors and assigns, the "Borrower"), and Credit Suisse First Boston, a bank organized under the laws of Switzerland, acting through its Cayman Islands branch, as Collateral Agent (the "Agent") for itself and (i) the Revolving Lenders referred to below, the Issuers referred to below, and the Adminstrative Agent under the $70,000,000 Revolving Credit Agreement dated as of December 10, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), among the Borrower, the Lenders party thereto (the "Revolving Lenders"), the Issuers party thereto (the "Issuers"), and the Administrative Agent party thereto and (ii) the Term Lenders referred to below and the Administrative Agent under the $450,000,000 Credit Agreement dated as of December 10, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the "Term Credit Agreement"), among the Borrower, the Lenders party thereto (the "Term Lenders"), and the Administrative Agent party thereto. The Revolving Credit Agreement and the Term Credit Agreement shall be referred to collectively as the "Credit Agreements", and the Revolving Lenders and the Term Lenders shall be referred to collectively herein as the "Lenders".

     Pursuant to the Credit Agreements, the Lenders and the Issuers have agreed to make certain loans and letters of credit available to the Borrower, subject to the terms and conditions thereof, including without limitation, the grant of a security interest in the Collateral (as defined below) pursuant to this Security Agreement by the Borrower to secure the Secured Obligations (as defined below).

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. The following terms shall have the meanings specified below:

     "Acceptable Security Interest" in any Property means a Lien which (a) exists in favor of the Agent for the benefit of the Secured Parties; (b) is a first priority Lien superior to all other Liens (other than Permitted Liens);
(c) secures the Secured Obligations; (d) is perfected (to the extent it can be perfected by filing a financing statement or recording a mortgage or deed of trust) and enforceable against all Persons in preference to any rights of any such Person therein (other than Permitted Liens); and (e) is in full force and effect.

     "Ballpark" means all of the Borrower's right, title, and interest in that certain tract of land, together with all improvements situated thereon, located in Harris County, Texas, referred to as "Tract 11: Ballpark" and being more particularly described by metes and bounds on Schedule B to the Term Credit Agreement, and any additional right, title, or interest in such parcel of land acquired by the Borrower after the Closing Date.

     "Birmingport Facility" means the tract or tracts of land, together with all improvements situated thereon, located in Birmingport, Alabama, and referred to as the "Birmingport Facility" and being more particularly described by metes and bounds on Schedule B to the Term Credit Agreement.

     "Business Day" means a day of the year on which banks are not authorized or required to be closed in New York City.

     "Capital Lease" shall mean "Capital Lease" as defined in the Term Credit Agreement.

     "Capital Security" means (a) any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of a corporate equity security or other equity interest in a Person and (b) any debt security or other evidence of Indebtedness which is convertible into or exchangeable for, or any option, warrant or other right to acquire, any Capital Security of any type referred to in clause (a) of this definition.

     "Chattel Paper" means all "chattel paper" as such term is defined in the UCC.

     "Closing Date" means the date as of which the loans are made to the Borrower pursuant to the Term Credit Agreement.

     "Collateral" has the meaning set forth in Section 2.1 of this Security Agreement.

     "Commitments" shall mean, collectively, the "Commitments" as defined in the Term Credit Agreement and the "Commitments" as defined in the Revolving Credit Agreement.

     "Contracts" shall mean all contracts to which the Borrower now is, or hereafter will be, bound, or a party, beneficiary or assignee (other than rights evidenced by Chattel Paper, Documents or Instruments), all Insurance Contracts, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

     "Contract Documents" means all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contracts.

     "Contract Rights" has the meaning set forth in Section 5.1 of this Security Agreement.

     "Crude Supply Agreement" means the Crude Supply Agreement, dated as of May 5, 1993, between the Borrower and Lagoven, S.A., a corporation organized under the laws of the Bolivarian Republic of Venezuela (and subsequently assigned to PDVSA Petroleo, S.A.), as amended, modified and supplemented from time to time.

     "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would become an Event of Default.

     "Document" shall mean a "document" as such term is defined in the UCC.

     "Equipment" shall mean "equipment" as such term is defined in the UCC.

     "Event of Default" shall mean an "Event of Default" as defined in the Term Credit Agreement or an "Event of Default" as defined in the Revolving Credit Agreement.

     "Excluded Property" means all right, title, and interest of the Borrower in and to each of the following, including any Contract Rights in and to the following, which shall not be subject to any Lien in favor of the Agent for the benefit of the Secured Parties: (a) the Crude Supply Agreement; (b) the Supplemental Supply Agreement; (c) the Birmingport Facility; (d) the Ballpark; and (e) the Non-Material Property.

     "Fixtures" shall mean any fixtures now or hereafter owned or leased by the Borrower, or in which the Borrower holds or acquires any other right, title or interest, constituting "fixtures" under the UCC, including without limitation all pipe which is part of the Borrower's pipeline system, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

     "General Intangibles" shall mean all "general intangibles" as such term is defined in the UCC, including without limitation all "payment intangibles" under the UCC, and further including without limitation all Intellectual Property, goodwill, license rights, license agreements, permits, registrations, franchises, and any rights to tax refunds to which the Borrower is now or hereafter may be entitled, in each case to the extent constituting "general intangibles" as such term is defined in the UCC.

     "Governmental Approval" means any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority.

     "Governmental Authority" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government or
(b) any school district having the authority to assess and collect Taxes.

     "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority or any obligation included in any certificate, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including, without limitation, any requirement under common law.

     "Instrument" shall mean an "instrument" as such term is defined in the UCC.

     "Insurance Contracts" means all contracts and policies of insurance and re-insurance maintained by or on behalf of the Borrower under the Loan Documents.

     "Intellectual Property" means all intangible, intellectual and similar property of the Borrower of every kind and nature now owned or hereafter acquired by the Borrower, including inventions, designs, Patents, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing, and any written agreement granting to the Borrower the right to use any of the foregoing or make, use, or sell any invention subject to any of the foregoing, including but not limited to all the property listed on Schedule I hereto.

     "Inventory" shall mean "inventory" as such term is defined in the UCC.

     "Inventory Records" shall mean all books and records at any time relating to Inventory.

     "Investment Property" shall mean "investment property" as defined in the UCC, including, without limitation, all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts.

     "Lien" means, with respect to any Property of any Person (or any revenues, income or profits of such Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof, (b) any adverse claim, burden or title defect (including any easement, right of way or other encumbrance on title to real property) in respect of a Person's Property, or (c) any other arrangement under which a Person's Property or any interest therein is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of such Person. For purposes of this Security Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such Property.

     "Loan Documents" shall mean, collectively, the "Loan Documents" as defined in the Revolving Credit Agreement and the "Loan Documents" as defined in the Term Credit Agreement.

     "Material" means material to the business, operations, Property, liabilities, financial condition or results of operations of the Borrower and the Subsidiaries considered as a whole.

     "Material Adverse Effect" means, relative to the occurrence or non-occurrence of any event and after taking into account existing or reasonably anticipated insurance coverage and indemnification rights with respect to such occurrence or non-occurrence, (a) a material adverse effect on the business, operations, Property, liabilities, condition (financial or otherwise) or results of operations of the Borrower and the Subsidiaries considered as a whole or (b) a material adverse effect on the ability of the Borrower to perform its payment or other obligations under the Loan Documents.

     "Non-Material Property" means those parcels of land, together with all improvements situated thereon, located in Harris County, Texas, referred to as Parcels 2, 3, 12-17 and the Western Waste Tract, and being more particularly described by metes and bounds on Schedule B to the Term Credit Agreement, and any additional right, title or interest in any such parcel of land acquired by the Borrower after the Closing Date which, when combined with the Borrower's existing right, title, and interest in such parcel, is not Material.

     "Patents" shall mean all of the following now owned or hereafter acquired by Borrower: (a) all letters patent of the United States, all registrations and recordings thereof and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

     "Permitted Liens" shall mean, collectively, the "Permitted Liens" as defined in the Revolving Credit Agreement and the "Permitted Liens" as defined in the Term Credit Agreement.

     "Person" means any individual, sole proprietorship, corporation, partnership, limited liability company, business trust, unincorporated organization, mutual company, joint stock company, estate, trust, union, employee organization or Governmental Authority.

     "Proceeds" shall mean all "proceeds", as such term is defined in the UCC, of any or all of the Collateral.

     "Property" means, for any Person, such Person's interest in, right to, and title to any and all property (whether real, personal, or mixed, tangible or intangible) and assets owned or leased by such Person.

     "Receivables" shall mean all "accounts" as such term is defined in the UCC.

     "Secured Obligations" shall mean, collectively, the "Obligations" as defined in the Term Credit Agreement and the "Obligations" as defined in the Revolving Credit Agreement.

     "Secured Parties" means the Agent, the Administrative Agent under the Revolving Credit Agreement, the Administrative Agent under the Term Credit Agreement, the Revolving Lenders, the Term Lenders, and the Issuers.

     "Security Agreement" shall mean this Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

     "Subsidiary" means any corporation or other Person of which Capital Securities having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (whether or not any other class of Capital Securities of such corporation or other Person has or might have voting power by reason of the happening of a contingency) are at the time owned or controlled, directly or indirectly, by the Borrower.

     "Supplemental Supply Agreement" means the Supplemental Supply Agreement, dated as of May 5, 1993, between the Borrower and Petroleos de Venezuela, S.A., a corporation organized under the laws of the Bolivarian Republic of Venezuela, as amended, modified and supplemented from time to time.

     "Taxes" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings or other charges of any nature whatsoever from time to time or at any time imposed by any Governmental Requirement, excluding, in the case of each Lender, the Issuers and the Agent, taxes imposed on its income, and franchise taxes and doing business taxes imposed on it by the laws of any jurisdiction (or political subdivision thereof).

     "Titled Vehicles" means any motor vehicle or other rolling stock for which a certificate of title has been issued by a Governmental Authority.

     "Trademarks" shall mean all of the following now owned or hereafter acquired by Borrower: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby, and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

     "UCC" shall mean the Uniform Commercial Code in effect in the State of Texas, as amended from time to time.

     "Western Waste Tract" means that certain 6.5-acre tract of land, together with all improvements situated thereon, located in Harris County, Texas and being more particularly described by metes and bounds on Schedule B to the Term Credit Agreement.

                                   ARTICLE II

                               SECURITY INTERESTS

     Section 2.1 Pledge, Assignment and Grant of Security Interests. As collateral security for the prompt and complete payment and performance when due of all Secured Obligations, the Borrower hereby assigns and pledges to the Agent for the benefit of the Secured Parties and hereby grants to the Agent for the benefit of the Secured Parties a lien on and continuing security interest in all of the Borrower's right, title and interest in, to and under (all such right, title, and interest in all items described in this Section 2.1, whether now owned or hereafter acquired by the Borrower and wherever located and whether now owned or hereafter existing or arising, collectively, the "Collateral"):

     (a) each and every Contract, all Contract Rights, Contract Documents and Receivables associated with such Contracts and each and every document granting security to the Borrower under any such Contract;

     (b) all Receivables;

     (c) all Inventory;

     (d) all Equipment;

     (e) all General Intangibles;

     (f) all Investment Property;

     (g) all Fixtures;

     (h) all amounts from time to time held in any checking, savings, deposit or other account of the Borrower, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts;

     (i) any Governmental Approvals now or hereafter held by the Borrower (except that any Governmental Approval which would by its terms or under applicable law become void, voidable, terminable or revocable by being subjected to the Lien of this Security Agreement or in which a Lien is not permitted to be granted under applicable law, is hereby excluded from such Lien to the extent necessary so as to avoid such voidness, voidability, terminability or revocability);

     (j) any right to receive a payment under any hedging agreement in connection with a termination thereof;

     (k) without limiting the generality of the foregoing, all other personal property, goods, Instruments, Chattel Paper, Documents, Fixtures, credits, claims, demands and assets of the Borrower other than Excluded Property whether now existing or hereafter acquired from time to time; and

     (l) any and all additions, accessions and improvements to, all substitutions and replacements for and all products and Proceeds of or derived from all of the foregoing items described above in this Section 2.1.

Notwithstanding anything in the foregoing to the contrary, (i) none of the terms "Collateral", "Contracts", "Contract Rights", "Intellectual Property", "Inventory Records", and the other defined terms used above in the description of the Collateral, nor the term "contract rights" used in Section 5.1, shall include any Excluded Property, and (ii) "Collateral" shall not include General Intangibles arising under contracts which expressly prohibit assignment of such rights without the prior written consent of the other party thereto, except to the extent such prohibition is ineffective under the UCC.

     Section 2.2 After-Acquired Property. The security interest pledged, assigned and granted to the Agent pursuant to this Security Agreement is intended to extend to all Collateral of the kind that is the subject of this Security Agreement which the Borrower may acquire at any time during the continuation of this Security Agreement, irrespective of whether such Collateral is in transit or in the Borrower's or the Agent's or any other Person's constructive, actual or exclusive occupancy or possession.

     Section 2.3 Security Interest Absolute. All rights of the Agent and the security interests hereunder shall be absolute and unconditional irrespective of:

     (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document; or

     (b) any exchange, release or nonperfection of any other collateral, or any release from, amendment to, waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations.

     Section 2.4 Power of Attorney. The Borrower hereby constitutes and appoints the Agent as the Borrower's attorney-in-fact, at the Borrower's cost and expense, to exercise, at the Agent's option after the occurrence and during the continuance of a Default or an Event of Default, all or any of the following powers, which, being coupled with an interest, shall be irrevocable until all of the Secured Obligations have been paid in full and the Commitments have been terminated:

     (a) to obtain and adjust insurance under insurance policies naming the Borrower as an insured party;

     (b) to receive, take, endorse, sign, assign, deliver and collect, all in the Agent's name or the Borrower's name, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (c) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

     (d) to receive, open and dispose of all mail addressed to the Borrower with respect to the Collateral which comes into the possession of the Agent;

     (e) to request from account debtors of the Borrower, in the Borrower's name or the Agent's name or that of the Agent's designee, information concerning the Receivables and the amounts owing thereon;

     (f) to transmit to account debtors indebted on Receivables notice of the Agent's interest therein;

     (g) to notify account debtors indebted on Receivables to make payment directly to the Agent; and

     (h) to take or bring, in the Borrower's name or the Agent's name, all steps, actions, suits or proceedings, to the extent permitted by law, deemed by the Agent necessary or desirable to enforce or effect collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Contract or the rights of the Agent with respect to any of the Collateral.

     Section 2.5 The Borrower Remains Liable. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable to perform all of its obligations under or with respect to the Collateral and to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Agent of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under the Loan Documents and (c) none of the Agent and the Secured Parties shall be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                   ARTICLE III

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Borrower represents, warrants and covenants, as of the date hereof and as of the date of each Borrowing, as follows:

     Section 3.1 Security Documents. This Security Agreement, together with the filing of financing statements in the office for central filings in the state of the Borrower's location (within the meaning of the UCC), which as of the date hereof is the Office of the Secretary of State of the State of Delaware, and the filing of the Patent and Trademark Security Agreement by the Borrower in favor of the Collateral Agent in the U.S. Patent and Trademark Office, is sufficient to create in favor of the Agent for the benefit of the Secured Parties, as security for the payment and performance of the Secured Obligations, a valid and enforceable security interest in and on all of the Collateral, to the extent that a security interest can be created under the laws which govern the creation of security interests hereunder or any other applicable law, in favor of the Agent, which security interest is perfected, to the extent a security interest may be perfected by the filing of UCC financing statements and by filings in the U.S. Patent and Trademark Office, and superior to and prior to all Liens other than Permitted Liens, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect that affect creditors' rights generally or (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Section 3.2 Acceptable Security Interest; No Liens. The Borrower shall at all times (a) maintain an Acceptable Security Interest in the Collateral and (b) defend the Collateral against all Liens, other than Permitted Liens, and demands of all Persons (other than the Agent and the other Secured Parties) at any time claiming the same or any interest therein.

     Section 3.3 Chief Executive Office; Name; Records. The Borrower's principal place of business and its chief executive office are located at the address indicated in Section 10.01 of the Term Credit Agreement. The originals of all Contracts, Contract Documents and documents evidencing Receivables of the Borrower, in each case constituting Collateral, and the only original books of accounts and records concerning the Collateral are, and will continue to be, kept at the Borrower's address indicated in Section 10.01 of the Term Credit Agreement or at such new location for such principal place of business and chief executive office as the Borrower may establish in accordance with the last sentence of this Section 3.3. The Borrower shall not establish a new location for its principal place of business or change its name or carry on any business under any name other than its current name until it has given to the Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location or specifying such new name, as the case may be, and providing such other information in connection therewith as the Agent may reasonably request. The Borrower's name is Lyondell-Citgo Refining LP.

     Section 3.4 Financing Statements and Registrations. The Borrower agrees to sign and deliver to the Agent such financing statements or registrations, in form suitable to reflect the security interests granted hereunder, as the Agent reasonably determines are necessary or desirable to establish and maintain an Acceptable Security Interest in the Collateral, all in accordance with the laws which govern perfection of the security interests hereunder. The Borrower will pay any filing fees and related expenses applicable thereto. The Borrower authorizes the Agent to file in such jurisdictions as reasonably determined by the Agent any such financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by applicable law. Upon the request of the Borrower, the Agent shall promptly deliver, or cause to be delivered, to the Borrower copies of any such statements or amendments.

     Section 3.5 Intentionally Omitted.

     Section 3.6 Possession and Control of Collateral. The Borrower shall not grant possession or control to, and shall not permit possession or control by, any Person (other than the Agent and the Borrower) of any Collateral in which a security interest is perfected by possession or control.

     Section 3.7 Taxes. The Borrower shall pay and discharge all Taxes as required pursuant to the terms of each Credit Agreement.

     Section 3.8 Insurance. The Borrower shall at all time maintain or cause to be maintained property damage insurance covering the Collateral as required pursuant to the terms of each Credit Agreement.

     Section 3.9 Intellectual Property.

     (a) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other person.

     (b) No holding decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or Borrower's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

     (c) No action or proceeding is pending, or, to the knowledge of Borrower, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or Borrower's ownership interest therein, and (ii) which, if adversely determined, would have a Material Adverse Effect.

     (d) Fully executed security agreements substantially in the form hereof and containing a description of all Collateral consisting of United States Patents and registered trademarks in existence on the date hereof shall have been recorded within three Business Days after the execution of this Security Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) pursuant to 35 U.S.C.ss.261, 15 U.S.C.ss. 1060 or 17 U.S.C.ss. 205 and the
          regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents and Trademarks in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect such security interest with respect to any Collateral consisting of Patents and Trademarks (or registration or application for registration thereof) acquired or developed after the date hereof).

     (e) Borrower shall notify the Agent promptly upon obtaining knowledge that any Patent or Trademark material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, or any court or similar office of any country) regarding Borrower's ownership of any Patent or Trademark, its right to register the same, or to keep and maintain the same.

     (f) In no event shall Borrower, either itself or through any agent, employee, licensee or designee, file an application for any Patent or Trademark (or for the registration of any Trademark) material to its business with the United States Patent and Trademark Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Agent, and, upon request of the Agent, executes and delivers any and all agreements, instruments, documents and papers as the Agent reasonably may request to evidence the Agent's security interest in such Patent or Trademark, and Borrower hereby appoints the Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

                                   ARTICLE IV

              SPECIAL PROVISIONS CONCERNING RECEIVABLES, CONTRACTS,
                            INSTRUMENTS AND ACCOUNTS

     Section 4.1 Maintenance of Records. The Borrower will keep and maintain at its own cost and expense satisfactory and, in all material respects, complete records of its Receivables, including, but not limited to, records of all payments received and all credits granted thereon, and the Borrower will make the same available to the Agent, for inspection at any reasonable time during normal business hours after reasonable notice as the Agent may reasonably request. If upon the occurrence and during the continuation of an Event of Default, the Agent so directs, the Borrower shall, at its own cost and expense, deliver originals or copies, at the Borrower's option, of all tangible books and records of its Receivables (including, without limitation, all documents evidencing the Receivables) and books and records that the Agent may reasonably request to the Agent or to its representatives (originals or copies of which books and records may, at the Borrower's option, be retained by the Borrower) at such times as the Agent may reasonably request.

     Section 4.2 Payments Under Contracts and Receivables Constituting
Collateral.

     (a) Notice to Obligors under Contracts. The Borrower further agrees and confirms that, upon the occurrence and during the continuation of an Event of Default and if so requested by the Agent, it will notify each party to any Contracts of the assignment thereof to the Agent, instruct each of them that all payments due or to become due and all amounts payable to the Borrower under such Contracts shall, until the Secured Obligations are paid in full and the Commitments have been terminated, or the Agent otherwise directs, be made to the Agent for application in accordance with the Credit Agreements. Unless notified to the contrary by the Agent, the Borrower shall, at its own cost and expense, enforce collection of any amounts payable under the Contracts in accordance with sound business practice.

     (b) Non-Payment to Agent. Upon the occurrence and during the continuation of an Event of Default and if so requested by the Agent, until the Secured Obligations are paid in full and the Commitments have been terminated, or the Agent otherwise directs, if the Borrower shall receive directly from any party to the Contracts or from any account debtor or other obligor under any Receivable any payments under the Contracts or the Receivables, the Borrower shall receive (and hereby acknowledges that it is receiving) such payments in trust for the benefit of the Secured Parties, shall segregate such payments from other funds of the Borrower, and shall forthwith transmit and deliver such payments to the Agent in the same form as so received (with any necessary endorsement) for application in accordance with the Credit Agreements.

     Section 4.3 Direction to Account Parties, Contracting Parties, etc. The Borrower agrees that, upon the occurrence and during the continuation of an Event of Default, the Borrower shall be bound by any collection, compromise, forgiveness, extension or other action taken by the Agent with respect to the Receivables and the Contracts in accordance with applicable law. Upon the occurrence and during the continuation of an Event of Default, without notice to or assent from the Borrower, the Agent may apply any or all amounts then or thereafter deposited with it in accordance with the provisions of the Credit Agreements.

                                   ARTICLE V

                     SPECIAL PROVISIONS CONCERNING CONTRACTS

     Section 5.1 Security Interest in Contract Rights. The Borrower's grant, pursuant to Section 2.1, to the Agent of a Lien in and on all of its right, title and interest in and to each and all of the Contracts, the Contract Documents and the contract rights thereunder, includes, but is not limited to each of the following, (except to the extent any of the following would include General Intangibles arising under contracts which expressly prohibit assignment of such rights without the prior written consent of the other party thereto, except to the extent such prohibition is ineffective under the UCC):

     (a) all (i) of the Borrower's rights to payment under any Contract or Contract Document and (ii) payments due and to become due to the Borrower under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise;

     (b) all of the Borrower's claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and

     (c) all of the Borrower's rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the reasonable opinion of the Agent, may be necessary or advisable in connection with any of the foregoing (all of the foregoing in this Section 5.1, the "Contract Rights").

     Section 5.2 Remedies. Upon the occurrence and during the continuation of an Event of Default (but not prior to such time), to the extent not prohibited by applicable law, the Agent may enforce all remedies, rights, powers and privileges of the Borrower under any or all of the Contracts and Contract Documents which are Collateral and/or substitute itself or any nominee or trustee in lieu of the Borrower as party to any of the Contracts and Contract Documents which are Collateral and may notify the obligor of any Contract Right (the Borrower hereby agreeing to deliver any such notice at the request of the Agent) which is Collateral that all payments and performance under the relevant Contract or Contract Document which is Collateral shall be made or rendered to the Agent or such other Person as the Agent may designate in writing, with a copy to the Borrower.

                                   ARTICLE VI

                                    REMEDIES

     Section 6.1 Remedies; Obtaining the Collateral Upon Default. Upon the occurrence and during the continuation of an Event of Default, the Agent shall have all the rights and remedies of a secured party under applicable law to enforce this Security Agreement and the security interests contained herein, and, in addition, the Agent may, upon the occurrence and during the continuation of an Event of Default, in addition to its other rights and remedies hereunder, including without limitation under
Section 6.2 hereof, do any of the following to the extent permitted by applicable law:

     (a) personally, or by trustees or attorneys, immediately take possession of the Collateral or any part thereof, from the Borrower or any other Person who then has possession of any part thereof with or without notice or process of applicable law, and for that purpose may enter upon the Borrower's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Borrower;

     (b) instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument, agreement or obligation directly to the Agent;

     (c) take possession of the Collateral or any part thereof, by directing the Borrower in writing to deliver the same to the Agent at any place or places designated by the Agent, in which event the Borrower shall at its own expense:

          (i) forthwith cause the same to be moved to such place or places so designated by the Agent and there be delivered to the Agent;

          (ii) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent as provided in Section 6.2; and

          (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition.

     Section 6.2 Remedies; Disposition of the Collateral. Any Collateral of which the Agent has taken possession under or pursuant to Section 6.1 and any other Collateral, whether or not so possessed by the Agent, may, upon the occurrence and during the continuation of an Event of Default, to the extent permitted by applicable law, be sold, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any requirements of applicable law, determine to be commercially reasonable. Any such disposition shall be made upon not less than ten (10) days' written notice to the Borrower specifying the time such disposition is to be made and, if such disposition shall be a public sale, specifying the place of such sale. Any such sale may be adjourned by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair which the Agent shall determine to be commercially reasonable. To the extent permitted by applicable law, the Agent or any Secured Party may itself bid for and become the purchaser of the Collateral or any item thereof offered for sale at a public auction without accountability to the

Borrower (except to the extent of any surplus money in excess of the aggregate outstanding amount of the Secured Obligations).

     Section 6.3 Waiver.

     (a) EXCEPT AS OTHERWISE PROVIDED IN THIS SECURITY AGREEMENT, THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE AGENT'S TAKING POSSESSION OR THE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, AND THE BORROWER, FOR ITSELF AND ALL WHO MAY CLAIM UNDER IT, HEREBY FURTHER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW:

          (i) all damages occasioned by such taking of possession of any Collateral in a commercially reasonable manner;

          (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement, in a commercially reasonable manner, of the Agent's rights hereunder; and

          (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Security Agreement or the absolute sale of the Collateral or any portion thereof.

     (b) Without limiting the generality of the foregoing and to the extent permitted by applicable law, during the continuation of an Event of Default, the Borrower hereby: (i) authorizes the Agent, in its sole discretion and without notice to or demand upon the Borrower and without otherwise affecting the obligations of the Borrower hereunder from time to time, to take and hold other collateral (in addition to the Collateral) other than any Excluded Property for payment of any Secured Obligations, or any part thereof, and to exchange, enforce or release such other collateral or any part thereof, and to accept and hold any endorsement or guarantee of payment of the Secured Obligations or any part thereof, and to release or substitute any endorser or guarantor or any other person granting security for or in any way obligated upon any Secured Obligations, or any part thereof; and (ii) waives and releases any and all right to require the Agent to collect any of the Secured Obligations from any specific item or items of Collateral or from any other party liable as guarantor or in any other manner in respect of any of the Secured Obligations or from any collateral (other than the Collateral) for any of the Secured Obligations.

     (c) To the extent permitted by applicable law, any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Borrower therein and thereto.

     Section 6.4 Application of Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Agent as set forth in Section 8.03 of the Credit Agreements.

     Section 6.5 Remedies Cumulative; No Waiver. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Security Agreement, under any other Security Document or now or hereafter existing at law or in equity, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative, and the exercise or the partial exercise of one shall not be deemed a waiver of the right to exercise of any other. No delay or omission of the Agent in the exercise of any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof and no renewal or extension of any of the Secured Obligations, shall impair any such right, remedy, power or privilege or shall constitute a waiver thereof.

     Section 6.6 Discontinuance of Proceedings. In case the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then, in every such case, the Borrower, the Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral, subject to the security interest created under this Security Agreement, and all rights, remedies and powers of the Agent shall continue as if no such proceeding had been instituted.

                                  ARTICLE VII

                              CONCERNING THE AGENT

     Section 7.1 Agent's Rights. The provisions of Article IX of each Credit Agreement shall inure to the benefit of the Agent in respect of this Security Agreement and shall be binding upon the parties hereto.

     Section 7.2 Action by Nominees. Notwithstanding anything to the contrary in this Security Agreement, any and all of the rights, powers and remedies of the Agent under this Security Agreement may be exercised by any nominee(s) of the Secured Parties or any other agent, person, trustee or nominee acting on behalf of the Secured Parties, and the Agent may assign or delegate all or any part of its rights and obligations under this Security Agreement to any one or more agent(s), person(s), trustee(s) or other nominee(s).

     Section 7.3 Limitation on Duty of Agent in Respect of Collateral. Subject to the provisions of applicable law, the Agent shall have no duty as to any Collateral in its possession or control other than for its gross negligence or willful misconduct or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Subject to the provisions of applicable law, the Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent, unless the Agent was grossly negligent in the selection thereof. The Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations then due and payable against any funds held with respect to the Collateral or in any other deposit account.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1 Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications hereunder shall be given in accordance with the terms of Section 10.01 of the Term Credit Agreement.

     Section 8.2 Amendment. None of the terms and conditions of this Security Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Borrower and the Agent (acting at the direction of the Lenders in accordance with Section 10.05 of the Term Credit Agreement).

     Section 8.3 Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Secured Parties and their respective successors and assigns permitted under the Credit Agreements.

     Section 8.4 Survival. All agreements, statements, representations and warranties made by the Borrower herein or in any certificate or other instrument delivered by the Borrower or on its behalf under this Security Agreement shall be considered to have been relied upon by the Agent and the Secured Parties and shall survive the execution and delivery of this Security Agreement and the other Loan Documents regardless of any investigation made by the Agent or any Secured Party or on their behalf.

     Section 8.5 Headings Descriptive. The headings of the various Articles, sections and paragraphs of this Security Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

     Section 8.6 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

     Section 8.7 Governing Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS.

     Section 8.8 Judicial Proceedings; Waiver of Jury Trial. ANY JUDICIAL PROCEEDING BROUGHT AGAINST THE BORROWER WITH RESPECT TO, OR ANY DISPUTE UNDER OR ARISING OUT OF OR IN CONNECTION WITH, ANY SECURITY AGREEMENT CLAIM MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, THE BORROWER (A) ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT

AND ANY RELATED APPELLATE COURT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH ANY SECURITY AGREEMENT CLAIM AND
(B) TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. THE BORROWER SHALL APPOINT AND MAINTAIN CT CORPORATION SYSTEM, THE PRENTICE-HALL CORPORATION SYSTEM INC. OR A SIMILAR ENTITY (THE "SERVICE AGENT") AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY PROCEEDING IN A STATE OR FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK BY ENTERING INTO AN AGREEMENT AS OF THE DATE OF THIS SECURITY AGREEMENT WITH THE SERVICE AGENT TO SUCH EFFECT, AND THE BORROWER SHALL MAINTAIN SUCH AGREEMENT (OR AN APPROPRIATE SUBSTITUTE TO THE SAME EFFECT WITH THE SAME OR A DIFFERENT SERVICE AGENT) FOR THE ENTIRE TERM OF THIS SECURITY AGREEMENT. THE FOREGOING CONSENT TO JURISDICTION AND APPOINTMENT OF AGENT TO RECEIVE SERVICE OF PROCESS SHALL NOT CONSTITUTE A GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE OF NEW YORK FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE AGENT, THE LENDERS, AND THE ISSUERS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY LENDER, ANY ISSUER OR ANY OTHER INDEMNIFIED PERSON TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT, ANY LENDER, ANY ISSUER, OR ANY OTHER INDEMNIFIED PERSON TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IN LIGHT OF THE EXPRESS AGREEMENT OF THE BORROWER TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF NEW YORK COURTS FOR THE RESOLUTION OF ANY AND ALL DISPUTES ARISING UNDER THIS SECURITY AGREEMENT AND BROUGHT IN NEW YORK COURTS PURSUANT TO THIS SECTION 8.8, THE BORROWER FURTHER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL AFFIRMATIVE DEFENSES IT COULD OR MIGHT OTHERWISE BE ABLE TO ASSERT BASED ON AN ALLEGED INCAPACITY OF THE BORROWER TO ASSERT A CLAIM OR COUNTER-CLAIM IN THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN WHETHER ON THE GROUNDS THAT THE BORROWER HAS FAILED TO COMPLY WITH ANY OR ALL REGISTRATION, CERTIFICATION, NOTIFICATION, FILING OR DESIGNATION-OF-AGENT GOVERNMENTAL REQUIREMENTS OF THE STATE OF NEW YORK OR ON OTHER GROUNDS. THE BORROWER AND EACH OTHER PARTY HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH ANY SECURITY AGREEMENT CLAIM. THE BORROWER

AND EACH OTHER PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECRUITY AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8. THE PROVISIONS OF THIS SECTION 8.8 SHALL SURVIVE THE TERMINATION OF THIS SECURITY AGREEMENT AND THE PAYMENT IN FULL OF THE SECURED OBLIGATIONS.

     Section 8.9 Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Agent may itself perform, or cause the performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Borrower.

     Section 8.10 Termination; Release. When all Secured Obligations have been satisfied or irrevocably paid in full and the Commitments have expired or are terminated, this Security Agreement shall terminate (except as provided in Section 8.8), and the Agent, at the expense of the Borrower, will promptly execute and deliver to the Borrower the proper instruments acknowledging the termination of this Security Agreement and the release of the Collateral and promptly deliver or authorize appropriate filings evidencing the same, and will duly assign, transfer and deliver to the Borrower (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement, and shall take such other action as the Borrower may reasonably request to effectuate the foregoing.

     Section 8.11 Reinstatement. This Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Agent in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

     Section 8.12 Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Security Agreement.

     Section 8.13 Conflicting Terms. To the extent a term or provision of this Security Agreement conflicts with the Credit Agreements, the Credit Agreements shall control with respect to such term or provision.

     Section 8.14 No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Borrower, the Agent, and the Secured Parties, and no Person (other than the parties hereto and the Secured Parties) shall have any rights hereunder.

     Section 8.15 Information. The Borrower will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral of the Borrower and such other reports in connection with such Collateral as the Agent may reasonably request, all in reasonable detail.

     Section 8.16 Indemnity. The Borrower shall pay on demand to the Agent the amount of any and all expenses that are payable under Section 10.02 of the Term Credit Agreement or Section 10.02 of the Revolving Credit Agreement.

                  [Remainder of Page Intentionally Left Blank]

                                     LYONDELL-CITGO REFINING LP

                                     By: ____________________________
                                     Name:
                                     Title:

                                     CREDIT SUISSE FIRST BOSTON, as
                                     Collateral Agent for the Secured Parties

                                     By: ____________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT C

                                FORM OF MORTGAGE

                                                                       Texas DOT
                                                            Harris County, Texas

             DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY
               AGREEMENT, FIXTURE FILING, AND FINANCING STATEMENT

THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS. PRODUCTS AND PROCEEDS OF THE TRUST ESTATE ARE ALSO COVERED. THIS INSTRUMENT COVERS FIXTURES IN WHICH GRANTOR OWNS AN INTEREST. THIS INSTRUMENT CONTAINS AN ASSIGNMENT OF RENTS AND LEASES. THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS.

                                      FROM

                           LYONDELL-CITGO REFINING LP,
                    a Delaware limited partnership, having an
               address as set forth on Schedule I attached hereto,
                                   as Grantor

                                       TO
                                Richard C. Rice,
                                    having an
               address as set forth on Schedule I attached hereto,
                                   as Trustee
                               FOR THE BENEFIT OF
                           CREDIT SUISSE FIRST BOSTON,
                         having an address as set forth
                         on Schedule I attached hereto,
                               as Collateral Agent
                                December 10, 2002

                       ***********************************

RECORDED DOCUMENT SHOULD BE RETURNED TO:

Bracewell & Patterson, L.L.P.
711 Louisiana,South Tower Pennzoil Place,Suite 2900
Houston, Texas 77002
Attn: Scott M. Holmes

             DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY
               AGREEMENT, FIXTURE FILING, AND FINANCING STATEMENT

     This DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT, FIXTURE FILING, AND FINANCING STATEMENT (this "Deed of Trust") is executed and delivered by LYONDELL-CITGO REFINING LP, a Delaware limited partnership ("Grantor"), to Richard C. Rice ("Trustee") (or any successor or substitute appointed and designated as herein provided from time to time acting hereunder, being referred to herein as "Trustee") for the benefit of CREDIT SUISSE FIRST BOSTON, as Collateral Agent under the Revolving Agreement and the Term Agreement ("Beneficiary").

                             PRELIMINARY STATEMENTS

     A. The Grantor has entered into multiple financing transactions, which are governed by the Loan Documents.

     B. It is a condition to certain transactions under the Loan Documents that Grantor shall have executed and delivered this Deed of Trust.

                                    AGREEMENT

     NOW, THEREFORE, Grantor hereby delivers this Deed of Trust to Trustee in favor of and for the benefit of Beneficiary in accordance with the terms and conditions below.

                                   ARTICLE XI
                                   DEFINITIONS

     ALL CAPITALIZED TERMS USED IN THIS DEED OF TRUST AND NOT OTHERWISE DEFINED HEREIN, BUT DEFINED IN THE CREDIT AGREEMENTS, SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE CREDIT AGREEMENTS. IN THE CASE OF TERMS THAT ARE DEFINED DIFFERENTLY IN THE REVOLVING AGREEMENT AND THE TERM AGREEMENT, SUCH TERMS AS USED HEREIN SHALL HAVE THE COLLECTIVE MEANING OF BOTH SUCH DEFINITIONS. AS USED IN THIS DEED OF TRUST, THE FOLLOWING TERMS HAVE THE MEANINGS ASSIGNED TO THEM
BELOW:

     Section 11.01 "Assigned Books and Records" means any and all of Grantor's Books and Records relating to any portion of the Trust Estate but which excludes Grantor's Books and Records which relate exclusively to either the organizational or governance proceedings of Grantor or Excluded Property.

     Section 11.02 "Books and Records" means all documents instruments, papers, books, records, books of account, files and data (including customer and supplier lists), catalogs, brochures, sales literature, promotional material, certificates and other documents used in or associated with the ownership or operation of any portion of the Trust Estate, including without limitation financial statements, ledgers, minute books, operating data and environmental studies and plans.

     Section 11.03 "Credit Agreements" means, collectively, (i) the Revolving Credit Agreement dated as of the date hereof (as amended, modified, supplemented or restated from time to time), by and among the Grantor, Credit Suisse First Boston as administrative agent, the Issuers (as defined therein), and the Lenders (as defined therein), together with the arrangers, issuers and agents set forth therein (the "Revolving Agreement") and (ii) the Term Credit Agreement dated as of the date hereof (as amended, modified, supplemented or restated from time to time), by and among the Grantor, Credit Suisse First Boston as administrative agent, and the Lenders (as defined therein), together with the arrangers and agents set forth therein (the "Term Agreement").

     Section 11.04 "Data" means all (a) engineering and other technical data, summaries, reports, drawings and maps, whether written or in electronically reproducible form, that are in the possession of Grantor and that relate to any other portion of the Trust Estate; and (b) all other books, records, files and magnetic tapes containing financial, title or other information that are in the possession of Grantor and relate to, are necessary for, or are used or held for use in connection with any other portion of the Trust Estate.

     Section 11.05 "Default Event" means an "Event of Default" as defined in either of the Credit Agreements.

     Section 11.06 "Fixtures" means any and all of Grantor's right, title and interest now owned or hereafter acquired in all "fixtures" as defined under the UCC or Property that, as a result of being incorporated into realty or structures or improvements, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such Property is located. "Fixtures" as used in this Deed of Trust includes, but shall not be limited to, the Company Pipelines and all pipe that comprises part of any other pipeline system owned by Grantor, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, including all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto together with all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, and accessions of any of the foregoing. "Fixtures" shall include, without limitation, the pipelines more fully described on Exhibit B attached hereto.

     Section 11.07 "Hydrocarbons" means oil, gas, coal seam gas, coalbed methane, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof including, without limitation, Refined Hydrocarbons, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

     Section 11.08 "Land" means any and all of Grantor's right, title and interest now owned or hereafter acquired, in all real property, including, without limitation, fee interests, easements, rights-of-way, servitudes, and all other interests and any buildings and improvements located thereon, and additionally including (a) the real property interests particularly described or referred to in Exhibit A, Part 1 attached hereto or the descriptions of which are incorporated by reference to another instrument or document described or referred to in any part of Exhibit A attached hereto, (b) the real property interests described or referred to, or covered by any Contract or Lease, and (c) all interest in unextracted minerals and mineral rights associated therewith, all together with all tenements, hereditaments, privileges, easements, franchises, rights-of-way, rights, appendages, licenses, appurtenances and other rights now or hereafter belonging or in anywise appertaining to all such properties including, without limitation, the easements more fully described on Exhibit A, Part 2.

     Section 11.09 "Leases" means any and all of Grantor's right, title and interest now owned or hereafter acquired in all leases or subleases covering the Land or any portion thereof now or hereafter existing or entered into.

     Section 11.10 "Maximum Rate" means the highest non-usurious interest rate permissible under all Governmental Requirements of the jurisdiction where the Land is located.

     Section 11.11 "Operating Equipment" shall mean any and all of Grantor's right, title and interest now owned or hereafter acquired in tangible personal property, surface or subsurface machinery, equipment, facilities, supplies or other tangible personal property of whatsoever kind or nature now or hereafter located on or under or affixed to any of the Land, or now or hereafter used, held for use in connection with the exploration, development and operation of the Lands and the treatment, storage, processing or transportation of Hydrocarbons, including, without limitation, all oil wells, gas wells, water wells, injection wells, gas processing plants, casing, tubing, rods, pumps, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, tanks, tank batteries, gas systems (for gathering, treating, compression, disposal or injection), chemicals, solutions, water systems (for treating, disposal and injection), pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading docks, loading racks and shipping facilities, fixtures, and other appurtenances, appliances and tangible personal property of every kind and character, movable or immovable, together with all improvements, betterments and additions, accessions and attachments thereto and replacements thereof. Without limiting the generality of the foregoing, the "Operating Equipment" shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that such items no longer remain personalty under the laws of the state in which such equipment is located.

     Section 11.12 "Personal Property" means any portion of the Property comprising the Trust Estate that is considered personal property under the law of the state in which such Property is located such that the security interest granted by Grantor attaches to such Property.

     Section 11.13 "Proceeds" means "proceeds" as that term is defined in the UCC, and includes, but is not limited to, all proceeds of any or all of the Trust Estate, including without limitation (a) any and all proceeds of, and all claims for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Trust Estate, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Trust Estate by any Governmental Authority (or any person acting under color of governmental authority), (c) all proceeds received or receivable when any or all of the Trust Estate is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Trust Estate.

     Section 11.14 "Rents" means all rents, issues, profits, revenues, royalties, income and other benefits derived from the Trust Estate.

     Section 11.15 "Refined Hydrocarbons" means all products refined, separated, fractionated, settled, and dehydrated from Hydrocarbons and all products derived therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuels, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

     Section 11.16 "Trust Estate" means (i) with respect to the lien of this Deed of Trust, the Land, and each of the following subsections (b) through (q) to the extent they relate to or are located in or upon the Land, and (ii) with respect to the security interest granted to Beneficiary pursuant to this Deed of Trust, each of subsections (a) through (q) to the extent such Property is capable of being encumbered by the security interest:

     (a)  the Land;

     (b)  the Rents;

     (c)  the Leases;

     (d)  the Fixtures;

     (e)  the Operating Equipment;

     (f)  the Assigned Books and Records;

     (g)  the Proceeds;

     (h)  the Data;

          (i) any (i) other Property owned by Grantor, which comprises a part of, is necessary for, is used or is held for use in connection with the Land, the Operating Equipment, or any other portion of the Trust Estate described in this Deed of Trust or (ii) rights, powers, privileges and other benefits of Grantor (to the extent assignable) now or hereafter obtained under any Leases or from any Governmental Authority; and

          (j) any of the foregoing acquired by Grantor at any time after the date of this Deed of Trust.

          Notwithstanding anything to the contrary herein, the Trust Estate shall not include the Excluded Property.

     Section 11.17 "UCC" means, at any time, the Uniform Commercial Code in effect in the State of New York at that time.

     Section 11.18 INTERPRETATION. All meanings assigned to any defined terms used in this Deed of Trust, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles, Sections, Schedules and Exhibits to this Deed of Trust, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust.

                                  ARTICLE XII
                              Creation of Security

     Section 12.01 Granting Clause.

     (a) CONVEYANCE. In consideration of the advance or extension by the Secured Parties of the funds or credit constituting the Secured Obligations, Grantor, by this Deed of Trust does hereby grant, convey, sell, transfer, and assign with a general warranty of title, for the uses, purposes and conditions hereinafter set forth all of Grantor's estate, right, title, interest, property, claim and demand, now or hereafter arising, in and to the Trust Estate unto Trustee, and

Trustee's successors, substitutes and assigns, for the benefit of Beneficiary, IN TRUST WITH POWER OF SALE, as security for the prompt and complete payment and performance when due of all Secured Obligations and all renewals, extensions and modifications of such obligations, and the performance of the covenants and agreements of Grantor contained in the Loan Documents, subject, however, to the Permitted Liens.

TO HAVE AND TO HOLD THE TRUST ESTATE, whether now owned or hereafter acquired, unto Trustee, Trustee's successors, substitutes and assigns IN TRUST for the benefit of Beneficiary, forever, together with all and singular the rights and appurtenances thereto in anywise belonging, to secure full and punctual payment of the Secured Obligations and the performance of the covenants of Grantor contained in this instrument. Grantor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Trust Estate unto the Trustee and Trustee's successors, substitutes and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, subject to the Permitted Liens.

     (b) SECURITY INTEREST. For the same consideration and to further secure the Secured Obligations, Grantor hereby grants to Beneficiary a security interest in and to the Trust Estate.

     Section 12.02 Assignment of Liens. For the same consideration and to further secure the Secured Obligations, Grantor hereby assigns and conveys to Beneficiary for its benefit (a) any Liens held by Grantor arising under any security agreement to which Grantor is a party as a secured party and any Liens held by Grantor attributable to the interest of Grantor in the Hydrocarbons and
(b) any Liens held by Grantor arising under Section 9.343(a) of the Texas Business and Commerce Code and the Liens granted to Grantor pursuant to Section 9.343(d) attributable to the interest of Grantor in the Hydrocarbons.

     Section 12.03 Assignment of Rents and Leases. Grantor hereby presently and absolutely assigns, transfers, conveys and sets over to Beneficiary all of Grantor's estate, right, title and interest in, to and under the Leases, whether existing on the date hereof or hereafter entered into, together with any changes, extensions, revisions or modifications thereof and all rights, powers, privileges, options and other benefits of Grantor as the lessor under the Leases regarding the current tenants and any future tenants, and all the Rents from the Leases, including those now due, past due or to become due and all Proceeds of the Hydrocarbons or attributable to the Land and the Leases. Grantor irrevocably appoints Beneficiary its true and lawful attorney-in-fact, at the option of Beneficiary, at any time and from time to time during the existence of a Default Event, to exercise any of Grantor's rights under the Leases, and to demand, receive and enforce payment, to give receipts, releases and satisfaction and to sue, in the name of Grantor or Beneficiary, for all of the Rents. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate only upon the payment of all sums due Beneficiary for all losses, costs, damages, fees and expenses whatsoever associated with the exercise of this power of attorney, and Grantor hereby releases Beneficiary from all liability (SPECIFICALLY INCLUDING ANY LIABILITY DUE TO BENEFICIARY'S NEGLIGENCE, WHETHER

SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE, but not as a result of the gross negligence or willful misconduct of Beneficiary) whatsoever for the exercise of the foregoing power of attorney and all actions taken pursuant thereto. The consideration received by Grantor to execute and deliver this assignment and the liens and security interests created herein is legally sufficient and will provide a direct economic benefit to Grantor. It is intended by Grantor and Beneficiary that the assignment set forth herein constitutes an absolute assignment and not merely an assignment for additional security. Notwithstanding the foregoing, this assignment shall not be construed to bind Beneficiary to the performance of any of the covenants, conditions or provisions of Grantor contained in the Leases or otherwise to impose any obligation upon Beneficiary. So long as no Default Event shall have occurred and be continuing, Grantor shall have a license, revocable by Beneficiary during the existence of a Default Event, to possess and control the Leases and collect and receive all Rents. Upon a Default Event such license shall be automatically revoked. The assignment is not intended to constitute a payment of the Secured Obligations and, therefore, Grantor and Beneficiary specifically intend that the Secured Obligations shall not be reduced by the value of the Rents and Leases assigned. Such reduction shall occur only if, and to the extent that, Beneficiary actually receives Rents and applies such Rents to the Secured Obligations.

     Section 12.04 Security for Obligations. The Liens and other rights granted pursuant to Section 2.1 of this Deed of Trust secure, and the Trust Estate is security for, the prompt performance and payment in full in cash when due, whether at stated maturity, by acceleration or otherwise, of the Secured Obligations. Notwithstanding that the balance of the Secured Obligations may at certain times be zero and that no Secured Obligations may at certain times be outstanding, the Liens granted hereunder and this Deed of Trust shall remain in full force and effect at all times and with the same priority until the payment in full of all principal of, and interest on, the Loans and all other accrued Obligations and termination of the Commitments and all Letters of Credit.

     Section 12.05 Products and Proceeds. The Liens and Security Interests Granted by Grantor to Beneficiary Under This Deed of Trust Include All Products and Proceeds of the Trust Estate.

                                  ARTICLE XIII
                   REPRESENTATIONS, Warranties, and Covenants

     Section 13.01 Grantor represents and warrants as follows:

          (i) Grantor's address, place of business, residence, chief executive office is set forth in the Schedule I attached hereto, and there has been no change in the location of Grantor's place of business, residence, chief executive office and office where it keeps such records and no change of Grantor's name during the four months immediately preceding the date of this Deed of Trust.

          (ii) Grantor's (A) federal tax identification number, (B) state of formation or organization, as applicable and (C) correctly-spelled name is set forth on Schedule I attached hereto.

     Section 13.02 After-Acquired Trust Estate. Any and all of the Trust Estate which is hereafter acquired shall immediately, without further conveyance, assignment, or act on the part of Grantor, Trustee or Beneficiary, be subject to the Lien granted pursuant to this instrument as fully and completely as though specifically described herein.

                                  ARTICLE XIV
                                     Default

     Upon the occurrence of any Default Event, or at any time thereafter, but subject to Section 8.02 of the Credit Agreements, Beneficiary may simultaneously, or thereafter, without any further notice to Grantor, exercise any other right or remedy provided in this Deed of Trust or otherwise existing under any of the Loan Documents.

                                   ARTICLE XV
                                    remedies

     Section 15.01 Remedies. Upon the occurrence and during the continuance of a Default Event, but subject to Section 8.02 of the Credit Agreements, Beneficiary may:

     (a) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of its security, enter upon and take possession of the Trust Estate or any part thereof and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Estate, or part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Trust Estate, take any action described herein (to the extent permitted by Governmental Requirements), sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less reasonable costs and expenses of operation and collection including reasonable attorneys' fees, upon the Secured Obligations, all in such order as Beneficiary may determine. The entering upon and taking possession of the Trust Estate, the taking of any action described herein, the collection of such Rents, and the application thereof as aforesaid, shall not cure or waive any Default Event or notice of default or invalidate any act done in response to such Default Event or pursuant to such notice of default and, notwithstanding the continuance in possession of the Trust Estate or the collection, receipt and application of Rents, Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon any Default Event, including the right to exercise the power of sale herein conferred.

     (b) Exercise any or all of the remedies available to a secured party under the UCC, including, without limitation:

          (i) Either personally or by means of a court appointed receiver, commissioner or other officer, take possession of all or any of the Personal Property and exclude Grantor and all others claiming under Grantor therefrom, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Grantor in respect of the Personal Property or any part thereof. In the event Beneficiary demands or attempts to take possession of the Personal Property in the exercise of any rights under any of the Loan Documents, Grantor hereby promises and agrees to promptly turn over and deliver complete possession thereof to Beneficiary;

          (ii) Without notice to or demand upon Grantor, make such payments and do such acts as Beneficiary may deem necessary to protect its security interest in the Personal Property, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder and, in exercising any such powers or authority, to pay all reasonable expenses incurred in connection therewith;

          (iii) Require the Grantor to assemble the Personal Property or any portion thereof, at the Land, and promptly to deliver such Personal Property to Beneficiary, or an agent or representative designated by it. Beneficiary, and its agents and representatives, shall have the right to enter upon any or all of Grantor's Property to exercise Beneficiary's rights hereunder; and

          (iv) Sell, lease or otherwise dispose of the Personal Property at public sale, with or without having the Personal Property at the place of sale, and upon such terms and in such manner as Beneficiary may determine. Beneficiary may be a purchaser at any such sale. Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary shall give the Grantor at least 10 days prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof. Grantor hereby acknowledges and agrees that delivery of such notice in accordance with this Deed of Trust shall constitute adequate delivery of such notice to Grantor. Any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of all or a portion of the other Trust Estate under a foreclosure upon giving the same notice with respect to the sale of the Personal Property hereunder as is required for such sale of the other Trust Estate under a foreclosure, and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under the UCC.

     (c) Commence, or cause Trustee to commence, or exercise the power of sale under, an action to foreclose this Deed of Trust in a single parcel or in several parcels, appoint a receiver, specifically enforce any of the covenants hereof or direct Trustee to sell Grantor's right, title and interest in the Trust Estate pursuant to the power of sale herein conferred. If Beneficiary elects to sell Grantor's interest in the Trust Estate by exercise of the power of sale herein contained, Beneficiary shall notify Trustee in the manner, if any, then required by law. Upon receipt of such notice from Beneficiary and at the direction of Beneficiary, Trustee shall cause to be recorded, published and delivered such notices of default and notices of sale as may then be required by Governmental Requirements and by this Deed of Trust including, without limitation, those required by Section 51.002 of the Texas Property Code, or any successor provisions hereafter enacted. Grantor hereby designates as Grantor's address for the purpose of notice the address set out in
Schedule I hereto; provided that Grantor may by written notice to Trustee designate a different address for notice purposes. Any such notice of change of address of Grantor shall be effective upon receipt. Grantor agrees that no notice of any sale other than as set out in this paragraph need be given by Trustee, Beneficiary or any other person. Trustee shall, only at the direction of Beneficiary and without demand on Grantor, after such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by Governmental Requirements and in accordance with the requirements of Section 51.002 of the Texas Property Code, as amended, or any successor provisions hereafter enacted, sell all of Grantor's right, title and interest in the Trust Estate at the place of sale fixed by it in such notice of sale, either as a whole, or in separate lots or parcels or items as Beneficiary shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale, or as otherwise may then be required by Governmental Requirements; provided, that Beneficiary may bid credit against the Secured Obligations. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the Property so sold, with general warranty of title by Grantor and its successors and assigns. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Grantor, Trustee or Beneficiary, may purchase at such sale. Trustee or Beneficiary may sell not only the real property but also the Personal Property and other interests which are a part of the Trust Estate, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Trust Estate separately from the remainder of the Trust Estate. Trustee or Beneficiary shall not be required to take possession of any part of the Trust Estate or to have any of the Personal Property present at any sale of the Trust Estate. Trustee or Beneficiary may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Trustee or Beneficiary, including the posting of notices and the conduct of sale, but in the name and on behalf of Beneficiary or Trustee. The sale by the Trustee of less than the whole of the Trust Property shall not exhaust the power of sale herein granted, and the Trustee is specifically empowered to make a successive sale or sales under such power until the whole of the Trust Property shall be sold; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Trust Property, but the Beneficiary shall have the right, at its sole election, to request the Trustee to sell less than the whole of the Trust Property. In the event any sale hereunder is not completed or is defective in the opinion of Trustee or Beneficiary, such sale shall not exhaust the power of sale hereunder, and Trustee or Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Grantor further agrees that in case of any sale hereunder, it will at once surrender possession of the Trust Property so sold, and will from that moment become and be the tenant at will of the purchaser, and removable by process as upon a forcible and unlawful detainer suit, hereby agreeing to pay such purchaser the reasonable rental value of such Trust Property after such sale plus all expenses, including legal fees, incurred by the purchaser.

To the extent Section 51.003 of the Texas Property Code (or any amendment thereto) requires that the "fair market value" of the Trust Property shall be determined as of the foreclosure date in order to enforce a deficiency against Trustor, the term "fair market value" shall include those matters required by law and shall also the following additional factors:

     (I) The Trust Property shall be valued "AS IS, WHERE IS" and "WITH ALL FAULTS", and there shall be no assumption of restoration or refurbishment of any improvements after the date of the foreclosure; and

     (II) The "fair market value" shall be reduced by deducting from such value the reasonable estimated closing costs relating to the sale of the Trust Property including, without limitation, brokerage commissions, title policy expenses, tax prorations, escrow fees and other charges typically incurred by a seller of real property comparable to the Refinery.

     (d) Trustee may in any manner provided by Governmental Requirements postpone sale of all or any portion of the Trust Estate.

     Section 15.02 Proceeds. The proceeds of any sale of the Trust Estate or any part thereof shall be applied (a) first, to payment of all reasonable costs, fees and expenses, including reasonable attorneys' fees, costs of evidence of title and expenses incurred by Beneficiary or Trustee in foreclosing this Deed of Trust, and (b) second, to the payment of the Secured Obligations pursuant to
Section 8.03 of the Credit Agreements. Grantor shall be liable for any deficiency remaining after sale.

     Section 15.03 Appointment of Receiver. If a Default Event shall have occurred and be continuing, but subject to Section 8.02 of the Credit Agreements, Beneficiary, as a matter of right and without notice to Grantor or anyone claiming under Grantor, and without regard to the then value of the Trust Estate or the interest of Grantor therein, or the insolvency of Grantor or the then-owner of the Trust Estate, may seek the appointment of a receiver for the Trust Estate upon ex parte application to any court of the competent jurisdiction. Grantor waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver shall be empowered to, among other things, (a) take possession of the Trust Estate and any businesses conducted by Grantor thereon and any Property used in connection therewith, (b) exclude Grantor and Grantor's agents, servants and employees from the Trust Estate, or, at the option of the receiver, in lieu of such exclusion, to collect a fair market rental from any such Persons occupying any part of the Trust Estate, (c) collect the Rents, (d) do such maintenance and make such repairs and alterations as the receiver deems necessary, (e) use all stores of materials, supplies and maintenance equipment on the Trust Estate and replace such items at the expense of the receivership estate, (f) pay all taxes and assessments against the Trust Estate, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, (g) request that Beneficiary advance such funds as may reasonably be necessary to the effective exercise of the receiver's powers, on such terms as may be agreed upon by the receiver and Beneficiary, but not at an interest rate in excess of the Default Rate and (h) generally do anything that Grantor could legally do if Grantor was in possession of the Trust Estate. All reasonable expenses incurred by the receiver or his agents, including obligations to repay funds borrowed by the receiver, shall constitute a part of the Secured Obligations.

     Section 15.04 Waiver of Marshalling, Appraisement. Grantor agrees, to the full extent that Grantor may lawfully so agree, that Grantor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, the absolute sale of the Trust Estate, including without limitation, the Land, or the possession thereof by any purchaser at any sale made pursuant to this Deed of Trust or pursuant to the decree of any court of competent jurisdiction; and Grantor, for itself and all who may claim through or under Grantor, hereby waives the benefit of all such laws and, to the extent that Grantor may lawfully do so under any Governmental Requirements, waives any and all rights to have the Trust Estate, including without limitation, the Land, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation. Grantor agrees that Trustee may sell the Trust Estate, including without limitation, the Land, in part, in parcels or as an entirety as directed by Beneficiary.

     Section 15.05 Costs and Expenses. All sums advanced or costs or expenses incurred by Beneficiary or Trustee (either directly or on their behalf or by any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Grantor to Beneficiary as part of the Secured Obligations. Grantor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Beneficiary at the Default Rate.

     Section 15.06 Remedies for Assignment of Rents and Leases.

     (a) During the existence of any Default Event, Beneficiary may, but subject to Section 8.02 of the Credit Agreements, at any time without notice (except if required by Governmental Requirements), either in person, by agent or by a court-appointed receiver, regardless of the adequacy of Beneficiary's security, and at its sole election (without any obligation to do so), enter upon and take non-exclusive possession and control of the affected portion of the Trust Estate, or any part thereof, to perform all acts necessary and appropriate to operate and maintain the Trust Estate, including, but not limited to, execute or cancel (to the extent permitted in such Leases) the Leases, make repairs to the Trust Estate, execute or terminate (to the extent permitted in such contracts) contracts providing for the management or maintenance of the Trust Estate, all on such terms as are deemed best to protect the security of this assignment, and in Beneficiary's or Grantor's name, sue for or otherwise collect such Rents as specified in this Deed of Trust as the same become due and payable, including, but not limited to, Rents then due and unpaid. Beneficiary may so sue for or otherwise collect such Rents with or without taking possession of the affected portion of the Trust Estate. Grantor agrees that upon a Default Event, each tenant under any of the Leases shall make its rent payable to and pay such rent to Beneficiary (or Beneficiary's agents) on Beneficiary's written demand therefor, delivered to such tenant, by mail or as permitted under the applicable Lease, without any duty or liability on the part of said tenant to inquire further as to the existence of a Default Event by Grantor. Nothing in this
Section 5.6(a) shall limit the rights as set out in Section 5.3 above.

     (b) Rents collected during the existence of any Default Event shall be applied at the direction of Beneficiary first to the costs, if any, of taking possession and control of and managing the affected portion of the Trust Estate and collecting such amounts, including, but not limited to, reasonable attorney's fees, receiver's fees, premiums on receiver's bonds, costs of repairs to such portion of the Trust Estate, premiums on insurance policies, taxes, assessments and other charges on such portion of the Trust Estate, and second, to the payment of the Secured Obligations pursuant to Section 8.03 of the Credit Agreements. Beneficiary or the receiver shall have access to the Assigned Books and Records used in the operation and maintenance of the affected portion of the Trust Estate and shall be responsible to account only for those Rents actually received.

     (c) Beneficiary shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the affected portion of the Trust Estate by reason of anything done or left undone by Beneficiary hereunder (INCLUDING BENEFICIARY'S OWN NEGLIGENCE, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE), except to the extent of Beneficiary's gross negligence or willful misconduct and except as a result of Beneficiary's failure to perform or cause to be performed Grantor's obligations under the Leases and contracts in accordance with the terms thereof, to the extent arising from and after the date of Beneficiary's taking exclusive possession of the affected portion of the Trust Estate pursuant to the remedies provided for in Sections 5.1(c) or 5.3.

     (d) Any entering upon and taking possession and control of the affected portion of the Trust Estate by Beneficiary or the receiver and any application of Rents as provided herein shall not cure or waive any Default Event hereunder or invalidate any other right or remedy of Beneficiary under Governmental Requirements or provided therein.

     Section 15.07 Remedies Not Exclusive. Beneficiary shall be entitled to enforce payment and performance of any obligations and to exercise all rights and powers under this Deed of Trust or under any Loan Documents or other agreement or any Governmental Requirements now or hereafter in force, notwithstanding some or all of the Secured Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Beneficiary's right to realize upon or enforce any other security now or hereafter held by Beneficiary, it being agreed that Beneficiary shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Beneficiary is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary, or to which Beneficiary may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary. Beneficiary may pursue inconsistent remedies.

                                   ARTICLE XVI

                                  Miscellaneous

     Section 16.01 Advances by Beneficiary or Trustee. Each and every covenant of Grantor herein contained shall be performed and kept by Grantor solely at Grantor's expense. If Grantor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Beneficiary (either directly or on its behalf by the Trustee or any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Grantor's behalf, and Grantor hereby agrees to repay such sums and any attorneys' fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Beneficiary at the Default Rate. All such advances shall be additional indebtedness secured by this Deed of Trust and shall be Secured Obligations under the Loan Documents. No such advance will be deemed to relieve Grantor from any Default Event hereunder.

     Section 16.02 Defense of Claims. Grantor shall promptly notify Beneficiary in writing of the commencement of any legal proceedings affecting Grantor's title to the Trust Estate or Trustee's or Beneficiary's Lien on or in the Trust Estate, or any part thereof, and shall take such action, employing attorneys agreeable to Beneficiary, as may be necessary to preserve Grantor's, Trustee's and Beneficiary's rights affected thereby. If Grantor fails or refuses to adequately or vigorously, in the sole judgment of Beneficiary, defend Grantor's, Trustee's or Beneficiary's rights to the Trust Estate, Trustee or Beneficiary may take such action on behalf of and in the name of Grantor and at Grantor's expense. Moreover, Beneficiary or Trustee on behalf of Beneficiary, may take such independent action in connection therewith as they may in their discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Trust Estate. All costs, expenses and attorneys' fees incurred by Beneficiary or Trustee pursuant to this Section 6.2 or in connection with the defense by Beneficiary of any claims, demands or litigation relating to Grantor, the Trust Estate or the transactions contemplated in this Deed of Trust shall be paid by Grantor on demand plus interest thereon from the date of the advance by Beneficiary or the Trustee until reimbursement of Beneficiary or the Trustee, respectively, at the Default Rate.

     Section 16.03 Survival. All releases and indemnifications provided herein shall survive the payment of the Secured Obligations and the termination or non-renewal of any of the Loan Documents.

     Section 16.04 Amendments and Other Security. Beneficiary may take or hold other security for the Secured Obligations without notice to or consent of Grantor. The acceptance of this Deed of Trust by Beneficiary shall not waive or impair any other security Beneficiary may have or hereafter acquire to secure the payment of the Secured Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted.

Beneficiary or Trustee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Deed of Trust. This Deed of Trust may not be amended, waived or modified except in a written instrument executed by both Grantor and Beneficiary.

     Section 16.05 Security Agreement, Financing Statement and Fixture Filing. This Deed of Trust will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law. As a financing statement, this Deed of Trust is intended to cover all of the Personal Property and Fixtures including Grantor's right, title and interest in all Hydrocarbons as and after they are extracted and all accounts arising from the sale thereof at the wellhead, except for any portion of the foregoing that consists of Excluded Property. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to ANY FIXTURE included within the Trust Estate. This Deed of Trust shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Land and Fixtures are located as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which any Trust Estate is located. At Beneficiary's request Grantor shall execute financing statements covering the Personal Property and Fixtures, excluding Excluded Property, which financing statements may be filed in the appropriate office of the state in which any of the Trust Estate is located or where Grantor has its principal place of business or in the county where Grantor has its principal place of business. Furthermore, Grantor hereby irrevocably authorizes Beneficiary and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Grantor where permitted by law, in order to cause any security interest granted under this Deed of Trust to be and remain an Acceptable Security Interest. A photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement.

     Section 16.06 Unenforceable or Inapplicable Provisions. If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of Trustee and Beneficiary in order to carry out the provisions hereof.

     Section 16.07 Waiver by Beneficiary. No delay or omission by Trustee or Beneficiary in the exercise of any right, power or remedy hereunder will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. Any and all covenants in this Deed of Trust may from time to time by instrument in writing by Beneficiary be waived, in accordance with the terms of the Credit Agreements, to such extent and in such manner as Beneficiary may desire, but no such waiver will ever affect or impair Trustee's or Beneficiary's rights hereunder, except to the extent specifically stated in such written instrument.

     Section 16.08 Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical.

     Section 16.09 Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas.

     Section 16.10 Notice. All notices, consents, approvals or other communications required or permitted to be given by Grantor, Beneficiary, or the Trustee shall be given and deemed to be received in the same manner as required or permitted pursuant to Section 10.01 of the Credit Agreements. Any notices to be given to the Trustee shall be delivered to Trustee at the address set forth herein with a copy to Beneficiary.

     Section 16.11 Condemnation. All awards and payments hereafter made for the taking of or injury to the Trust Estate or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise shall be held and applied by Grantor in compliance with the terms of Section 7.04 of the Credit Agreements.

     Section 16.12 Successors and Assigns. This Deed of Trust is binding upon Grantor, Grantor's successors and assigns, and shall inure to the benefit of the Trustee, Beneficiary and their successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

     Section 16.13 Articles and Section Headings. The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.

     Section 16.14 No Offsets, Etc. Grantor hereby represents, warrants and covenants to Trustee and Beneficiary that there are no offsets, counterclaims or defenses at law or in equity against this Deed of Trust.

     Section 16.15 Environmental Responsibility. Notwithstanding anything to the contrary herein or in any other Loan Document, nothing shall give Beneficiary the right to influence or direct hazardous waste disposal decisions or treatments, such decisions or treatments being the sole responsibility of Grantor.

     Section 16.16 Future Advances. It is within the contemplation and intent of the parties that Grantor may also issue additional notes or other agreements (the "Additional Notes") from time to time in order to evidence additional indebtedness of Grantor to Beneficiary. The Additional Notes shall be equally and proportionately secured by the Lien of this Deed of Trust, without preference, priority or distinction as to lien or otherwise, notwithstanding the date of issuance thereof. It is understood and agreed that this Deed of Trust secures Grantor's Obligations relating to present and future advances and that the Lien of such future advances shall relate to the date of this Deed of Trust.

     Section 16.17 Trustee. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by Trustee in good faith to be genuine. All moneys received by Trustee need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder. Grantor hereby ratifies and confirms any and all acts which the Trustee or his successor(s) or substitute(s) shall do lawfully by virtue hereof. TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (EXPRESSLY INCLUDING TRUSTEE'S OWN NEGLIGENCE, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE), EXCEPT FOR TRUSTEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. GRANTOR WILL REIMBURSE TRUSTEE FOR, AND SAVE HIM HARMLESS AGAINST, ANY AND ALL LIABILITY AND EXPENSES WHICH MAY BE INCURRED BY HIM IN THE PERFORMANCE OF HIS DUTIES. THE FOREGOING INDEMNITY SHALL NOT TERMINATE UPON DISCHARGE OF THE SECURED OBLIGATIONS OR FORECLOSURE, OR RELEASE OR OTHER TERMINATION, OF THIS DEED OF TRUST.

     Section 16.18 Successor Trustees. The Trustee may resign in writing addressed to Beneficiary or be removed at any time with or without cause by an instrument in writing duly executed by Beneficiary. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of law, and in the absence of any requirement, without other formality other than an appointment and designation in writing. The appointment and designation will vest in the named successor Trustee all the estate and title of the Trustee in all of the Trust Estate and all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee. All references herein to the Trustee will be deemed to refer to any successor Trustee from time to time acting hereunder.

     Section 16.19 Usury Not Intended. It is the intent of Grantor and Beneficiary in the execution and performance of this Deed of Trust and the other Loan Documents to contract in strict compliance with applicable usury laws, if any, governing the Secured Obligations including such applicable usury laws as are from time-to-time in effect. In furtherance thereof, Beneficiary and Grantor stipulate and agree that none of the terms and provisions contained in this Deed of Trust or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Deed of Trust and the other Loan Documents; and in the event that, not withstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Secured Obligations, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and Beneficiary shall credit the same on the principal of the Secured Obligations (or if the Secured Obligations shall have been paid in full, refund said excess to Grantor). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, Grantor and Beneficiary shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Secured Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Secured Obligations.

     Section 16.20 Lenders' Opt-Out Option. Once the Required Lenders have elected to or directed the Beneficiary to foreclose upon the Trust Estate, each Lender has the right to elect to have any Obligations owing to it cease to be secured under this Deed of Trust and to receive no benefit from, and have no rights to, the Trust Estate. To exercise this right, the electing Lender must give written notice of such election to the Beneficiary at least one Business Day before the scheduled foreclosure date. Upon the Beneficiary's receipt of such notice (a) any Obligations owing to such electing Lender shall automatically cease to be secured under this Deed of Trust and such Lender automatically shall have no rights to the Trust Estate or proceeds therefrom;
(b) such electing Lender's only claim for repayment shall be (i) if such electing Lender is a Lender under the Term Agreement, a claim against the Grantor under the Term Agreement and such Lender's Note under the Term Agreement, secured only by the Security Agreement, and (ii) if such electing Lender is a Lender under the Revolving Agreement, a claim against the Grantor under the Revolving Agreement and such Lender's Note under the Revolving Agreement, secured only by the Security Agreement; and (c) the Beneficiary, the Agent under the Term Agreement, the Agent under the Revolving Agreement, the Issuers under the Revolving Agreement, and the other Lenders shall have no obligations whatsoever to such electing Lender under this Deed of Trust.

THIS DEED OF TRUST, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed and delivered by its duly authorized officer as of the date set forth on the cover page.

                                          LYONDELL-CITGO REFINING LP, a Delaware
                                          limited partnership

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________



THE STATE OF _________ (S)
                       (S)
COUNTY OF ___________  (S)

          BEFORE ME, the undersigned authority, on this day personally appeared ____________________, _______________________ of LYONDELL-CITGO REFINING LP, a
Delaware limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and he acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of such Delaware limited partnership.

          ALL OF THE FOREGOING GIVEN UNDER (WITNESS) MY HAND AND SEAL OF OFFICE this ____th day of ____________, ______.


                                          ______________________________________
                                          NOTARY PUBLIC in and for the
                                          State of Texas
                                          My commission expires:________________

                                                                  EXHIBIT 1.01-A

                       FORM OF QUALIFIED SUBORDINATED DEBT
                   THIS NOTE IS NOT TRANSFERABLE OR ASSIGNABLE
                     (EXCEPT AS PROVIDED UNDER "ASSIGNMENT")
                                 PROMISSORY NOTE

$_____________(U.S.)                                         _____________, ____
                                                             Houston, Texas

FOR VALUE RECEIVED, and intending to be legally bound, LYONDELL-CITGO Refining LP, a Delaware limited partnership (the "Maker"), promises to pay to ____________ (the "Payee") at its offices located at ___________, _____________, in lawful money of the United States of America and in immediately available funds, ________________________ AND NO/100 DOLLARS ($___________________), or so
much thereof as may be advanced and outstanding hereunder prior to maturity, together with interest thereon at the annual rate specified below.

                                  INTEREST RATE

The unpaid principal of this Note shall bear interest from the date of advance to maturity during any Interest Period (as defined herein), at a rate per annum that shall be equal to the lesser of (i) LIBOR (as defined herein) plus the Basis Points (as defined herein) or (ii) the Highest Lawful Rate (as defined herein).

"Basis Points", for the purposes of this Note, shall mean the percentage points added to LIBOR for purposes of determining the rate of interest this Note shall bear for any Interest Period. "Interest Period", for the purposes of this Note, shall mean any period of 30 days, 180 days or 360 days beginning on the advancement date (in the case of the initial Interest Period) or on the last day of the next preceding Interest Period (in the case of any subsequent Interest Period).

For the purposes of this Note, "LIBOR", with respect to any Interest Period, means the rate of interest (expressed as an annual rate), as it appears on the display screen of the Dow Jones Telerate Service or the Reuter Monitor Money Rates Service, at which deposits in United States dollars are offered to major banks in the London interbank market, at approximately __:__ _.m. (New York time) on the second London Banking Day before the first day of that Interest Period in an amount substantially equal to the amount of the unpaid principal scheduled to be outstanding throughout that Interest Period.

Not later than two days before the commencement of each Interest Period (including the initial Interest Period), the Payee shall provide the Maker with three Basis Point options for the succeeding Interest Period, with one option being based on interest being reset at 30 days, another at 180 days and the third at 360 days. The Payee shall make a good faith effort to set the Basis Point options that correspond to the Interest Periods in accordance with current market conditions and as if the Maker has a long-term debt rating issued by Standard & Poor's Corporation and its successors of at least BBB+. On the day prior to the commencement of each Interest Period (including the initial Interest Period), the Maker shall, in its sole discretion, select the duration of each successive Interest Period (and thus the Basis Points that correspond to such Interest Period) and shall notify the Payee of its selection. If the Maker does not so notify the Payee, the duration of the succeeding Interest Period shall be 30 days (and the Basis Points shall be those that correspond to such 30 day Interest Period).

All past due principal and, to the fullest extent permitted by applicable law, interest shall bear interest after the due date thereof at the rate per annum equal to the lesser of (i) the rate of interest payable under this Note on the date of default plus 3% or (ii) the Highest Lawful Rate.

Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

                               TERMS OF REPAYMENT

Interest on the unpaid principal amount of this Note shall be due and payable quarterly, commencing on _____________, [__] __, and continuing regularly and quarterly thereafter on the _____ day of each [March, June, September, December] until maturity. On __________, [__] ___, [the applicable date under the Qualified Subordinated Debt definition], the entire unpaid principal balance of this Note, together with all accrued unpaid interest, shall be due and payable in full.

                                   PREPAYMENT

The Maker reserves the right to prepay this Note, in whole or in part, at any time, without penalty or notice. All prepayments hereunder, whether designated as payments of principal or interest, shall be applied first to accrued and unpaid interest, if any, and then to principal.

                   TERMS OF ISSUANCE; ADJUSTMENT OF PRINCIPAL

This Note is issued pursuant to the terms of the Maker's limited partnership agreement, as now or hereafter in effect ("Partnership Agreement"). Reference is hereby made to the Partnership Agreement for the terms and provisions thereof, to which this Note is in all respects subject, including, without limitation, provisions for the reduction of the principal amount to be repaid hereunder.

                                  SUBORDINATION

Repayment of this Note by the Maker is fully subordinated to the prior payment in full of any indebtedness of the Maker for borrowed money, whether now outstanding or subsequently incurred ("Senior Indebtedness").

In the event that the Maker shall default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or in the event that any event of default with respect to Senior Indebtedness shall have occurred and be continuing, or would occur as a result of the payment referred to herein, then, upon written notice of such default or event of default to the Maker by the holders of Senior Indebtedness or any trustee therefor, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or interest on this Note.

In the event of any insolvency, bankruptcy, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding-up of or relating to the Maker as a whole, whether voluntary or involuntary, all obligations of the Maker to holders of Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall be entitled to be paid in full before any payment shall be made on any account of the principal of or interest on this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Payee, together with the holders of any obligations of the Maker ranking on a parity with this Note, shall be entitled to be paid from the remaining assets of the Maker the amounts at the time due and owing on account of unpaid principal of and interest on this Note before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Maker ranking junior to this Note.

                                     DEFAULT

If any payment provided herein, either of principal or interest, is not paid when due or within five days of delivery by Payee to Maker of written notice of such failure to pay, or in the event of the insolvency or bankruptcy of the Maker hereof or if any proceedings in bankruptcy or for the relief of debtors or readjustment of debts is filed by or against the Maker hereof, then the Payee may, at its option, declare this Note to be forthwith due and payable.

                        WAIVER; UNCONDITIONAL OBLIGATION

All signers and endorsers of this Note are to be regarded as principals as to their respective joint and several liability to any legal holder hereof, and the Maker and each of the guarantors, sureties and endorsers, to the fullest extent permitted by applicable law, hereby expressly and severally waive grace, and all notices, demands, presentments for payment, notice of nonpayment, protest and notice of protest, notice of intent to accelerate, notice of acceleration of the indebtedness due hereunder, and diligence in collecting this Note or enforcing any security rights of the Payee under any document securing this Note, and agree (i) that the Payee may, at any time, and from time to time, extend the date of maturity of all or any part hereof, without notifying or consulting with the Maker or principal hereof, who shall remain fully obligated for the payment hereof; (ii) that it will not be necessary for the Payee, in order to enforce payment of this Note, to first institute or exhaust its remedies against the Maker or other party liable therefor or to enforce its rights against any security for this Note; and (iii) to any substitution, exchange or release of any security now or hereafter given for this Note, or the release of any party primarily or secondarily liable hereon, or any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Maker or any guarantors, sureties and endorsers in respect of the obligations of any such party in respect of this Note.

                       REIMBURSEMENT OF COSTS AND EXPENSES

To the fullest extent permitted by applicable law, if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Maker agrees to pay to the Payee the reasonable costs and reasonable attorney's fees incurred in the collection hereof.

                         NO WAIVER; ELECTION OF REMEDIES

No failure by the Payee to exercise, and no delay in exercising, any right or remedy hereunder or under any document, instruments or agreements executed in connection herewith shall constitute a waiver thereof on the part of the Payee; nor shall any single or partial exercise of any right or remedy under any documents, instruments or agreements executed in connection herewith preclude any other or further exercise thereof or the exercise of any other right or remedy.

                              USURY SAVINGS CLAUSE

It is the intention of the parties hereto to conform strictly to applicable usury laws regarding the use, forbearance or detention of the indebtedness evidenced by this Note whether such laws are now or hereafter in effect, including the laws of the United States of America or any other jurisdiction whose laws are applicable, and including any subsequent revisions to or judicial interpretations of those laws, in each case to the extent they are applicable to this Note (the "Applicable Usury Laws"). Accordingly, if any acceleration of the maturity of this Note or any payment by the Maker or any other person results in the Maker or such other person having paid any interest in excess of the Maximum Amount, as hereinafter defined, or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, it is agreed as follows: (i) the provisions of this paragraph shall govern and control;

(ii) the aggregate of all interest under Applicable Usury Laws that is contracted for, charged or received under this Note shall under no circumstances exceed the Maximum Amount, and any excess shall be promptly refunded to the Maker by the Payee; (iii) neither the Maker nor any other person shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount; and (iv) the effective rate of interest on this Note shall be ipso facto reduced to the Highest Lawful Rate, as hereinafter defined, and the provisions of this Note immediately shall be deemed reformed, without the necessity of the execution of any new document or instrument, so as to comply with all Applicable Usury Laws. All sums paid, or agreed to be paid, to the Payee for the use, forbearance or detention of the indebtedness of the Maker to the Payee evidenced by this Note shall, to the fullest extent permitted by the Applicable Usury Laws, be amortized, pro rated, allocated and spread throughout the full term of the indebtedness evidenced by this Note so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term hereof. As used herein, the term "Maximum Amount" means the maximum nonusurious amount of interest which may be lawfully contracted for, charged or received by the Payee in connection with the indebtedness evidenced by this Note under all Applicable Usury Laws, and the term "Highest Lawful Rate" means the maximum rate of interest, if any, that may be charged the Maker under all Applicable Usury Laws on the principal balance of this Note from time to time outstanding.

                                   ASSIGNMENT

This Note may not be transferred or assigned by the Payee to any person; provided, however, that the Payee may transfer or assign this Note to a bona fide affiliate of the Payee (which affiliate shall also be referred to herein as "Payee").

                                  GOVERNING LAW

THIS NOTE SHALL BE SUBJECT TO AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES.

               JURISDICTION; AGENT FOR SERVICE OF PROCESS; WAIVER

ANY JUDICIAL PROCEEDING BROUGHT AGAINST EITHER OF THE PARTIES TO THIS NOTE OR ANY DISPUTE UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY MATTER RELATED HERETO SHALL BE BROUGHT IN A STATE OR FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS NOTE, EACH OF THE PARTIES TO THIS NOTE ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT (AS FINALLY ADJUDICATED) RENDERED THEREBY IN CONNECTION WITH THIS NOTE. EACH OF THE PARTIES SHALL APPOINT CT CORPORATION SYSTEM, THE PRENTICE-HALL CORPORATION SYSTEM, INC. OR A SIMILAR ENTITY (THE "AGENT"), AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY PROCEEDING IN A STATE OR FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK BY ENTERING INTO AN AGREEMENT AS OF THE DATE OF THIS NOTE WITH THE AGENT TO SUCH EFFECT, AND EACH PARTY SHALL MAINTAIN SUCH AGREEMENT (OR AN APPROPRIATE SUBSTITUTE TO THE SAME EFFECT WITH THE SAME OR A DIFFERENT AGENT) FOR THE ENTIRE TERM OF THIS NOTE. THE FOREGOING CONSENTS TO JURISDICTION AND APPOINTMENTS OF AGENT AND TO RECEIVE SERVICE OF PROCESS SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE

OF PROCESS IN THE STATE OF NEW YORK FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE RESPECTIVE PARTIES TO THIS NOTE. IN LIGHT OF THE EXPRESS INTENT OF THE PARTIES TO SUBMIT TO THE JURISDICTION OF NEW YORK COURTS FOR THE RESOLUTION OF ANY AND ALL DISPUTES ARISING UNDER THIS NOTE, THE PARTIES FURTHER HEREBY WAIVE ANY AND ALL AFFIRMATIVE DEFENSES THEY COULD OR MIGHT OTHERWISE BE ABLE TO ASSERT BASED ON AN ALLEGED INCAPACITY OF THE MAKER TO ASSERT A CLAIM OR COUNTER-CLAIM IN EITHER THE FEDERAL OR STATE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN. THE AFFIRMATIVE DEFENSES AND MOTIONS HEREBY WAIVED INCLUDE BUT ARE NOT LIMITED TO OBJECTIONS TO SUIT PURSUANT TO N.Y. BUSINESS CORPORATION LAW ss. 1312, N.Y. PARTNERSHIP LAW ss.121-907, N.Y. CLS GENERAL BUSINESS LAW ss. 130 SUBD. 1(ii)(a) AND N.Y. GENERAL ASSOCIATIONS LAW ss. 18(4). THE PARTIES WAIVE ALL AFFIRMATIVE DEFENSES AND DEFENSIVE MOTIONS PREDICATED ON, BUT NOT LIMITED TO, THE FOREGOING STATUTORY PROVISIONS WITH FULL KNOWLEDGE OF THEIR RIGHTS, IF ANY, UNDER THOSE PROVISIONS. IT IS THE EXPRESS AND KNOWING INTENTION OF THE PARTIES TO WAIVE THE RIGHT TO ASSERT AS AN AFFIRMATIVE DEFENSE THE LEGAL INCAPACITY OF THE MAKER TO MAINTAIN A CLAIM OR COUNTER-CLAIM ON THE GROUNDS THAT THE MAKER FAILED TO COMPLY WITH ANY OR ALL REGISTRATION, CERTIFICATION, NOTIFICATION, FILING OR DESIGNATION-OF-AGENT REQUIREMENTS SET FORTH AND ENFORCED BY THE FOREGOING OR ANY SIMILAR STATUTORY PROVISIONS.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed at the place and on the date first above appearing.

                                               LYONDELL-CITGO REFINING LP

                                               By:________
                                               Name:
                                               Title:
ATTEST

By:________________________________________
   Secretary